UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-11(c) or §240.14a-12

KELLOGG COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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In accordance with Rule 14a-6(d) under Regulation 14A of the Securities Exchange Act of 1934, as amended, please be advised that Kellogg Company intends to release definitive copies of the proxy statement to shareowners on or about March 10, 2020.

KELLOGG COMPANY, BATTLE CREEK, MICHIGAN 49017-3534
Dear Shareowner:
On behalf of the Board of Directors, it is our pleasure to invite you to attend the 2020 Annual Meeting of Shareowners of Kellogg Company. The meeting will be held at 1:00 p.m. Eastern Time on April 24, 2020 at the Kool Family Community Center, 200 W. Michigan Avenue, Battle Creek, Michigan.
The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. Please review this material for information concerning the business to be conducted at the meeting and the nominees for election as Directors.
We are pleased to take advantage of the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their shareowners on the Internet. We believe these rules allow us to provide our Shareowners with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.
Attendance at the Annual Meeting will be limited to Shareowners only. Please note that if you plan to attend the meeting you must request an admission ticket. You can obtain an admission ticket by registering online via www.proxyvote.com and following the instructions provided. You will need the 16-digit control number included on your proxy card, voter instruction form, or notice. Seating at the annual meeting location is limited and requests for tickets will be processed in the order in which they are received. If you do not pre-register for the meeting, a seat cannot be guaranteed. If seating is available, you will be issued an admission ticket at the on-site registration table by showing proof of Kellogg stock ownership. In any event, you must register if you wish to attend the annual meeting.
If any Shareowner needs special assistance at the meeting, please contact Shareowner Services at (269) 961-2800 or by email at investor.relations@kellogg.com.
Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote your shares as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy or voting instruction card by mail, you may sign, date and mail the card in the envelope provided.
Sincerely,
Steve Cahillane
Chairman and Chief Executive Officer

March , 2020

KELLOGG COMPANY
One Kellogg Square
Battle Creek, Michigan 49017-3534
NOTICE OF THE ANNUAL MEETING OF SHAREOWNERS
TO BE HELD APRIL 24, 2020

TO OUR SHAREOWNERS:
The 2020 Annual Meeting of Shareowners of Kellogg Company, a Delaware corporation, will be held at 1:00 p.m. Eastern Time on April 24, 2020 at the Kool Family Community Center, 200 W. Michigan Avenue, Battle Creek, Michigan, for the following purposes:

1.	To elect four Directors for a three-year term to expire at the 2023 Annual Meeting of Shareowners;

2.	To vote on an advisory resolution to approve executive compensation;

3.	To ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP for our 2020 fiscal year;

4.	To approve the amendment and restatement of the Kellogg Company 2002 Employee Stock Purchase Plan;

5.	To consider and act upon a management proposal to declassify our Board of Directors;

6.	To consider and act upon a Shareowner proposal to adopt a simple majority vote, if properly presented at the meeting; and

7.	To take action upon any other matters that may properly come before the meeting, or any adjournments thereof.
Only Shareowners of record at the close of business on February 28, 2020 will receive notice of and be entitled to vote at the meeting or any adjournments. We look forward to seeing you there.
By Order of the Board of Directors,
Gary Pilnick
Vice Chairman, Corporate Development, Chief Legal Officer, and Secretary

March , 2020

i

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PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREOWNERS
TO BE HELD ON FRIDAY, APRIL 24, 2020

ABOUT THE MEETING

Information About this Proxy Statement.
Why You Received this Proxy Statement.    You have received these proxy materials because our Board of Directors, which we refer to as the Board, is soliciting your proxy to vote your shares at the 2020 Annual Meeting of Shareowners of Kellogg to be held at 1:00 p.m. Eastern Time at the Kool Family Community Center, 200 W. Michigan Avenue, in Battle Creek, Michigan, on Friday, April 24, 2020, or any adjournments thereof. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”) and that is designed to assist you in voting your shares. On March , 2020, we began to mail to our Shareowners of record as of the close of business on February 28, 2020, either a notice containing instructions on how to access this proxy statement and our annual report online or a printed copy of these proxy materials. If you own our common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one notice or set of these proxy materials. To assist us in saving money and to serve you more efficiently, we encourage you to have all your accounts registered in the same name and address by contacting our transfer agent, Broadridge Corporate Issuer Solutions, Inc., P.O. Box 1342, Brentwood, NY 11717; phone number: (877) 910-5385 or e-mail: shareholder@broadridge.com.
Notice of Electronic Availability of Proxy Statement and Annual Report.    As permitted by SEC rules, we are making this proxy statement and our annual report available to our Shareowners electronically via the Internet. The notice of electronic availability contains instructions on how to access this proxy statement and our annual report and vote online. If you received a notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report. The notice also instructs you on how you may submit your proxy over the Internet or by telephone. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the notice.
Summary Processing.    The SEC’s rules permit us to print an individual’s multiple accounts on a single notice or set of annual meeting materials. This printing method is referred to as “summary processing” and may result in cost savings. To take advantage of this opportunity, we have summarized on one notice or set of annual meeting materials all of the accounts registered with the same tax identification number or duplicate name and address, unless we received contrary instructions from the impacted Shareowner prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the notice or annual meeting materials, as requested, to any Shareowner to which a single copy of those documents was delivered. If you prefer to receive separate copies of the notice or annual meeting materials, contact Broadridge Financial Solutions, Inc. at (800) 542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you are currently a Shareowner sharing an address with another Shareowner and wish to receive only one copy of future notices or annual meeting materials for your household, please contact Broadridge at the above phone number or address.
Who Can Vote — Record Date.    The record date for determining Shareowners entitled to vote at the Annual Meeting is February 28, 2020. Each of the approximately shares of Kellogg common stock issued and outstanding on that date is entitled to one vote at the Annual Meeting.
How to Vote — Proxy Instructions.    If you received a notice of electronic availability, you cannot vote your shares by filling out and returning the notice. The notice, however, provides instructions on how to vote by Internet, by telephone or by requesting and returning a paper proxy card or voting instruction card.
If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the shareowner of record. As the shareowner of record, you have the right to vote in person at the meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you are also invited to attend the meeting. Since a beneficial owner is not the shareowner of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from your broker, nominee or trustee that holds your shares, giving you the right to vote the shares at the meeting.
Whether you hold shares directly as a registered shareowner of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your broker, nominee or trustee. In most cases, you will be able to do this by telephone, by using the Internet or by mail if you received a printed set of the proxy materials.
By Telephone or Internet — You may submit your proxy by following the instructions provided in the notice of electronic availability, or if you received a printed version of the proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card. The telephone and Internet voting procedures have been set up for your convenience and have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. The deadline for voting by telephone or via the Internet is 11:59 p.m. Eastern Time on Thursday, April 23, 2020.
By Mail — If you received printed proxy materials, you may submit your proxy by mail by signing your proxy card if your shares are registered or, for shares held beneficially in street name, by following the voting instructions included by your broker, nominee or trustee, and mailing it in the enclosed envelope.
If you wish to vote using the proxy card, complete, sign, and date your proxy card and return it to us by April 23, 2020.
Whether you vote by telephone, over the Internet or by mail, you may specify: whether you approve, disapprove or abstain from voting on: each of the nominees for Director (Proposal 1); the advisory resolution to approve Kellogg’s executive compensation (Proposal 2); the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2020 (Proposal 3); the proposal to approve the amendment and restatement of the Kellogg Company 2002 Employee Stock Purchase Plan (Proposal 4); the management proposal to declassify the Board of Directors (Proposal 5); and the Shareowner Proposal, if properly presented at the meeting (Proposal 6).
When a properly executed proxy is received, the shares represented thereby, including shares held under our Dividend Reinvestment Plan, will be voted by the persons named as the proxy according to each Shareowner’s directions. Proxies will also be considered to be voting instructions to the applicable Trustee with respect to shares held in accounts under our Savings & Investment Plans and other applicable employee benefit plans.
If the proxy is properly executed but you do not specify how you want to vote your shares on your proxy card or voting instruction card, or voting by telephone or over the Internet, we will vote them “For” the election of all nominees for Director as set forth under Proposal 1 - Election of Directors below, “For” Proposals 2 through 5, and “Against” Proposal 6, or otherwise at the discretion of the persons named in the proxy card.
Revocation of Proxies.    If you are a shareowner of record, you may revoke your proxy at any time before it is exercised in any of three ways:

•	by submitting written notice of revocation to our Secretary;

•	by submitting another proxy by telephone, via the Internet or by mail that is later dated and, if by mail, that is properly signed; or

•	by voting in person at the meeting.
If your shares are held in street name, you must contact your broker, nominee or trustee to revoke and vote your proxy.
Quorum.    A quorum of Shareowners is necessary to hold a valid meeting. A quorum will exist if the holders representing a majority of the votes entitled to be cast by the Shareowners at the Annual Meeting are present, in person or by proxy. Broker “non-votes” and abstentions are counted as present at the Annual Meeting for purposes of determining whether a quorum exists. A broker “non-vote” occurs when a nominee, such as a bank or broker, holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under current New York Stock Exchange rules, nominees would have discretionary voting power for ratification of PricewaterhouseCoopers LLP (Proposal 3), but not for voting on the election of Directors (Proposal 1), the advisory resolution to approve Kellogg’s executive compensation (Proposal 2), the approval of the amendment and restatement of the Kellogg Company 2002 Employee Stock Purchase Plan (Proposal 4), the management proposal to declassify our Board of Directors (Proposal 5), or the Shareowner Proposal (Proposal 6).
Required Vote.    Our bylaws contain a majority voting standard for the election of Directors in an uncontested election, such as this election. This means that, in order to be elected in an uncontested election, a Director nominee must receive a greater number of votes cast “for” such Director nominee than votes cast “against” such Director nominee (excluding abstentions). In addition, our Board has adopted a policy governing what will occur in the event that a Director nominee does not receive the required vote for a nominee’s election. No Director will be nominated for election or otherwise be eligible for service on the Board unless and until the candidate has delivered an irrevocable resignation to the Nominating and Corporate Governance Committee that would be effective upon (i) the Director’s failure to receive the required vote in an election of Directors and (ii) the Board’s acceptance of his or her resignation. If any nominee is unable or declines to serve, proxies will be voted for the balance of those named and for the person designated by the Board to replace any nominee. However, the Board does not anticipate that this will occur. For more information about this policy, see “Corporate Governance — Majority Voting for Directors; Director Resignation Policy.”
The affirmative vote of the holders representing a majority of the shares present and entitled to vote at the Annual Meeting is necessary to approve the advisory resolution on Kellogg’s executive compensation (Proposal 2), to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2020 (Proposal 3), to approve the amendment and restatement of the Kellogg Company 2002 Employee Stock Purchase Plan (Proposal 4), and to approve the Shareowner Proposal (Proposal 6). The affirmative vote of holders representing at least two-thirds of the voting power of our outstanding common stock is necessary for approval of the amendment to the Certificate of Incorporation to declassify the Board of Directors (Proposal 5).
Shares present but not voted because of abstention will have the effect of a “no” vote on Proposals 2 through 6. If you do not provide your broker or other nominee with instructions on how to vote your “street name” shares, your broker or nominee will not be permitted to vote them on non-routine matters (a broker “non-vote”) such as Proposals 1, 2, 4, 5 and 6. Shares subject to a broker “non-vote” will not be considered entitled to vote with respect to Proposals 1, 2, 4, 5 and 6, and will have no effect on the outcome of Proposals 1, 2, 4, and 6, but will have the effect of a "no" vote on Proposal 5. Please note that brokers may not vote your shares on the election of directors in the absence of your specific instructions as to how to vote. We encourage you to provide instructions to your broker regarding the voting of your shares.
Other Business.    We do not intend to bring any business before the meeting other than that set forth in the Notice of the Annual Meeting and described in this proxy statement. However, if any other business should properly come before the meeting, the persons named in the proxy card intend to vote in accordance with their best judgment on that business and on any matters dealing with the conduct of the meeting pursuant to the discretionary authority granted in the proxy.
Costs.    We pay for the preparation and mailing of the Notice of the Annual Meeting and proxy statement. We have also made arrangements with brokerage firms and other custodians, nominees, and fiduciaries for forwarding proxy-soliciting materials to the beneficial owners of the Kellogg common stock at our expense. In addition, we have retained D.F. King & Co., Inc. to aid in the solicitation of proxies by mail, telephone, facsimile, e-mail and personal solicitation. For these services, we will pay D.F. King & Co., Inc. a fee of $16,000, plus reasonable expenses.
Directions to Annual Meeting.    To obtain directions to attend the Annual Meeting and vote in person, please contact Investor Relations at (269) 961-2800 or at investor.relations@kellogg.com.

SECURITY OWNERSHIP

Five Percent Holders.    The following table shows each person who, based upon their most recent filings or correspondence with the SEC, beneficially owns more than 5% of our common stock.

Beneficial Owner/Address	Shares Beneficially Owned		Percent of Class on December 31, 2019
W.K. Kellogg Foundation Trust(1) c/o Northern Trust Corporation 50 South LaSalle Street Chicago, IL 60603	66,114,831	(2)	19.4%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	27,118,644	(3)	7.9%
Gordon Gund 14 Nassau Street Princeton, NJ 08542-4523	24,171,780	(4)	7.1%
KeyCorp 127 Public Square Cleveland, OH 44114-1306	24,128,733	(5)	7.1%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	20,547,572	(6)	6.0%

(1)
According to a Schedule 13G/A filed with the SEC on February 12, 2020, the W.K. Kellogg Foundation Trust (the “Kellogg Trust”) shares voting and investment power with the W.K. Kellogg Foundation (the “Kellogg Foundation”) and the trustees of the Kellogg Trust with respect to 62,731,838 shares of Kellogg Company, or 18.4% of our outstanding shares on December 31, 2019. As of that date, the trustees of the Kellogg Trust were Steve Cahillane, Ramón Murguía, La June Montgomery Tabron and Northern Trust Company. The Kellogg Foundation, a Michigan charitable corporation, is the sole beneficiary of the Kellogg Trust. Under the agreement governing the Kellogg Trust (the “Agreement”), at least one trustee of the Kellogg Trust must be a member of the Kellogg Foundation’s Board, and one member of our Board must be a trustee of the Kellogg Trust. The Agreement provides if a majority of the trustees of the Kellogg Trust (which majority must include the corporate trustee) cannot agree on how to vote the Kellogg stock, the Kellogg Foundation has the power to direct the voting of such stock. With certain limitations, the Agreement also provides that the Kellogg Foundation has the power to approve successor trustees, and to remove any trustee of the Kellogg Trust. The shares of Kellogg Company owned directly by Mr. Cahillane and Ms. Montgomery Tabron are reflected in the Officer and Director Stock Ownership table below.

(2)
According to a Schedule 13G/A filed with the SEC on February 12, 2020, Northern Trust Corporation has sole voting power for 442,330 shares, shared voting power for 65,660,489 shares (including those shares beneficially owned by the Kellogg Trust), sole investment power for 1,838,819 shares and shared investment power for 63,856,611 shares (including those shares beneficially owned by the Kellogg Trust). Northern Trust Corporation, as parent holding company for The Northern Trust Company, as trustee of the Kellogg Trust, shares voting and investment power with the other three trustees with respect to the 62,731,838 shares owned by the Kellogg Trust, which shares are reflected in Northern Trust Corporation’s totals above. The remaining shares not owned by the Kellogg Trust that are disclosed in the table above represent shares beneficially owned by Northern Trust Corporation and The Northern Trust Company unrelated to the Kellogg Trust.

(3)	According to a Schedule 13G/A filed with the SEC on February 5, 2020, BlackRock, Inc. has sole voting power for 24,404,490 shares and sole investment power for 27,118,644 shares.

(4)
According to a Schedule 13G/A filed with the SEC on February 7, 2020, Gordon Gund has sole voting power for 23,979,911 shares, shared voting power for 191,869 shares, sole investment power for 0 shares and shared investment power for 191,869 shares. The shares over which Gordon Gund has sole voting power are held by various trusts for the benefit of certain members of the Gund family, as to which shares Gordon Gund disclaims beneficial ownership.

(5)
According to a Schedule 13G/A filed with the SEC on January 10, 2020, KeyCorp, as trustee for certain Gund family trusts, including the trusts discussed under (4) below, as well as other trusts, has sole voting power for 53,212 shares, shared voting power for 5,349 shares, sole investment power for 24,100,613 shares and shared investment power for 25,050 shares.

(6)
According to a Schedule 13G/A filed with the SEC on February 12, 2020, The Vanguard Group has sole voting power for 380,188 shares, shared voting power for 108,537 shares, sole investment power for 20,083,600 shares and shared investment power for 463,972 shares.

Officer and Director Stock Ownership.    The following table shows the number of shares of Kellogg common stock beneficially owned as of January 15, 2020, by each Director, each executive officer named in the Summary Compensation Table and all Directors and executive officers as a group.

Name	Shares(1)	Options(2)	Deferred Stock Units(3)	Total Beneficial Ownership(4)	Percentage
Non-NEO Directors
Stephanie Burns	16,092	0	5,552	21,644	*
Carter Cast	7,475	0	0	7,475	*
Richard Dreiling	9,792	0	6,031	15,823	*
Rod Gillum	3,245	0	1,601	4,846
Zachary Gund (5)	1,645,758	0	9,545	1,655,303	*
Jim Jenness	39,162	0	13,392	52,554	*
Donald Knauss	37,663		0	37,663	*
Mary Laschinger	20,260	0	13,423	33,683	*
Erica Mann	3,245	0	0	3,245	*
La June Montgomery Tabron (6)	16,092	0	0	16,092	*
Carolyn Tastad	11,196	0	0	11,196	*
Named Executive Officers
Steve Cahillane (6)	33,755	237,703	8,074	279,532	*
Amit Banati (7)	34,303	132,726	0	167,029	*
Chris Hood	21,689	264,246	0	285,935	*
Gary Pilnick	52,707	345,553	0	398,260	*
Alistair Hirst	36,961	264,926	0	301,887	*
Fareed Khan (8)	9,880	165,483	0	175,363	*
All Directors and executive officers as a group (23 persons)(9)	2,030,933	1,604,043	57,617	3,692,593	1.1

*	Less than 1%.

(1)
Represents the number of shares beneficially owned, excluding shares which may be acquired through exercise of stock options and units held under our deferred compensation plans. Includes (i) restricted stock units that vested within 60 days of January 15, 2020; and (ii) the following number of shares held in Kellogg’s Grantor Trust for Directors and Executives related to the annual grants of deferred shares for Non-Employee Directors, which shares are subject to restrictions on voting and investment: Dr. Burns, 16,092 shares; Mr. Cast, 7,475 shares; Mr. Dreiling, 9,764 shares, Mr. Gillum, 3,245 shares; Mr. Zachary Gund, 13,901 shares; Mr. Jenness, 26,735 shares; Mr. Knauss, 37,578 shares; Ms. Laschinger, 20,260 shares; Ms. Mann, 3,245 shares; Ms. Montgomery Tabron, 16,092 shares; Ms. Tastad 11,196 shares; and all Directors as a group, 165,583 shares.

(2)	Represents options that were exercisable on January 15, 2020 and options that become exercisable within 60 days of January 15, 2020.

(3)
Represents the number of common stock units held under our deferred compensation plans as of January 15, 2020. For additional information, refer to “2019 Director Compensation and Benefits — Elective Deferral Program” and “Compensation Discussion and Analysis — Compensation Policies — Deductibility of Compensation and Other Related Issues” for a description of these plans.

(4)	None of the shares listed have been pledged as collateral.

(5)
Includes: (i) 3,657 shares held by a trust for the benefit of Mr. Zachary Gund and certain members of his family, of which Mr. Zachary Gund is one of several trustees; (ii) 9,200 shares held in a trust for the benefit of certain members of Mr. Zachary Gund’s family, of which a family member of Mr. Zachary Gund’s is the trustee; and (iii) 1,619,000 shares held in family partnerships, the partners of which include a trust for the benefit of Mr. Zachary Gund and he serves as a manager of these partnerships. As a result of these relationships, Mr. Zachary Gund may have voting and dispositive power over all such shares. Mr. Zachary Gund disclaims beneficial ownership of these shares except to the extent of his pecuniary interest.

(6)
Does not include shares owned by the Kellogg Trust, as to which Mr. Cahillane and Ms. Montgomery Tabron, as trustees of the Kellogg Trust as of the date of this table, hold voting and investment power, or shares as to which the Kellogg Trust or the Kellogg Foundation have a current beneficial interest.

(7)	Mr. Banati was appointed our CFO effective July 1, 2019.

(8)	Mr. Khan departed Kellogg effective June 30, 2019.

(9)
Includes 3,657 shares held by a trust for the benefit of the applicable Director and certain family members, of which the applicable Director disclaims beneficial ownership except to the extent of the applicable Director’s pecuniary interest; 9,200 shares held in a trust for the benefit of certain family members of the applicable Director, of which the applicable Director disclaims beneficial ownership except to the extent of the applicable Director’s pecuniary interest; 1,619,000 shares held in family partnerships, of which the applicable Director disclaims beneficial ownership except to the extent of the applicable Director’s pecuniary interest; 85 shares held in a trust, of which the applicable Director and his wife share voting and investment power; and 1,021 shares held in our Savings & Investment Plans.

CORPORATE GOVERNANCE

Board-Adopted Corporate Governance Guidelines.    We operate under corporate governance principles and practices (the “Corporate Governance Guidelines”) that are designed to maximize long-term Shareowner value, align the interests of the Board and management with those of our Shareowners and promote high ethical conduct among our Directors and employees. The Corporate Governance Guidelines include the following:

•
A majority of the Directors, and all of the members of the Audit Committee, Compensation and Talent Management Committee (“C&T Committee”), and Nominating and Governance Committee, are required to meet the independence requirements of the New York Stock Exchange and the SEC.

•
One of the Directors is designated a Lead Director, who chairs and may call executive session meetings of the independent, non-employee Directors, approves proposed meeting agendas and schedules, and establishes a method for Shareowners and other interested parties to communicate with the Board.

•	The Board reviews CEO succession planning at least once per year.

•	The Board and each Board committee have the power to hire independent legal, financial or other advisors as they may deem necessary, at our expense.

•
The Corporate Governance Guidelines provide that non-employee Directors meet in executive session at least three times annually. As a general practice, the non-employee Directors meet in executive session at each in-person Board meeting, and did so in 2019. The non-employee Directors also meet in executive session at most in-person Committee meetings.

•	The Board and Board committees conduct annual performance evaluations to assess whether the Board, its committees, and the Directors are functioning effectively.

•
The independent members of the Board use the recommendations from the Nominating and Governance Committee and C&T Committee to conduct an annual review of the CEO’s performance and determine the CEO’s compensation.

•
Non-employee Directors who change their principal responsibility or occupation from that held when they were elected shall offer his or her resignation for the Board to consider the continued appropriateness of Board membership under the circumstances.

•	Directors have direct and regular access to officers and employees of the Company and can initiate contact or meetings directly or through the CEO or Secretary.

•	Continuing education is provided to Directors consistent with our Board education policy.

•
No Director may be nominated for a new term if he or she would attain the age limit of seventy-two or older at the time of election, unless the Board determines that it is in the best interest of Kellogg to re-nominate the independent Director for additional terms due to his or her unique capabilities or special circumstances.

•	No Director shall serve as a director, officer or employee of a competitor.

•	No Director should serve on more than four other public company boards, in addition to Kellogg.

•
All Directors are expected to comply with stock ownership guidelines for Directors, under which they are generally expected to hold at least five times their annual cash retainer in stock and stock equivalents.

Board Leadership Structure; Communication with the Board.    The following section describes Kellogg’s Board leadership structure, the reasons why the structure is in place at this time, the roles of various positions, and related key governance practices. The mix of experienced independent and management Directors that make up our Board, along with the independent role of our Lead Director and our independent Board Committee composition, benefits Kellogg and its Shareowners.

Independence; Board Mix. Our Board has an effective mix of independent and management directors. It is composed of ten independent Directors, Mr. Cahillane, our CEO, and Mr. Jenness (who was our Chairman until June 2014).
Independence; Committee Structure. In 2019, the Board had six standing Committees: (i) Audit, (ii) C&T, (iii) Nominating and Governance, (iv) Manufacturing, (v) Social Responsibility and Public Policy, and (vi) Executive. The Audit, C&T, and Nominating and Governance committees are composed solely of independent Directors, each with a different independent Director serving as committee chair.
Lead Director. The Board believes that it is beneficial to Kellogg and its Shareowners to designate one of the Directors as a Lead Director. The Lead Director serves a variety of roles, including reviewing and approving Board agendas, meeting materials and schedules to confirm the appropriate Board and committee topics are reviewed and sufficient time is allocated to each; liaising between the Chairman and CEO and non-management Directors if and when necessary and appropriate (that said, each Director has direct and regular access to the Chairman and CEO); presiding at the executive sessions of independent Directors and at all other meetings of the Board of Directors at which the Chairman of the Board is not present; calling an executive session of independent Directors at any time consistent with the Corporate Governance Guidelines; managing the annual evaluation process; and facilitating succession planning for the Board, including by having the Nominating and Governance Committee and the independent Directors regularly discuss and evaluate CEO succession plans. Don Knauss, an independent Director and the Chairman of the Nominating and Governance Committee, is currently our Lead Director. Mr. Knauss is an effective Lead Director for Kellogg due to, among other things, his independence, his board leadership experience as CEO, Chairman and Executive Chairman of The Clorox Company, strong strategic and financial acumen, commitment to ethics, extensive knowledge of the retail environment and branded consumer products, and deep understanding of Kellogg and its business obtained while serving as a Kellogg Director. Mr. Knauss may be contacted at donald.knauss@kellogg.com. Any communications which Shareowners or interested parties may wish to send to the Board may be directly sent to Mr. Knauss at this e-mail address.
Chairman / CEO. With respect to the roles of Chairman and CEO, the Corporate Governance Guidelines provide that the roles may be separated or combined, and the Board exercises its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. Upon Mr. Cahillane’s appointment as CEO on October 2, 2017, and John Bryant’s continuation of the role of Chairman, the roles were separated. Upon Mr. Bryant’s retirement from the Board on March 15, 2018, and Mr. Cahillane’s succession to the role of Chairman, the roles were again combined. At this time, the Board believes that combining the roles of Chairman and CEO, together with the separate, independent role of our Lead Director, is the most effective leadership structure for Kellogg for many reasons. In particular, the Board believes the combined role is appropriate because (a) Mr. Cahillane’s extensive knowledge and experience in a variety of areas, including strategy and strategic planning, branded consumer products and consumer dynamics, and innovation and research and development acquired as a result of his professional and other experiences, gives him the insight necessary to combine the responsibilities of strategic development and execution along with management of day-to-day operations, and (b) Mr. Cahillane’s knowledge of our business, operations and risks acquired in his role as CEO gives him the insight necessary to combine the responsibilities of strategic development along with management of day-to-day operations and execution. As stated in the Corporate Governance Guidelines, the Board believes that the combination or separation of these offices should continue to be considered as part of the succession planning process.
Self Evaluation. Our Board conducts an annual performance evaluation to determine whether the Board, its committees, and the Directors are functioning effectively. This includes survey materials as well as individual, private conversations between each Director and the Lead Director. The survey materials solicit feedback on organizational issues, business strategy and financial matters, board structure and meeting administration. The Directors use their private discussions with the Lead Director to provide feedback, identify themes for the Board to consider, suggest specific action steps and review Board agendas. The Board evaluation occurs during the first half of each year, between February and April. In addition, focus areas identified through the evaluation are incorporated into the Board’s agenda for the following year. In December, the Nominating and Governance Committee reviews progress against focus areas identified in the self-evaluation. Each Committee also conducts its own annual self-evaluation to assess the functioning of the committee and the effectiveness of the Committee members, including the Committee chair.

Our Corporate Governance Guidelines provide the flexibility for our Board to modify our leadership structure in the future as appropriate. We believe that Kellogg, like many U.S.-based companies, has been well-served by this flexible leadership structure.
Company Strategy. Strategic planning and oversight of the Company’s business strategy is a key responsibility of the Board, and the Board has deep experience and expertise in the areas of strategy and strategic development. The Board believes that overseeing and monitoring strategy is a continuous process and takes a multi-step approach in exercising its responsibilities. Our entire Board discusses the strategic priorities of the Company, taking into consideration global economic, consumer and other significant trends, as well as changes in the food industry and regulatory initiatives. The Board reviews the Company’s strategy periodically during the year, and dedicates at least one meeting each year to focus on a strategic review, including key elements of our strategy, such as innovation, expansion and strategic investments.  Topics are also embedded in the work of Committees.
While the Board and its committees oversee strategy and strategic planning, management is charged with executing the business strategy. To monitor performance against the Company’s strategic goals, the Board receives regular updates and actively engages in dialogue with our Company’s senior leaders.  The Board’s discussions are enhanced with first-hand experiences, such as visits to specific markets and interaction with key retailers, which provide Directors an opportunity to see strategy execution first hand.
The Board’s oversight and management’s execution of business strategy are intended to help promote the creation of long-term shareowner value in a sustainable manner, with a focus on assessing both opportunities available to us and risks that we may encounter.
Board Oversight of Enterprise Risk.    The Board utilizes our Enterprise Risk Management (“ERM”) process to assist in fulfilling its oversight of our risks. Management, who is responsible for day-to-day risk management, conducts a formal risk assessment of Kellogg’s business annually. The risk assessment process is global in nature and has been developed to identify and assess Kellogg’s current and emerging risks, including the nature of the risk, as well as to identify steps to mitigate and manage each risk (including how ERM is integrated into the Company’s internal audit plan). Over a hundred of our key business leaders, functional heads and other managers are surveyed and/or interviewed in a targeted and strategic manner to develop the Company’s holistic views on enterprise risks.
While risk oversight is a full Board responsibility, the responsibility for monitoring the ERM process has been delegated to the Audit Committee. As such, one of the leaders of the ERM process is the Vice President, Internal Audit, who reports to the Chair of the Audit Committee. The Audit Committee and the full Board at each of their regularly scheduled meetings receive an update on the key enterprise risks, including current status and action items.
The results of the risk assessment are reviewed with the Audit Committee and the full Board. The centerpiece of the assessment is the discussion of key risks which includes the potential magnitude and likelihood of each risk. As part of the process for assessing each risk, management identifies the nature of the risk, the senior executive responsible for managing the risk, the potential impact of the risk, management’s initiatives to manage the risk, the most recent Board or Committee update, and the timing of the next scheduled Board or Committee review.
The results of the risk assessment are then integrated into the Board’s processes. Oversight responsibility for each risk is allocated among the full Board and its Committees, and specific Board and Committee agendas are developed accordingly. Each Committee chair works directly with Kellogg’s key senior executive responsible for the matters allocated to the Committee to develop agenda topics, review materials to be discussed with the Committee, and otherwise discuss those topics relating to the particular Committee. Through this process, each key risk is reviewed at least annually, with many topics reviewed on several occasions throughout the year.
Due to the dynamic nature of risk and the business environment generally, at every Audit Committee meeting, the Company provides a status report on key enterprise risks, and regularly provides a more in depth report on select topics, such as cybersecurity. The Board and the Audit Committee are particularly focused on cybersecurity risk oversight, including response planning, disaster recovery and business continuity considerations. In addition, adjustments are made to Board and Committee agendas throughout the year so that enterprise risks are reviewed at the relevant times. This process facilitates the Board’s ability to fulfill its oversight responsibilities of Kellogg’s risks in a timely and effective manner.

Majority Voting for Directors; Director Resignation Policy.  Our bylaws contain a majority voting standard for the election of Directors in an uncontested election (that is, an election where the number of nominees is equal to the number of seats open). In an uncontested election, each nominee must be elected by the vote of a majority of the votes cast. A “majority of the votes cast” means the number of votes cast “for” a director’s election must exceed the number of votes cast “against” (excluding abstentions). No Director will be nominated for election or otherwise be eligible for service on the Board unless and until such candidate has delivered an irrevocable resignation to the Nominating and Corporate Governance Committee that would be effective upon (i) such Director’s failure to receive the required vote in an election of Directors and (ii) the Board’s acceptance of the resignation.
If a Director fails to achieve the required vote in an uncontested election, the Nominating and Governance Committee would promptly consider the resignation and recommend to the Board the action to be taken on the offered resignation.
The Board would act on the Nominating and Governance Committee’s recommendation no later than 90 days following the date of the Shareowners’ meeting where the election occurred. The Director whose resignation is under consideration shall not participate in the recommendation of the Nominating and Governance Committee or deliberations of the Board with respect to his or her nomination. Following the Board’s decision, Kellogg would promptly disclose in a current report on Form 8-K the decision whether to accept the resignation as tendered.
To the extent that a resignation is accepted, the Nominating and Governance Committee would recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.
Director Independence.    The Board has determined that all current Directors (other than Mr. Cahillane and Mr. Jenness) are independent based on the following standards: (a) no entity (other than a charitable entity) of which such a Director is an employee in any position or any immediate family member (as defined) is an executive officer, made payments to, or received payments from, Kellogg and its subsidiaries in any of the 2019, 2018, or 2017 fiscal years in excess of the greater of (1) $1,000,000 or (2) two percent of that entity’s annual consolidated gross revenues; (b) no such Director, or any immediate family member employed as an executive officer of Kellogg or its subsidiaries, received in any twelve month period within the last three years more than $120,000 per year in direct compensation from Kellogg or its subsidiaries, other than Director and committee fees and pension or other forms of deferred compensation for prior service not contingent in any way on continued service; (c) Kellogg did not employ such Director in any position, or any immediate family member as an executive officer, during the past three years; (d) no such Director was a current partner or employee of a firm that is Kellogg’s internal or external auditor (“Auditor”), no immediate family member of such Director was a current partner of the Auditor or an employee of the Auditor who personally worked on our audit, and no Director or immediate family member of such Director was during the past three years a partner or employee of the Auditor and personally worked on our audit within that time; (e) no such Director or immediate family member served as an executive officer of another company during the past three years at the same time as a current executive officer of Kellogg served on the compensation committee of such company; and (f) no other material relationship exists between any such Director and Kellogg or our subsidiaries.
The Board also considers from time to time commercial ordinary-course transactions as it assesses independence status, including transactions relating to selling product and marketing arrangements. The Board has concluded that these transactions did not impair Director independence for a variety of reasons including that the amounts in question were considerably under the thresholds set forth in our independence standards and the relationships were not deemed material.
Shareowner Recommendations for Director Nominees.    The Nominating and Governance Committee will consider Shareowner nominations for membership on the Board. For the 2021 Annual Meeting of Shareowners, nominations may be submitted to the Office of the Secretary, Kellogg Company, One Kellogg Square, Battle Creek, Michigan 49017, which will forward them to the Chairman of the Nominating and Governance Committee. Recommendations must be in writing and we must receive the recommendation not earlier than November 10, 2020 and not later than December 10, 2020. Recommendations must also include certain other requirements specified in our bylaws.
When filling a vacancy on the Board, the Nominating and Governance Committee identifies the desired skills and experience of a new Director and nominates individuals who it believes can strengthen the Board’s capabilities and further diversify the collective experience represented by the then-current Directors. The Nominating and

Governance Committee may, as it has done in the past, engage third parties to assist in the search and provide recommendations. Also, Directors are generally asked to recommend candidates for the position. The candidates would be evaluated based on the process outlined in the Corporate Governance Guidelines and the Nominating and Governance Committee charter, and the same process would be used for all candidates, including candidates recommended by Shareowners. For more information, see “Board and Committee Membership-Nominating and Governance Committee.”
Shareowner Nomination of Director Candidates for Inclusion in Proxy Statement for Annual Meeting. Our bylaws permit a Shareowner, or a group of up to 20 Shareowners, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in our proxy materials director candidates constituting up to the greater of two individuals or 20% of the Board, provided that the Shareowner(s) and the nominee(s) satisfy the requirements specified in the bylaws. For the 2021 Annual Meeting of Shareowners, nominations may be submitted to the Office of the Secretary, Kellogg Company, One Kellogg Square, Battle Creek, Michigan 49017-3534. Any such nomination must be received by us not earlier than October 11, 2020 and not later than November 10, 2020. Any such nomination must meet the other requirements set forth in our bylaws.
Attendance at Annual Meetings.    All incumbent Directors are expected to attend the Annual Meeting of Shareowners. All of our Directors attended the 2019 Annual Meeting of Shareowners.
Code of Conduct/Ethics.    We have adopted the Code of Conduct for Kellogg Company Directors and Global Code of Ethics for Kellogg Company employees (including the CEO, CFO, other named executive officers, and corporate controller). Any amendments to, or waivers of, the Global Code of Ethics applicable to our CEO, CFO or corporate controller will be posted on www.kelloggcompany.com. There were no amendments to or waivers of the Global Code of Ethics in 2019.
Availability of Corporate Governance Documents.    Copies of the Corporate Governance Guidelines, the Charters of the Audit, C&T, and Nominating and Governance Committees of the Board, the Code of Conduct for Kellogg Company Directors, and Global Code of Ethics for Kellogg Company employees can be found on the Kellogg Company website at www.kelloggcompany.com under “Investor Relations,” then “Corporate Governance.” Shareowners may also request a free copy of these documents from: Kellogg Company Consumer Affairs, P.O. Box CAMB, Battle Creek, Michigan 49016 (phone: (800) 962-1413), the Investor Relations Department at that same address (phone: (269) 961-2800) or investor.relations@kellogg.com.

BOARD AND COMMITTEE MEMBERSHIP

The Board routinely reviews Board composition to ensure that it has the right balance of skills to fulfill its oversight obligations for Shareowners. As part of that process, the Nominating and Governance Committee and the Board consider current tenure and potential retirements.
The Board had the following standing committees in 2019: (i) Audit; (ii) C&T; (iii) Nominating and Governance; (iv) Manufacturing; (v) Social Responsibility and Public Policy; and (vi) Executive.
The Board held eight meetings in 2019. All of the incumbent Directors attended at least 75% of the total number of meetings of the Board and of all Board committees of which the Directors were members during 2019 that were held while such Directors were on the Board.
The table below provides 2019 membership and meeting information for each Board Committee as of December 28, 2019 (last day of fiscal year):

Name (4)	Audit	Compensation and Talent Management	Nominating and Governance	Manufacturing	Social Responsibility and Public Policy	Executive
Stephanie Burns	Chair		✓			✓
Steve Cahillane (1)						Chair
Carter Cast	✓				✓
Richard Dreiling	✓	✓
Rod Gillum (2)				✓	✓
Zachary Gund		✓	✓	Chair		✓
Jim Jenness				✓	✓
Don Knauss	✓	✓	Chair			✓
Mary Laschinger		Chair	✓			✓
Erica Mann (3)	✓
La June Montgomery Tabron				✓	Chair	✓
Carolyn Tastad		✓		✓
2019 Meetings Held	5	5	3	4	3

(1)	Mr. Cahillane is not a formal member of any Committee (other than Executive) and attends meetings for each committee.

(2)	Mr. Gillum was elected as Director and his initial term commenced on February 21, 2019. Mr. Gillum was re-elected to a three-year term at the 2019 Annual Shareowners' Meeting.

(3)	Ms. Mann was elected as Director and her initial term commenced on February 21, 2019. Ms. Mann was re-elected to a three-year term at the 2019 Annual Shareowners' Meeting.

(4)
Ms. Cynthia Milligan retired from the Board in 2019. Consequently, she is not included in the table above because she was not a member of the Board of Directors as of December 28, 2019. During 2019, Ms. Milligan served on the Manufacturing and Executive Committees and was the Chair of the Social Responsibility and Public Policy Committee

Audit Committee.    Pursuant to a written charter, the Audit Committee, among other things, assists the Board in monitoring (a) the integrity of the financial statements of the Company; (b) the independence and performance of the Company’s independent registered public accounting firm; (c) the performance of the Company’s internal audit function; (d) the Company’s ERM process and key risks; (e) compliance by the Company with legal and regulatory requirements; and (f) other related matters. The Audit Committee, or its Chair, also pre-approves all audit, audit-related, internal control-related and permitted non-audit engagements and services by the independent registered public accounting firm and their affiliates. It also discusses and/or reviews specified matters with, and receives specified information or assurances from, Kellogg management and the independent registered public accounting firm. The Committee also has the sole authority to appoint, subject to Shareowner ratification, or replace the independent registered public accounting firm, which directly reports to the Audit Committee, and is directly responsible for the compensation and oversight of the independent registered public accounting firm. As part of the annual auditor engagement process, the Audit Committee considers whether to rotate the independent registered public accounting firm. PricewaterhouseCoopers LLP rotates its lead audit engagement partner every five years and the Audit Committee had direct and meaningful involvement in the selection of the lead engagement partner. Ms. Burns, the Chair of the Audit Committee, and Mr. Knauss have each been determined by the Board to be an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of SEC Regulation S-K.  The Board has determined that each member of the Audit Committee meets the definition of independence under our Corporate Governance Guidelines and the requirements of the New York Stock Exchange.
Compensation and Talent Management Committee.    Pursuant to a written charter, the C&T Committee, among other things: (a) reviews and approves the compensation philosophy and principles for senior executives; (b) reviews and makes recommendations for the compensation of senior management personnel and monitors overall compensation for senior executives, including reviewing risks arising from Kellogg’s compensation policies and practices; (c) reviews and recommends the compensation of the CEO; (d) has sole authority to retain or terminate any compensation consultant or other advisor used to evaluate senior executive compensation; (e) oversees and administers employee benefit plans to the extent provided in those plans; (f) reviews with management employment and employment-related matters and employment programs; (g) reviews trends in management compensation; (h) reviews talent development; and (i) reviews the Company’s diversity and inclusion programs and policies. The Committee may form and delegate authority to subcommittees or the Chair when appropriate.
The C&T Committee, or its Chair, also approves all engagements and services to be performed by any consultants or advisors to the Committee. To assist the Committee in discharging its responsibilities, the Committee has retained an independent compensation consultant — Frederic W. Cook (“FW Cook”). The consultant reports directly to the C&T Committee. Prior to retaining any such consultant, or other advisor, the Committee must consider whether the work of such consultant or other advisor would raise a conflict of interest according to the independence factors enumerated by the New York Stock Exchange, as well as any other factors the Committee determines to be relevant. Other than the work it performs for the C&T Committee and the Board, FW Cook does not provide any consulting services to Kellogg or its executive officers. For additional information about the independence of the Committee’s consultant, refer to “Compensation Discussion and Analysis — Compensation Approach — Independence.”
The Board has determined that each member of the C&T Committee meets the definition of independence under our Corporate Governance Guidelines and the requirements of the New York Stock Exchange and further qualifies as a non-employee Director for purposes of Rule 16b-3 under the Securities Exchange Act of 1934. The members of the Committee are not current or former employees of Kellogg, are not eligible to participate in any of our executive compensation programs, do not receive compensation that would impair their ability to make independent judgments about executive compensation, and are not “affiliates” of the Company, as defined under Rule 10c-1 under the Securities Exchange Act of 1934.
The C&T Committee is charged with overseeing the review and assessment of risks arising from Kellogg’s compensation policies and practices. This includes the Committee’s annual review of our compensation program for design features considered to encourage excessive risk taking and Kellogg’s approach to those features. As part of its review, the Committee also assesses perspectives from independent experts and regulators. Kellogg uses a number of approaches to mitigate excessive risk taking, including significant weighting towards long-term incentive compensation, emphasizing qualitative goals in addition to a variety of quantitative metrics, equity ownership guidelines and clawback policies. As a result of this review, together with input from the independent compensation consultant, the C&T Committee determined that the risks arising from Kellogg’s compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on Kellogg.
For additional information about the C&T Committee’s processes for establishing and overseeing executive compensation, refer to “Compensation Discussion and Analysis — Compensation Approach.”
Manufacturing Committee. Pursuant to a written charter, the Manufacturing Committee, among other things, assists the Board in discharging its oversight responsibilities, with the primary focus on Kellogg’s food quality and safety, manufacturing facility operations, and people and labor strategies. As it deems appropriate, the Committee reviews policies, programs and practices, and provide strategic advice and counsel concerning the matters set forth above including, but not limited to, food safety, employee health and safety, capacity utilization and planning, contingency planning, productivity programs, commodity purchasing and hedging programs, people utilization and union and non-union strategies. The Committee also regularly reviews global food safety and people safety performance reports, including results of regulatory audits, as well as supply chain financial performance.
Nominating and Governance Committee. Pursuant to a written charter, the Nominating and Governance Committee, among other things, assists the Board by (a) identifying and reviewing the qualifications of candidates for Director and in determining the criteria for new Directors; (b) recommending nominees for Director to the Board; (c) recommending committee assignments; (d) reviewing annually the Board’s compliance with the Corporate Governance Guidelines; (e) reviewing annually the Corporate Governance Guidelines and recommending changes to the Board; (f) monitoring the performance of Directors and conducting performance evaluations of each Director before the Director’s re-nomination to the Board; (g) administering the annual evaluation of the Board; (h) providing annually an evaluation of CEO performance used by the independent members of the Board in their annual review of CEO performance; (i) considering and evaluating potential waivers of the Code of Conduct for Directors and Global Code of Ethics for senior officers (for which there were none in 2019); (j) making a report to the Board on CEO succession planning at least annually; (k) providing an annual review of the independence of Directors to the Board; (l) reviewing and recommending to the Board responses to Shareowner proposals; and (m) reviewing Director compensation. The Chair of the Nominating and Governance Committee, as Lead Director, also presides at executive sessions of independent Directors of the Board. Each of the Nominating and Governance Committee members meets the independence requirements of the New York Stock Exchange.
Social Responsibility and Public Policy Committee. Pursuant to a written charter, the Social Responsibility and Public Policy Committee, among other things, assists the Board in discharging its oversight responsibilities with respect to certain social and public policy issues. The Committee also reviews the Company’s (a) policies, programs and practices concerning public policy; (b) government relations; (c) regulatory matters; (d) philanthropic activities/charitable contributions; and (e) related topics. The Committee is particularly focused on the intersection of philanthropy, public policy, sustainability and the Company’s goals.  The Committee also oversees the Company’s sustainability efforts and climate policy.  At the executive level, environmental and social issues in our supply chain are overseen by our Chief Sustainability Officer, who regularly discusses and reviews specified matters with the Committee.  The work of the Chief Sustainability Officer and the Committee is aligned with and included in parallel work streams within internal audit and our Audit Committee.  Policies and strategies overseen by the Committee are aligned with our lobbying, advocacy, and membership efforts.
Executive Committee.    Pursuant to a written charter, the Executive Committee is generally empowered to act on behalf of the Board between meetings of the Board, with some exceptions.

PROPOSAL 1 — ELECTION OF DIRECTORS

For more than 110 years, consumers have counted on Kellogg for great-tasting, high-quality and nutritious foods. Kellogg is the world’s leading producer of cereal, second largest producer of crackers, and a leading producer of savory snacks and frozen foods. Additional product offerings include toaster pastries, cereal bars, and veggie foods. Kellogg products are manufactured and marketed globally. As such, we believe that in order for our Board to effectively guide Kellogg to long-term sustainable, dependable performance, it should be composed of individuals with sophistication and experience in the many disciplines that impact our business. In order to best serve Kellogg and our Shareowners, we seek to have a Board, as a whole, that is competent in key corporate disciplines, including accounting and financial acumen, business judgment, crisis management, governance, leadership, people management, risk management, social responsibility and reputational issues, strategy and strategic planning. In addition, the Board desires to have specific knowledge related to Kellogg’s industry, such as expertise in branded consumer products and consumer dynamics, health and nutrition, innovation / research and development, international markets, manufacturing and supply chain, marketing, regulatory and government affairs, the retail environment, and sales and distribution.
The Nominating and Governance Committee believes that all Directors must, at a minimum, meet the criteria set forth in the Board’s Code of Conduct and the Corporate Governance Guidelines, which specify, among other things, that the Nominating and Governance Committee will consider criteria such as independence, diversity, age, skills and experience in the context of the needs of the Board. In addressing issues of diversity in particular, the Nominating and Governance Committee considers a nominee’s differences in viewpoint, professional experience, background, education, skill, age, race, gender and national origin. The Nominating and Governance Committee believes that diversity of backgrounds and viewpoints is a key attribute for a director nominee. The Committee seeks a diverse Board that is representative of our global business, Shareowners, consumers, customers, and employees. While the Nominating and Governance Committee carefully considers diversity when determining Board composition, it has not established a formal policy regarding diversity. The Nominating and Governance Committee also will consider a combination of factors for each director, including whether the nominee (1) has the ability to represent all Shareowners without a conflict of interest; (2) has the ability to work in and promote a productive environment; (3) has sufficient time and willingness to fulfill the substantial duties and responsibilities of a Director; (4) has demonstrated the high level of character and integrity that we expect; (5) possesses the broad professional and leadership experience and skills necessary to effectively respond to the complex issues encountered by a multi-national, publicly-traded company; and (6) has the ability to apply sound and independent business judgment.
The Nominating and Governance Committee has determined that all of our Directors meet the criteria and qualifications set forth in the Board’s Code of Conduct, the Corporate Governance Guidelines and the criteria set forth above for director nominees. Moreover, each Director possesses the following critical personal qualities and attributes that we believe are essential for the proper functioning of the Board to allow it to fulfill its duties for our Shareowners: accountability, ethical leadership, governance, integrity, risk management, and sound business judgment. In addition, our Directors have the mature confidence to assess and challenge the way things are done and recommend alternative solutions, a keen awareness of the business and social realities of the global environment in which Kellogg operates, the independence and high performance standards necessary to fulfill the Board’s oversight function, and the humility, professional maturity, and style to interface openly and constructively with other Directors. Finally, the Director biographies below include a non-exclusive list of other key experiences and qualifications that further qualify the individual to serve on the Board. These collective qualities, skills, experiences and attributes are essential to our Board’s ability to exercise its oversight function for Kellogg and its Shareowners, and guide the long-term sustainable, dependable performance of Kellogg.
Our amended and restated certificate of incorporation and bylaws provide that the Board shall be composed of not less than seven and no more than fifteen Directors divided into three classes as nearly equal in number as possible, and that each Director shall be elected for a term of three years with the term of one class expiring each year. The Board prefers approximately twelve members, but expands the Board in order to add outstanding candidates or to prepare for an orderly transition with respect to departures of Directors.

Four Directors have been nominated for re-election at the 2020 Annual Meeting to serve for a term ending at the 2023 Annual Meeting of Shareowners, and the proxies cannot be voted for a greater number of persons than the number of nominees named. There are currently twelve members of the Board.
The Board recommends that the Shareowners vote “FOR” the following nominees: Stephanie Burns, Ph.D., Steve Cahillane, Richard Dreiling and La June Montgomery Tabron. Each nominee was recommended for re-election by the Nominating and Governance Committee for consideration by the Board and proposal to the Shareowners. If, before the Annual Meeting, any nominee becomes unable to serve, or chooses not to serve, the Board may nominate a substitute. If that happens, the persons named as proxies on the proxy card will vote for the substitute. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the unfilled seat.
We have a balanced Board which individually possesses the leadership and character commensurate with the role of director, and which collectively possesses the mix of skills necessary to provide appropriate oversight of a company the size and complexity of Kellogg. In addition, the Board possesses a strong mix of experienced and newer directors. The following skills have been identified by the Board as core competencies:

Accounting and Financial Acumen	Branded Consumer Products / Consumer Dynamics	Crisis Management	Health and Nutrition	Innovation / Research and Development
International and Emerging Markets	People Management	Manufacturing and Supply Chain	Marketing / Brand Building	Regulatory / Government
Retail Environment	Risk Management	Sales and Distribution	Social Responsibility	Strategy / Strategic Planning
Our Directors possess many of these competencies. For purposes of this Proxy Statement, the Director biographies highlight five of these competencies that each Director possesses.

Nominees for Election for a Three-Year Term Expiring at the 2023 Annual Meeting.

STEPHANIE BURNS, Ph.D.  Dr. Burns, age 65, has served as a Kellogg Director since February 2014. Dr. Burns served as Chief Executive Officer of Dow Corning Corporation from 2004 to 2011 and its Chairman from 2006 through 2011. She began her career with Dow Corning in 1983 and later became Dow Corning’s first director of women’s health. Dr. Burns was elected to the Dow Corning Board of Directors in 2001 and elected as President in 2003. Dr. Burns is a director of Corning Incorporated and HP Inc., and within the past five years, Dr. Burns has also served as a director of GlaxoSmithKline plc.

As a result of these professional and other experiences, Dr. Burns has been determined to be an “Audit Committee Financial Expert” under the SEC’s rules and regulations, possesses particular knowledge and experience in a variety of areas, including accounting and financial acumen, risk management, crisis management, innovation / research and development, regulatory and government affairs, and public company board experience (including specific experience in compensation, corporate relations, manufacturing, and social responsibility oversight) that strengthens the Board’s collective knowledge, capabilities and experience.

STEVE CAHILLANE. Mr. Cahillane, 54, has been Chairman of the Board of Kellogg Company since March 2018, and President and Chief Executive Officer since October 2017. He has also served as a Kellogg Director since October 2017. Prior to joining Kellogg, Mr. Cahillane served as Chief Executive Officer and President, and as member of the board of directors, of Alphabet Holding Company, Inc., and its wholly-owned operating subsidiary, The Nature’s Bounty Co. from September 2014. Prior to that, Mr. Cahillane served as Executive Vice President of The Coca-Cola Company from February 2013 to February 2014 and President of Coca-Cola Americas, the global beverage maker’s largest business, with $25 billion in annual sales at that time, from January 2013 to February 2014. Mr. Cahillane served as President of various Coca-Cola operating groups from 2007 to 2012. He has also been a trustee of the W. K. Kellogg Foundation Trust since 2018.

As a result of these professional and other experiences, Mr. Cahillane possesses particular knowledge and experience in a variety of areas, including strategy and strategic planning, marketing / brand building, sales and distribution, innovation / research and development, branded consumer products and consumer dynamics, health and nutrition, and international and emerging markets that strengthens the Board’s collective knowledge, capabilities and experience.

RICHARD DREILING. Mr. Dreiling, age 66, has served as a Kellogg Director since June 2016. Mr. Dreiling is Chairman of the Board of Lowe’s Companies Inc. He previously served as Chief Executive Officer of Dollar General Corporation until his retirement in June 2015. He was also Chairman of Dollar General from December 2008 to January 2016, and served as Senior Advisor from June 2015 to January 2016. Mr. Dreiling has more than 40 years of diverse retail industry experience in consumer discount, drug store and grocery sectors. He spent 34 years with Safeway, Inc. in roles spanning marketing, manufacturing, distribution, merchandising and retail operations. Mr. Dreiling is also a director of Aramark and PulteGroup Inc.

As a result of these and other experiences, Mr. Dreiling possesses particular knowledge and experience in a variety of areas, including accounting and financial acumen, risk management, people management, strategy and strategic planning the retail environment, and public company board experience that strengthens the Board’s collective knowledge, capabilities and experience.

LA JUNE MONTGOMERY TABRON. Ms. Montgomery Tabron, age 57, has served as a Kellogg Director since February 2014. Ms. Montgomery Tabron was elected President and CEO of the W.K. Kellogg Foundation effective January 2014. She is also a member of the Board of Trustees of the W.K. Kellogg Foundation since January 2014. During her 31 years with the W.K. Kellogg Foundation, she held various positions in finance, including Executive Vice President of Operations and Treasurer from March 2012 to December 2013, COO and Treasurer from January 2010 to February 2012, Vice President of Finance and Treasurer from September 2000 to December 2009, Assistant Vice President of Finance and Assistant Treasurer from September 1997 to September 2000, and Controller from May 1987 to September 1997. Ms. Montgomery Tabron has also been a trustee of the W.K. Kellogg Foundation Trust since 2014.

As a result of these professional and other experiences, Ms. Montgomery Tabron possesses particular knowledge and experience in a variety of areas, including crisis management, strategy and strategic planning, social responsibility, health and nutrition, regulatory and government, and private company board experience (including specific experience in social responsibility oversight) that strengthens the Board’s collective knowledge, capabilities and experience. She also has a unique sense of shareowner perspectives.

Continuing Directors to Serve Until the 2022 Annual Meeting.

ROD GILLUM.  Mr. Gillum, age 69, has served as a Kellogg Director since February 2019. He has served as a member of the Board of Trustees of the W.K. Kellogg Foundation since December 2006. He also served as board chair in 2012-2013 and co-trustee of the W.K. Kellogg Foundation Trust from March 2017 to February 2019. Mr. Gillum is a Principal in the Detroit law office of Jackson Lewis P.C. and co-leads the Firm’s Automotive Industry Team. His practice concentrates on corporate strategies related to crisis management, labor relations and legal risk avoidance. Prior to joining Jackson Lewis, Mr. Gillum was a senior leader at General Motors (GM), where he rose to become Secretary to the GM board of directors, and later Vice President, Corporate Responsibility & Diversity. As a co-leader of the Public Policy Center, based in North America, Europe, Asia, and Latin America, Mr. Gillum developed and coordinated global policy positions on safety, trade and government relations. He also chaired the General Motors Foundation.

As a result of these and other experiences, Mr. Gillum possesses particular knowledge and experience in a variety of areas, including in risk management, crisis management, strategy and strategic management, social responsibility, and regulatory and government that strengthens the Board’s collective knowledge, capabilities and experience.

MARY LASCHINGER.  Ms. Laschinger, age 59, has served as a Kellogg Director since October 2012. She is Chairman of the Board and CEO of Veritiv Corporation. Previously, Ms. Laschinger served as Senior Vice President of International Paper Company from 2007 to June 2014, and as President of the xpedx, International Paper’s former distribution business, from January 2010 to June 2014. She also served as President of the Europe, Middle East, Africa and Russia business at International Paper, Vice President and General Manager of International Paper’s Wood Products and Pulp businesses, as well as in other senior management roles in sales, marketing, manufacturing and supply chain at International Paper.

As a result of these professional and other experiences, Ms. Laschinger possesses particular knowledge and experience in a variety of areas, including crisis management, people management, sales and distribution, branded consumer products and consumer dynamics, international and emerging markets, and has public company board experience that strengthens the Board’s collective knowledge, capabilities and experience.

ERICA MANN. Ms. Mann, age 61, has served as a Kellogg Director since February 2019. Ms. Mann previously served as a member of the Board of Management of Bayer AG from January 2016 to March 2018, and Bayer AG CH from January 2016 to March 2018. She was also President Consumer Health, Bayer Healthcare LLC from March 2011 to December 2015. Before joining Bayer HealthCare, Ms. Mann was President and General Manager of Pfizer Nutritional Health, a global business unit with operations in more than 80 countries, and served as a member of the Pfizer Senior Management Team from 2008 to 2011. Ms. Mann joined Pfizer upon its acquisition of Wyeth, where as Senior Vice President of Nutrition, she helped establish the shape and strategic direction of the new nutrition business unit. She also has significant experience at other Fortune 500 companies, including Ely Lilly & Company and Johnson & Johnson, and has held leadership positions in South Africa, Australia, New Zealand, Germany, Switzerland and the United States. Ms. Mann is a director of Perrigo Company plc and DSM, a global Nutrition, Health and Sustainable Living company.

As a result of these and other experiences, Ms. Mann possesses particular knowledge and experience in a variety of areas, including risk management, accounting and financial acumen, strategy and strategic planning, health and nutrition, social responsibility, and international and emerging markets that strengthens the Board's collective knowledge, capabilities and experience.

CAROLYN TASTAD. Ms. Tastad, age 58, has served as a Kellogg Director since December 2015. She is currently Group President, Procter & Gamble, North America. Ms. Tastad has worked at Procter & Gamble (“P&G”) since 1983, and has significant acquisition integration experience and business model reinvention. She has led large multi-category regional businesses and smaller entrepreneurial global businesses, including responsibility for leading P&G’s selling organization across all sectors and all regions. Ms. Tastad is executive sponsor of P&G’s Gender Equality citizenship effort and leads P&G’s Corporate Women’s Leadership Team. Ms. Tastad previously served in executive roles in the U.S., Canada, and Switzerland.

As a result of these professional and other experiences, Ms. Tastad possesses particular knowledge and experience in a variety of areas, including people management, marketing, sales and distribution, branded consumer products and consumer dynamics, and international and emerging markets that strengthens the Board’s collective knowledge, capabilities and experience.

Continuing Directors to Serve Until the 2021 Annual Meeting.

CARTER CAST. Mr. Cast, age 56, has served as a Kellogg Director since June 2017. Mr. Cast is currently a venture partner at Pritzker Group Venture Capital and is on faculty at Northwestern University’s Kellogg School of Management, where he is a clinical professor teaching entrepreneurship, innovation and marketing. Mr. Cast served as CEO of the online retail company, Hayneedle, Inc., from September 2007 until June 2011. Mr. Cast brings vast experience in the digital arena, previously helping to build and then lead Walmart.com, as its CEO. Prior to 2000, he led the launch of the Blue Nile brand, the leading online jewelry retailer and also served as the Chief Marketing Officer at eBay. He also has previously served as the Vice President of Product Marketing and Marketing Communications at Electronic Arts. Mr. Cast has significant leadership experience as well at other Fortune 500 companies, including PepsiCo where he was a marketing executive, and Frito-Lay where he managed its $1.5 billion tortilla chip category.

As a result of these professional and other experiences, Mr. Cast possesses particular knowledge and experience in a variety of areas, including accounting and financial acumen, risk management, branded consumer products and consumer dynamics, social responsibility, and the retail environment (including the e-commerce channel / business model) that strengthens the Board’s collective knowledge, capabilities and experience.

ZACHARY GUND. Mr. Zachary Gund, age 49, has served as a Kellogg Director since December 2014. He is currently a Managing Partner of Coppermine Capital, LLC, a private investment firm he founded in 2001. Mr. Gund makes investment decisions and oversees several portfolio companies across many different sectors. His work has spanned both the manufacturing and service industries, including food manufacturing.

As a result of these professional and other experiences, Mr. Gund possesses particular knowledge and experience in a variety of areas, including accounting and financial acumen, crisis management, people management, the retail environment, and manufacturing and supply chain that strengthens the Board’s collective knowledge, capabilities and experience. He also has a unique sense of shareowner perspectives. Mr. Zachary Gund is the son of Mr. Gordon Gund.

JIM JENNESS.  Mr. Jenness, age 73, has served as a Kellogg Director since July 2000. He was our Executive Chairman from February 2005 until June 2014, and served as our CEO from February 2005 through December 30, 2006. He also served as CEO of Integrated Merchandising Systems, LLC, a leader in outsource management of retail promotion and branded merchandising, from 1997 to December 2004. Before joining Integrated Merchandising Systems, Mr. Jenness served as Vice Chairman and COO of the Leo Burnett Company from 1996 to 1997 and, before that, as Global Vice Chairman North America and Latin America from 1993 to 1996. He is a director of Prestige Consumer Healthcare, Inc. and within the past five years, he also served as a director of Kimberly-Clark Corporation. Mr. Jenness also served as a trustee of the W.K. Kellogg Foundation Trust from 2005 to 2015.

As a result of these professional and other experiences, Mr. Jenness possesses particular knowledge and experience in a variety of areas, including social responsibility, marketing, innovation / research and development, manufacturing and supply chain, health and nutrition, and has public company board experience that strengthens the Board’s collective knowledge, capabilities and experience. As a former CEO, he has unique insights into the operations of the Company’s global business.

DON KNAUSS. Mr. Knauss, age 69, has served as a Kellogg Director since December 2007. Mr. Knauss retired as Executive Chairman of the Board of The Clorox Company in July 2015. He had served as Chairman and CEO of The Clorox Company from 2006 to 2014. He was Executive Vice President of The Coca-Cola Company and President and COO for Coca-Cola North America from February 2004 until September 2006. Previously, he was President of the Retail Division of Coca-Cola North America from January 2003 through February 2004 and President and CEO of The Minute Maid Company, a division of The Coca-Cola Company, from January 2000 until January 2003 and President of Coca-Cola Southern Africa from March 1998 until January 2000. Prior to that, he held various positions in marketing and sales with PepsiCo, Inc. and Procter & Gamble, and served as an officer in the United States Marine Corps. In addition, Mr. Knauss is a director of McKesson Corporation and Target Corporation.

As a result of these professional and other experiences, Mr. Knauss has been determined to be an “Audit Committee Financial Expert” under the SEC’s rules and regulations, possesses particular knowledge and experience in a variety of areas, including accounting and financial acumen, risk management, crisis management, people management, the retail environment, and has public company board experience (including specific experience in auditing, manufacturing, and marketing oversight) that strengthens the Board’s collective knowledge, capabilities and experience.

2019 DIRECTOR COMPENSATION AND BENEFITS

Only non-employee Directors receive compensation for their services as Directors. For information about the compensation of Mr. Cahillane, refer to “Executive Compensation” beginning on page 41.
Our 2019 compensation for non-employee Directors was comprised of annual retainers and equity-based grants. The annual pay is designed to attract and retain diverse, highly-qualified, seasoned, and independent professionals to represent all of our Shareowners, and is targeted against the median of our Compensation Peer Group. Refer to “Compensation Discussion and Analysis — Compensation Approach” for a description of the companies that make up our Compensation Peer Group. The Nominating and Governance Committee reviews our Director compensation program on an annual basis with FW Cook, the independent compensation consultant. FW Cook provides counsel to the Committee in a variety of ways, including an in-depth study that reports and analyzes the director compensation programs in the Compensation Peer Group in an effort to ensure that our program is competitive, consistent with market practice, and designed to attract qualified directors. Although the Nominating and Governance Committee conducts this review on an annual basis, it generally considers adjustments to Director compensation every other year.
Our compensation is designed to create alignment between our non-employee Directors and our Shareowners through the use of equity-based grants. In 2019, approximately 60% of non-employee Director pay was in equity and approximately 40% was in cash, exclusive of Lead Director and Committee Chair retainers.
Compensation as of December 28, 2019 (end of fiscal year), for non-employee Directors consisted of the following:

Type of Compensation	Value
Annual Cash Retainer (paid in quarterly installments)	$105,000
Annual Stock Awards Retainer (issued on May 6, 2019)	$155,000
Annual Cash Retainer for Lead Director / Committee Chair:
Lead Director	$30,000
Audit Committee	$20,000
C&T Committee	$20,000
Nominating and Governance Committee	$20,000
All Other Committees (other than Executive Committee where no retainer is paid)	$15,000
Actual annual pay varies somewhat among non-employee Directors based primarily on committee chair responsibilities. To the extent the dollar value of the Annual Stock Awards Retainer exceeds $155,000 at the time of the grant, the excess amount is deducted from the Annual Cash Retainer payments.
Stock Awards.    Stock awards are granted in early May and for non-employee Directors are automatically deferred pursuant to the Kellogg Company Grantor Trust for Non-Employee Directors. Under the terms of the Grantor Trust, shares are available to a Director only upon termination of service on the Board.
Business Expenses.    Kellogg pays for the business expenses related to Directors attending Kellogg meetings, including room, meals and transportation to and from Board and Committee meetings. Directors are also eligible to be reimbursed for attendance at qualified Director education programs.
Director and Officer Liability Insurance and Travel Accident Insurance.    Director and officer liability insurance (“D&O Insurance”) insures our Directors and officers against certain losses that they are legally required to pay as a result of their actions while performing duties on our behalf. Our D&O Insurance policy does not identify the premium for Directors versus officers and, therefore, a dollar amount cannot be assigned for individual Directors. Travel accident insurance provides benefits to each Director in the event of death or disability (permanent and total) during travel on Kellogg chartered and/or commercial aircraft. Our travel accident insurance policy also covers employees and others while traveling on Kellogg chartered and/or commercial aircraft and, therefore, a dollar amount cannot be assigned for individual Directors.

Elective Deferral Program.    Under the Deferred Compensation Plan for Non-Employee Directors, non-employee Directors may each year irrevocably elect to defer all or a portion of their Board annual cash retainer payable for the following year. The amount deferred is credited to an account in the form of units equivalent to the fair market value of our common stock. If the Board declares dividends, a fractional unit representing the dividend is credited to the account of each participating Director. A participant’s account balance is paid in stock upon termination of service as a Director. The balance is paid in a lump sum or in up to ten annual installments at the election of the Director. In the case of annual installments, dividend equivalents are earned and credited to the participant’s unpaid balance on the date earned until the account is distributed in full.
Minimum Stock Ownership Requirement.    All non-employee Directors are expected to comply with stock ownership guidelines, under which they are expected to hold at least five times the annual cash retainer ($525,000 — five times the $105,000 cash retainer) in stock or stock equivalents, subject to a five-year phase-in period for newly-elected Directors. As of December 28, 2019, all of the non-employee Directors exceeded or were on track to meet this requirement. Mr. Cahillane is expected to comply with the stock ownership guidelines described in “Compensation Discussion and Analysis — Compensation Policies — Executive Stock Ownership Guidelines,” which is at least six times annual base salary. Mr. Cahillane is on track to meet this requirement.

Directors’ Compensation Table
The individual components of the total compensation calculation reflected in the table below are as follows:
Fees and Retainers.    The amounts shown under the heading “Fees Earned or Paid in Cash” consist of annual retainers earned by or paid in cash to our non-employee Directors in 2019.
Stock Awards.    The amounts disclosed under the heading “Stock Awards” consist of the annual grant of deferred shares of common stock, which are placed in the Kellogg Company Grantor Trust for Non-Employee Directors. The dollar amounts for the awards represent the grant-date fair value calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (Compensation — Stock Compensation).

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)	Total ($)
Stephanie A. Burns	124,963	155,037	—	—	—	—	280,000
Carter Cast	104,963	155,037	—	—	—	—	260,000
Richard Dreiling	104,963	155,037	—	—	—	—	260,000
Rod Gillum (6)	96,704	181,269					277,973
Zachary Gund	119,963	155,037	—	—	—	—	275,000
Jim Jenness	104,963	155,037	—	—	—	—	260,000
Donald Knauss	154,963	155,037	—	—	—	—	310,000
Mary Laschinger	124,963	155,037	—	—	—	—	280,000
Erica Mann (7)	96,704	181,269	—	—	—	—	277,973
La June Montgomery Tabron	119,963	155,037	—	—	—	—	275,000
Carolyn Tastad	104,963	155,037	—	—	—	—	260,000
Cynthia Milligan (8)	26,250	—	—	—	—	—	26,250

(1)
The amount reflects the aggregate dollar amount of all fees earned or paid in cash for services as a non-employee Director. Differences reflect time on the Board during 2019, timing of quarterly payments, and cash retainers paid to Committee Chairs and the Lead Director.

(2)
The amount reflects the grant-date fair value calculated in accordance with FASB ASC Topic 718 for the annual grant of 2,701 deferred shares of common stock. Refer to Notes 1 and 9 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2019. The grant-date fair value of the stock-based awards will likely vary from the actual value the Director receives. The actual value the Director receives will depend on the number of shares and the price of our common stock when the shares or their cash equivalent are distributed. The number of shares of common stock held by each of our Directors is shown under “Security Ownership — Officer and Director Stock Ownership” on page 5 of this proxy statement.

(3)	Kellogg does not grant stock options to non-employee Directors.

(4)	Kellogg does not have a non-equity incentive plan for non-employee Directors.

(5)	Kellogg does not have a pension plan for non-employee Directors and does not pay above-market or preferential rates on non-qualified deferred compensation for non-employee Directors.

(6)
Mr. Gillum began his initial term on February 21, 2019. The amount reflects the prorated portion of the stock awards granted for his service as a Director prior to the 2019 Annual Meeting of Shareowners. This grant was an addition to the stock awards granted in May 2019 to all of the then-current non-executive Directors for service after the 2019 Annual Meeting of Shareowners.

(7)
Ms. Mann began her initial term on February 21, 2019. The amount reflects the prorated portion of the stock awards granted for her service as a Director prior to the 2019 Annual Meeting of Shareowners. This grant was an addition to the stock awards granted in May 2019 to all of the then-current non-executive Directors for service after the 2019 Annual Meeting of Shareowner.

(8)	Ms. Milligan retired as a Director at the 2019 Annual Meeting of Shareowners. The amount reflects compensation she received for her service as Director until the 2019 Annual Meeting of Shareowners.

COMPENSATION DISCUSSION AND ANALYSIS

In order to present Kellogg’s executive compensation program in a simple and understandable manner, the Compensation Discussion and Analysis (“CD&A”) has been organized into the following sections:

A.	Key Decisions Summary – an overview of compensation decisions and program updates.

B.	Core Principles – the fundamental tenets upon which our compensation program is built, such as “pay for performance.”

C.	Compensation Approach – the process used to develop plan design, set compensation, and verify that actual pay is consistent with our Core Principles.

D.	Compensation Plans and Design – the specific elements of the compensation program and 2019 pay.

E.	Compensation Policies – key policies that govern the operation of the plans.
It is important to read this section in conjunction with the detailed tables and narrative descriptions under “Executive Compensation” beginning on page 41 of this proxy statement.
In this proxy statement, we refer to our CEO, CFO, former CFO, and the other three individuals as our “named executive officers” or “NEOs.”
A.    Key Decisions Summary. The C&T Committee took the following key actions:
2019 Annual Incentive Plan (“AIP”) Payouts (Pay for Performance). For our 2019 AIP, the formulaic result of the Company’s 2019 performance for corporate employees, including a majority of our NEOs, is 95% of target. In exercising its judgment-based methodology to ensure pay is consistent with the Company’s performance, the C&T Committee considered a number of factors for corporate employees, including: (i) actual performance that was slightly below the 2019 AIP financial targets for net sales and operating profit growth; (ii) the Company’s improved organic net sales performance that was the highest since 2012 and grew in each region of the business, including strong growth in Europe, Latin America and Asia Pacific, Middle East, Africa (“AMEA”), and was slightly higher than the median of our Performance Peer Group; (iii) continuing the Company’s Deploy for Growth Strategy; (iv) progress against the Company’s 2019 priorities, particularly the divestiture of selected cookies, fruit and fruit-flavored snacks, pie crusts, and ice cream cone businesses (the "Divestiture"); (v) operating profit performance within external guidance, which was delivered despite challenging reorganizations in North America and Europe, and a separate reorganization to extract stranded costs resulting from the Divestiture; and (vi) operating cash flow performance within external guidance which along with Divestiture proceeds enabled us to reduce debt meaningfully. As further described below, the AIP of two of our NEO's, Mr, Banati and Mr. Hood, is based partially on the formulaic corporate AIP financial targets and partially on the performance of the regions they served as president. Our NEOs received payouts ranging from 81-100% of target, which also factors in regional performance for Mr. Hood and Mr. Banati, before consideration for individual performance. For more information about the AIP and actual payouts for each NEO, see “Annual Incentives” beginning on page 32 of this proxy statement.
2017-2019 Executive Performance Plan (“EPP”) Payouts (Pay for Performance). For the 2017-2019 EPP, the Company delivered adjusted operating margins ("EPP Operating Margin") of 15.6%, which is below the 17-19% target. EPP Operating Margin excludes certain impacts not contemplated on the grant date; the adoption of new pension accounting rules and the consolidation of Multipro, both in 2018. With respect to relative TSR, the Company was at the 39th percentile of the TSR Peer Group. Those factors, if unadjusted, would have resulted in a payout up to 100% of the share target amount. After exercising its judgment-based methodology, the Committee utilized its reasonable discretion to reduce the payout to 90% of target which was appropriate for the Company’s performance during this period after considering the financial performance as well as (i) net sales growth in line with our peer group median; (ii) historical benchmarking data relating to the performance and commensurate payout of our peer groups; and (iii) a shift in focus with establishment of the Deploy for Growth Strategy in 2018 with the goal of accelerating top-line growth.

2019 Chief Financial Officer Transition. On May 2, 2019, we announced that Fareed Khan, our prior CFO, would be leaving Kellogg effective June 30, 2019.  The Board appointed Amit Banati as our new CFO, effective July 1, 2019. Prior to that date, Mr. Banati was serving as Senior Vice President and President, AMEA.
To assist the Board in determining the appropriate compensation level of Mr. Banati, we benchmarked ourselves against our compensation peer group to ensure that our CFO compensation is competitive in the marketplace; the components of his executive compensation package were targeted at the 50th percentile of our compensation peer group.
In connection with Mr. Banati’s appointment as CFO, the independent members of the Board approved Mr. Banati’s compensation, effective on July 1, 2019, of an annual base salary of $750,000, and a 2019 AIP target award of 100% of his annual base salary (calculated on a pro-rated basis for actual performance as CFO).  Mr. Banati’s compensation for the first half of 2019 is based on his salary and AIP in his prior role as Senior Vice President and President, AMEA. The independent members of the Board also approved a one-time award of 24,300 restricted stock units with 3-year cliff vesting as part of his promotion.
B.    Core Principles.   We operate in a robust and challenging industry, where competitive compensation is central to business performance. We believe that our executive compensation program for our NEOs should be designed to:

•	provide a competitive level of total compensation necessary to attract and retain key talent to help deliver successful business performance;

•	appropriately motivate our NEOs to contribute to our near-and long-term success; and

•	help drive long-term total return for our Shareowners.
Accordingly, our compensation program is based on the following core principles — each of which is more fully described below.

•	Pay for Performance,

•	Shareowner Alignment,

•	Values-Based, and

•	Mitigating Risk.
In addition to our executive compensation programs, for our broad employee population, we regularly review our compensation practices for compliance and fairness.
Pay for Performance.   The fundamental principle underlying our compensation programs is pay for performance. That is, linking the amount of actual pay to the performance of Kellogg and each NEO. We accomplish this in several ways, including ensuring that target pay levels are market based, utilizing “performance-based” pay, and limiting perquisites (each of which is more fully described below).
Market Driven Compensation.    All components of our executive compensation package are targeted at the median of the market of our Compensation Peer Group to ensure that our executives are appropriately compensated, and we are able to recruit and retain the right talent for the organization. Compensation opportunities vary based on time in position, criticality of retention, and sustained performance, as well as other factors. Actual incentive compensation payouts may be above or below the median of our Compensation Peer Group based on performance against pre-determined goals that are designed to drive sustainable results and increase Shareowner value.
Performance-Based Compensation. A significant portion of our senior executive’s target compensation is “performance-based” pay, tied to both short-term performance (AIP awards) and long-term performance (EPP awards and stock options). The annual compensation package for our CEO, Mr. Cahillane, has approximately 88% of target annual compensation (salary, annual incentives and long-term incentives) linked to performance-based incentives. The annual compensation package for our other NEOs averaged approximately 78% of target annual compensation linked to performance-based incentives.

Limited Perquisites.    To further ensure pay for performance, executives receive limited perquisites, as shown on page 42. For additional information about perquisites, refer to “Executive Compensation — Summary Compensation Table — footnote ‘6’.”
Shareowner Alignment.   Aligning the interests of our executives with Shareowners is an important way to drive behaviors that will generate long-term Shareowner value. We align these interests by using equity awards that have a long-term focus and by maintaining robust stock ownership guidelines (each of which is more fully described below). Equity-based incentives are an effective method of facilitating stock ownership and further aligning the interests of executives with those of our Shareowners. Consequently, a significant portion of our NEO’s total target compensation is comprised of equity-based incentives (approximately 69% of our CEO’s annual target compensation, and an average of approximately 56% of our other NEO's annual target compensation).
At the 2019 Annual Meeting of Shareowners, our Shareowners expressed strong support for the Company’s compensation program with approximately 95% of votes cast in favor of Kellogg’s “Say-on-Pay” proposal. In addition, during the course of 2019, the Company continued regularly engaging with our Shareowners about various corporate governance topics, including executive compensation. When setting compensation, and in determining compensation policies and practices like changing long-term incentives mix and the performance metrics, the C&T Committee took into account feedback from Shareowners received through the Company’s Shareowner outreach program, as well as the results of the 2019 Shareowner advisory resolution to approve executive compensation.
Longer-Term Focus.   Our EPP is a stock-based, pay for performance, multi-year incentive plan intended to focus senior management on achieving critical goals over three-year periods. We think this approach provides the right balance of focusing senior management on important operational and financial goals and providing a direct link to shareowner interests.  Specifically, for the 2017-2019 EPP, these goals were tied to currency-neutral adjusted operating profit margin and TSR. For the 2019-2021 EPP, the metrics are organic net sales growth and TSR. Restricted stock units granted in 2019 are subject to three-year cliff vesting. In addition, stock options granted in 2019 vest in three equal annual installments in 2020, 2021, and 2022.
Stock Ownership Guidelines.    Kellogg has established robust share ownership guidelines to strengthen the ongoing and continued link between the interests of NEOs and Shareowners. The CEO is expected to own shares equal to at least six times his base salary. The other NEOs are expected to own shares equal to at least three times their base salary. The Company has a holding period which requires that all of our NEOs hold all shares received from option or stock awards until their respective ownership guideline is met. Our NEOs currently exceed or are on track to meet their ownership guidelines.
Values-Based.   Kellogg’s compensation program is designed to reward an executive’s performance and contribution to Kellogg’s objectives. Each NEO is evaluated on their specific contributions (the “what”), as well as the behaviors they exhibit as they drive results (the “how”). The shared behaviors (what we call our “K Values”) that Kellogg expects and believes are essential to achieving long-term dependable and sustainable growth and increased value for Shareowners are as follows:

•	acting with integrity and showing respect;

•	being accountable for our actions and results;

•	being passionate about our business, our brands and our food;

•	having the humility and hunger to learn;

•	striving for simplicity; and

•	loving success.
Mitigating Risk.   The compensation program is designed so that it does not encourage taking unreasonable risks relating to our business. Kellogg’s compensation programs mitigate risk by balancing short-term and rolling multi-year incentives which use various financial metrics to encourage the business to grow in a balanced, sustainable manner. In addition, the use of clawback provisions further drives risk mitigation by creating appropriate remedies under certain circumstances.

In 2019, the Board of Directors and the C&T Committee reviewed our compensation program to identify any design features that could reasonably be considered to encourage excessive risk taking and Kellogg’s approach to those features. As a result of this review, and together with input from the independent compensation consultant, the Board of Directors and the C&T Committee determined that the risks arising from Kellogg’s compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on Kellogg.
Clawback Policies.   We maintain clawback provisions in each of our AIP, stock options, restricted stock units, and EPP programs which give the Company the ability to recover (“clawback”) previously granted payments. The provisions allow Kellogg to recoup performance-based gains by executive officers (and other program participants) for fraud or misconduct causing a financial restatement. Beginning in 2018, we expanded our provisions in all equity awards to require clawback after vesting or exercise (and forfeiture of awards before vesting) if an executive violates the non-compete or non-solicitation provisions of the awards or an executive engages in any activity that is contrary or harmful to Kellogg’s interest.
C.Compensation Approach.   Our compensation approach is based on (a) driving independent decision-making, (b) utilizing Compensation Peer Group data to appropriately benchmark compensation, (c) following a consistent, rigorous compensation target setting process, and (d) utilizing verification tools to ensure appropriate decisions are being made. Each is described more fully below.
Independence.   Our C&T Committee is responsible for administering the compensation program for executive officers of Kellogg. The members of the Committee are fully independent, none of the Committee members are current or former employees of Kellogg, and they are not eligible to participate in any of our executive compensation programs. For more information, see “Board and Committee Membership — Compensation and Talent Management Committee.” In addition, the Committee has utilized an independent compensation consultant for many years, and engaged FW Cook, as its independent compensation consultant for 2019.
FW Cook works directly for the C&T Committee, and, pursuant to Company policy, is prohibited from providing any consulting or other services to Kellogg or our executive officers other than the work performed on behalf of the Committee or the Board. The Committee has considered the independence of FW Cook in light of SEC rules and NYSE listing standards. In connection with this process, the Committee has reviewed, among other items, a letter from FW Cook addressing the independence of FW Cook and the members of the consulting team serving the Committee, including the following factors: (i) services provided to Kellogg by FW Cook, (ii) fees paid by Kellogg as a percentage of FW Cook’s total revenue, (iii) policies or procedures of FW Cook that are designed to prevent conflicts of interest, (iv) any business or personal relationships between the senior advisor of the consulting team with a member of the Committee, (v) any Company stock owned by the senior advisor or any member of his immediate family, and (vi) any business or personal relationships between our executive officers and the senior advisor. The Committee discussed these considerations and concluded that the work performed by FW Cook and its senior advisor involved in the engagement did not raise any conflict of interest.
Peer Groups and Competitive Positioning.  We use peer groups to benchmark our compensation against comparable companies and for different components of our overall compensation program as follows:

Peer Group	Overview/Selection Criteria	Primary Purpose
Compensation Peer Group	Consists of companies which we generally compete with for talent, of similar size and relevant industry. This group is reviewed on an annual basis for appropriateness.	Establish target compensation (Base Salary, AIP and LTI).
Performance Peer Group
Generally consists of the food companies in the broader Compensation Peer Group. Companies were chosen because they most closely compete with Kellogg in the consumer marketplace and for investors’ dollars, and face similar business dynamics and challenges. Annual incentive compensation payouts will depend largely upon Kellogg’s performance versus our operating plan budgets and in part upon our performance relative to our Performance Peer Group.
Assess relative company performance and assess incentive payouts
TSR Peer Group
Consists of S&P 500 “Food, Beverage, & Tobacco” excluding Beverage and Tobacco. Relative TSR is calculated during each performance period over the three-years. It is locked to new entrants once the performance period has begun.
Measure relative performance for the Executive Performance Plan (EPP)
The “Compensation Peer Group” is used to ensure that our executive officer compensation is competitive in the marketplace. Consequently, we benchmark our executive compensation to that of the Compensation Peer Group. The C&T Committee uses peer group data to benchmark base salary, target annual and long-term incentives and total compensation. For 2019 compensation decisions, our Compensation Peer Group was comprised of the following branded consumer products companies:

Campbell Soup Co.	Hormel Foods Corporation	McDonald’s Corporation
The Clorox Company	The J.M. Smucker Company	Mondelēz International, Inc.
Colgate-Palmolive Co.	Keurig Dr. Pepper Inc.	Nike, Inc.
ConAgra Brands, Inc.	The Kraft Heinz Company	Whirlpool Corporation
The Estee Lauder Cos., Inc.	Kimberly-Clark Corporation	YUM! Brands, Inc.
General Mills, Inc.	Mattel, Inc.
The Hershey Company	McCormick & Company, Inc.
The Committee reviews at least annually the Compensation Peer Group to confirm that it continues to be an appropriate benchmark. The Committee determines the Compensation Peer Group, taking into account input from the independent compensation consultant whose viewpoints are based on objective screening criteria for a variety of factors and considers a variety of criteria, including companies that (i) are in the same or similar lines of business, (ii) compete for the same customers with similar products and services, (iii) have comparable financial characteristics that investors view similarly, (iv) consider Kellogg a peer, (v) proxy advisory firms consider Kellogg’s peers, and (vi) are within a reasonable range in terms of percentile rank of Kellogg for key financial metrics such as revenue, pre-tax income, total assets, total equity, total employees, market capitalization, and composite percentile rank.
While we believe that our Compensation Peer Group is representative of the market in which we compete for talent, the composition of our Compensation Peer Group has changed over time based on market events such as mergers and divestitures.

The “Performance Peer Group” is used to assess our incentive plan payouts and performance relative to the performance of these direct competitors. This group includes many of the food companies in the broader Compensation Peer Group. The Performance Peer Group companies were chosen because they most closely compete with Kellogg in the consumer marketplace and for investors’ dollars, and face similar business dynamics and challenges.
The Performance Peer Group is comprised of the following companies:

Campbell Soup Co.	The J.M. Smucker Company	Nestlé S.A.
ConAgra Brands, Inc.	The Kraft Heinz Company	PepsiCo Inc.
The Hershey Company	McCormick & Company, Inc.	Unilever N.V
General Mills, Inc.	Mondelēz International, Inc.
The “TSR Peer Group” is used to measure the Company’s relative performance for the Executive Performance Plan. This Group consists of the S&P 500 “Food, Beverage & Tobacco” excluding Tobacco and Beverage (except Pepsico which remains included). TSR is calculated during each performance period using companies that comprise the comparison group at the start of the performance period with subsequent entrants to the group disregarded and companies that are removed are no longer included. The 2019 - 2021 TSR peer group is comprised of the following companies:

Archer-Daniels Midland Co.	Hormel Foods Corporation	Mondelēz International, Inc.
Campbell Soup Co.	The J.M. Smucker Company	Pepsico
ConAgra Brands, Inc.	The Kraft Heinz Company	Tyson Foods Co.
General Mills, Inc.	Lamb Weston Holdings, Inc.
The Hershey Company	McCormick & Company, Inc.
Our total compensation package is targeted at the median of our Compensation Peer Group. Actual incentive compensation payouts will depend largely upon Kellogg’s performance versus our operating plan budgets and in part upon our performance relative to our Performance Peer Group. Again, the design drives pay for performance. We believe this approach allows Kellogg to recruit the best talent for the organization and pay for performance, while controlling compensation expense.
Process.   Each year, the C&T Committee follows a consistent, rigorous process to determine compensation for the NEOs:

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The independent compensation consultant presents the Committee with relevant compensation information such as a market assessment, Compensation Peer Group benchmarking data, information about other relevant market practices, and emerging trends.

•	This compensation information provides detailed information for both CEO compensation and the compensation for other NEOs.

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The independent consultant makes recommendations to the Committee regarding target levels for each pay element for the CEO, and the CEO makes recommendations to the Committee regarding the performance and compensation for each NEO (other than himself).

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Based on its review of performance versus our operating plan, performance against the Performance Peer Group, individual performance, input from the independent compensation consultant and other factors, the Committee makes recommendations to the independent members of the Board regarding the compensation for the CEO and the other NEOs.

•	The independent members of the Board determine the compensation of the CEO and the other NEOs.
Verification Tools.   The C&T Committee utilizes several tools to help verify that the design of our program is consistent with our Core Principles and that the amount of compensation is within appropriate competitive parameters. For example, each year, the Committee reviews “pay tallies,” which include a detailed analysis of each NEO’s target and actual annual cash compensation, equity awards, retirement benefits, perquisites, change-in-control and severance payments, and wealth accumulation. In connection with this review, no unintended consequences or other concerns of the compensation program design were discovered. In addition, the Committee concluded that the total compensation of the NEOs aligns pay with performance and is appropriate and reasonable. In addition, our Committee uses a key financial metric, TSR, as a tool to verify our pay for performance connection.
D.    Compensation Plans and Design.   NEO compensation includes a combination of annual cash and long-term incentive compensation. Annual cash compensation for NEOs is comprised of base salary and the AIP. Long-term incentives consist of stock option grants, three-year EPP awards and restricted stock units (except for the CEO, who does not receive any restricted stock units).
Total Compensation.  We apply the same Core Principles and Compensation Approach in determining the compensation for all of our NEOs, including the CEO. The Committee also exercises appropriate business judgment in how it applies the standard approaches to the facts and circumstances associated with each NEO.
Key elements of our 2019 NEO compensation program are as follows.

Element		Performance / Vesting Period (yrs.)	Purpose	Characteristics

Fixed	Base Salaries	—	Compensates executives for their level of responsibility and sustained individual performance. Also, helps attract and retain strong talent.	Fixed component; evaluated annually.
	Retirement Plans	Long-Term	In order to assist employees with savings for retirement, we provide both matching and fixed Company contributions based on employee deferrals and years of service, respectively.	Fixed component; however, contributions vary based on employee elections.

Performance - Based	Annual Incentives (AIP)	1	Promotes achieving our annual corporate and business unit financial goals, as well as people safety, food safety and diversity and inclusion.	Performance-based cash opportunity; amount varies based on company and business results, and individual performance.
	Long-Term Incentives (EPP and Options)	3	Promotes (a) achieving our long-term corporate financial goals through the EPP and (b) stock price appreciation through stock options.	Performance-based equity opportunity; amounts earned/realized will vary from the targeted grant-date fair value based on actual financial and stock price performance.
Retention - Based	Long-Term Incentives (RSUs)	3	Creates a balanced long-term incentive program, helping to manage equity utilization while aligning to market practice.	Cliff vesting provides retention value; improved stock price performance enhances overall value of awards.

Other	Post-Termination Compensation	—	Facilitates attracting and retaining high caliber executives in a competitive labor market in which formal severance plans are common.	Contingent component; only payable if the executive’s employment is terminated under certain circumstances.
Base Salaries.   The Committee considers a number of factors when determining NEO base salaries including experience, proficiency, individual contributions, job market conditions, sustained performance in role, and the individual’s current base salary compared with those of persons in similar positions at other companies in the

Compensation Peer Group. Annually, the C&T Committee evaluates whether to award base salary increases, including considering changes in an NEO’s role and/or responsibility. In 2019, the NEOs received base salary increases that, in the Committee’s view, correctly positioned each NEO’s appropriately to the market. Additionally, Mr. Banati received a base salary increase in connection with his appointment as Chief Financial Officer.
Annual Incentives.   Annual incentive plan (“AIP”) awards to the NEOs are paid under the terms of the Kellogg Company 2017 Long-Term Incentive Plan (“LTIP”), which was approved by the Shareowners and is administered by the C&T Committee.
As part of its AIP methodology, at the beginning of fiscal 2019, the Committee established annual incentive opportunities for each NEO as a percentage of the executive’s base salary (“AIP Target”). Each year, the Committee sets performance ranges (which we refer to as “bandwidths”) centered on both financial and non-financial performance targets.  Our NEOs' AIP Target consisted of (a) financial metrics (90% weighting) consisting of net sales (“AIP Net Sales”) and operating profit (“AIP Operating Profit”), which are weighted at 50% each and (b) non-financial metrics (10% weighting) consisting of People Safety, Food Safety/Quality and Diversity & Inclusion. For NEOs (other than Mr. Banati and Mr. Hood), the financial and non-financial metrics are based on corporate targets. For our regional presidents, the 90% financial metrics are based on 70% regional targets and 20% corporate targets, and non-financial metrics are based on regional targets. Mr. Banati was our regional president of Asia Pacific, Middle East, Africa (“AMEA”), and Mr. Hood was our regional president of North America when the annual incentive opportunities were set. Consequently, their AIP metrics include regional targets. As Mr. Banati became our Chief Financial Officer effective July 1, 2019, his AIP is pro-rated based on his role as our regional president of AMEA for the first half of the year and as our Chief Financial Officer for the second half of the year.
The C&T Committee and management believe that by using the financial metrics of AIP Net Sales and AIP Operating Profit, Kellogg is encouraging profitable growth and cash generation for Shareowners. The Committee and management further believe that the financial metrics should measure comparable operating performance, as those measures provide a clearer view into the Company’s underlying performance. Consequently, the AIP financial measures for AIP Net Sales and AIP Operating Profit exclude the effect of foreign currency translation, restructuring programs, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodities and certain foreign currency contracts, multi-employer pension plan exit liabilities, the gain on the Divestiture, and other costs impacting comparability in our operating plan to facilitate year-to-year comparisons.
As a result of the budgeted assumptions, performance reported in our financial statements may differ from performance against our AIP performance targets. AIP Net Sales and AIP Operating Profit are non-GAAP measures, which will differ from the GAAP measures of net sales and operating profit growth.
The financial targets and bandwidths are based on our operating plan for the fiscal year and are designed to achieve our business objectives. Targets are then compared with the forecasted performance of the Performance Peer Group to ensure that our operating plan targets are reasonable and challenging. Operating plan targets generally fall within the median range of forecasted performance for the Performance Peer Group. The actual percent of the AIP Target paid to our NEOs each year can range from 0% to 200% of the target opportunity.
In addition to operating results, each NEO is held accountable for achieving annual goals set at the start of the fiscal year relating to driving the successful achievement of the Company’s strategy and related business priorities. Consistent with our commitment to a balanced approach between individual performance and adherence to our Core Principles, the NEOs are assessed both against their level of individual achievement against these agreed upon goals and the alignment of their behavior in achieving those goals with our core values.
2019 AIP Payouts. The 2019 AIP targets were established at the beginning of 2019. At that time, the Company did not have the certainty and/or know the timing of the Divestiture. As such, the targets included a full year of results for those businesses, and the terms of the AIP specifically provided for equitably adjusting the targets based on the ultimate impact of the proposed Divestiture. The Company completed the Divestiture on July 27, 2019, and the following adjustments were made to the targets to equitably adjust for the impact of the Divestiture. For corporate targets, AIP Net Sales growth was adjusted from 4.7% to 2.3%, and AIP Operating Profit growth was adjusted from 2.5% to (3.5)%. For North America targets, AIP Net Sales growth was adjusted from 2.0% to (1.8)%, and AIP Operating Profit growth was adjusted from 5.5% to (1.2)%.

For our 2019 AIP, the formulaic result of the Company’s 2019 performance for corporate, the AMEA business (which is a component of Mr. Banati’s AIP) and the North America business (which is a component of Mr. Hood’s AIP) is 95%, 109% and 77%, respectively, of target. Our NEOs (other than Mr. Banati and Mr. Hood) received a payout of 95% of target, Mr. Banati received a payout of 100% of target, and Mr. Hood received a payout of 81% of target, in each case, before consideration for individual performance.
For 2019, the target performance goals and performance against those goals for corporate, AMEA and North America were:

•	Corporate net sales. Corporate AIP Net Sales growth was 1.9% against a target of 2.3%.

•	Corporate operating profit. Corporate AIP Operating Profit performance declined (4.9)% against a target of (3.5)%.

•	AMEA net sales. AMEA AIP Net Sales growth was 25.3% against a target of 23.3%.

•	AMEA operating profit. AMEA AIP Operating Profit growth was 13.8% against a target of 18.6%.

•	North America net sales. North America AIP Net Sales performance declined (3.3)% against a target of (1.8)%.

•	North America operating profit. North America AIP Operating Profit performance declined (4.9)% against a target of (1.2)%.
Overall, the AIP Net Sales and AIP Operating Profit for corporate were slightly below expectations, resulting in an AIP payout factor for the financial metrics of 92% of target. The AIP Net Sales for AMEA was above expectations but the AIP Operating Profit for AMEA was below expectations, resulting in an AIP payout factor for the financial metrics of 107% of target. The AIP Net Sales and AIP Operating Profit for North America were below expectations, resulting in an AIP payout factor for the financial metrics of 73% of target.
For the non-financial metrics, objective and challenging performance targets were set at the beginning of the fiscal year for:

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Food safety and quality measures. The Company continues to drive strong programs across the network, and was above target for Corporate, AMEA and North America, with strong performance in plant audits and a significant reduction in consumer complaints.

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Diversity and inclusion. The Company continues its focus on diversity and inclusion as an important enabler to its business. In 2019, the Company was above target for Corporate and AMEA but was slightly below target in North America, based on its results on hiring, promotions and turnover.

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People safety. The Company was above target for Corporate, AMEA and North America on its people safety metrics, and improved upon 2018 actual results in total recordable incidents, loss time incidents, and hand injuries.

The AIP payout factor for the non-financial metrics was 120% for Corporate, 135% for AMEA and 115% for North America.
In exercising its judgment-based methodology to ensure appropriate pay for the Company’s performance, the C&T Committee considered a number of factors, including:

•	actual performance that was slightly below the targets for AIP Net Sales and AIP Operating Profits;

•	the Company’s improved organic net sales performance that was the highest since 2012 and grew in each region of the business, and was slightly higher than the median of our Performance Peer Group;

•	continuing the Company’s Deploy for Growth Strategy;

•	progress against the Company’s 2019 priorities, particularly the successful completion of the Divestiture;

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operating profit performance within external guidance, delivered despite challenging reorganizations in North America and Europe, a separate reorganization to extract stranded costs resulting from the Divestiture, and start-ups of local production in Brazil, Nigeria and South Africa; and

•	operating cash flow performance within external guidance which along with Divestiture proceeds enabled us to reduce debt meaningfully.
For these reasons, the Committee determined that our NEOs (other than Mr. Banati and Mr. Hood) should receive the formulaic payout of 95% of target, Mr. Banati should receive the formulaic payout of 100% of target, and Mr. Hood should receive the formulaic payout of 81% of target, in each case, before consideration for individual performance. The C&T Committee considered Mr. Banati, Mr. Hood and Mr. Pilnick’s individual performance in 2019, and awarded AIP payouts equal to 125%, 106% and 120% of their AIP Targets, respectively, consistent with the terms of the plan established at the beginning of the year.  The C&T Committee considered a number of factors in assessing Mr. Banati’s individual performance, including the strong growth in the AMEA region, and for the successful transition into his role as Senior Vice President and Chief Financial Officer.  The C&T Committee considered a number of factors in assessing Mr. Hood’s individual performance, including his leadership with the implementation of our reorganization to align with our customers and consumers, while at the same time successfully managing through the Divestiture and post-Divestiture North America organization.  The C&T Committee considered a number of factors in assessing Mr. Pilnick's individual performance, including his leadership of the successful transaction of the Divestiture and delivering related transition services, and his work on launching emerging brands through our venture capital program.

The chart below includes information about the 2019 AIP for each NEO.

	AIP Target(1)				AIP Maximum	2019 AIP Payout (Paid in March 2020)
Name	% of Base Salary		Amount($)		Amount($)	% of AIP Target	Amount of AIP Payout ($)
Steve Cahillane	160%		2,040,000		4,080,000	95%	1,938,000
Amit Banati	95%	(2)	712,808		1,425,616	125%	892,190
Chris Hood	105%		798,000		1,596,000	106%	845,880
Gary Pilnick	95%		733,875		1,467,750	120%	880,650
Alistair Hirst	90%		598,500		1,197,000	95%	568,575
Fareed Khan	95%		345,313	(3)	690,627	95%	328,048

(1)	For AIP purposes, incentive opportunities are based on executives’ salary levels at the last day of the calendar year.

(2)	Mr. Banati's target reflects a 90% AIP target from January 1, 2019 through June 30, 2019, and a 100% AIP Target from July 1, 2019 through the end of 2019.

(3)	Pursuant to Mr. Khan's agreement with Kellogg, this information reflects that his 2019 bonus was pro-rated through June 30, 2019, his last day as our CFO, based on actual performance.
Long-Term Incentives.   Long-term incentives are provided to our executives under the 2017 Long-Term Incentive Plan (“LTIP”), which was approved by our Shareowners. These incentives are intended to promote achieving our long-term corporate financial goals and earnings growth. The LTIP allows for grants of stock options, stock appreciation rights, restricted shares and units and performance shares and units (such as EPP awards).
All of the 2019 long-term incentive opportunity for the NEOs was provided through stock-based awards, which the C&T Committee believes best achieves several of the Core Principles, including Pay for Performance and Shareowner Alignment. Long-term incentive awards for our NEOs are determined on a position-by-position basis using proxy and survey data for corresponding positions in our Compensation Peer Group. For 2019, the Committee determined that the NEOs, other than the CEO, would receive approximately 50% of their long-term incentive opportunity in performance shares (granted under the EPP), 40% in stock options, and the remaining 10% in Restricted Stock Units (“RSUs”). The Committee determined that the CEO would receive approximately 60% of his long-term incentive opportunity in performance shares (granted under the EPP) and the remaining 40% in stock options. The Committee established this mix of awards after considering our Core Principles, Compensation Peer Group practices and cost implications.
Executive Performance Plan.   The EPP is a stock-based, pay for performance, three-year incentive plan` intended to focus senior management on achieving critical three-year operational goals. The performance levels are based on our long-range operating plan to be challenging and drive sustainable growth. The EPP contemplates the use of various metrics, as determined by the C&T Committee from time to time.

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2017-2019 EPP.  The payout for the 2017-2019 EPP is 90% of target. For the 2017-2019 EPP, the metrics were adjusted operating margin (“EPP Operating Margin”) and relative total shareowner return (“EPP TSR”), which were chosen to drive key business goals and increase Shareowner value. Vested EPP awards are paid in Kellogg common stock. EPP Operating Margin excludes certain impacts not contemplated on the grant date; the adoption of new pension accounting rules and the consolidation of Multipro, both in 2018.

The 2017-2019 EPP performance period ended on December 28, 2019 (the last day of fiscal 2019). In February 2020, after Kellogg’s 2019 annual audited financial statements were completed, the C&T Committee reviewed our performance versus the EPP Operating Margin target established in 2017 for purposes of Section 162(m). The Committee determined that the target set for purposes of Section 162(m) had been reached. The Committee then considered other aspects of company performance and used a judgment-based methodology in exercising its discretion to determine the actual payout for the NEOs.
For the 2017-2019 EPP, the Company delivered EPP Operating Margin of 15.6%, which is below the 17-19% target. With respect to relative TSR, the Company was at the 39th percentile of the TSR Peer Group. Those factors, if unadjusted, would have resulted in a payout up to 100% of the share target amount. The Committee concluded that a payout of 90% of target was appropriate for the Company’s performance during this period after considering the financial performance as well as (i) net sales growth in line with our peer group median; (ii) historical benchmarking data relating to the performance and commensurate payout of our peer groups; and (iii) a shift in focus with establishment of the Deploy for Growth Strategy in 2018 with the goal of accelerating top-line growth. The 2017-2019 EPP awards vested in February 2020.

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2019-2021 EPP.   The C&T Committee reviews the EPP metrics annually and receives input on the metrics from FW Cook and through the Company’s Shareowner outreach program. For the 2019-2021 EPP, the metrics of organic net sales growth and relative TSR, which ties directly to the creation of Shareowner value, were maintained.

In 2019, the Committee also set each individual’s EPP target at 50% of their total long-term incentive opportunity (60% for the CEO). Participants in the EPP have the opportunity to earn between 0% and 200% of their EPP target. Beginning with the 2019-2021 EPP, dividend equivalents accrue and vest in accordance with the underlying EPP award. For the 2019-2021 EPP, the performance targets are organic net sales growth (excluding acquisitions and divestitures during the performance period, adjusted for changes in accounting rules) and TSR relative to the relevant peer group. The 2019-2021 EPP cycle began on December 30, 2018 (first day of fiscal 2019) and concludes on January 1, 2022 (last day of fiscal 2021). The 2019-2021 EPP award opportunities, presented in number of potential shares that can be earned, are included in the Grant of Plan-Based Awards Table on page 45 of this proxy statement.

The chart below includes information about 2017-2019 EPP opportunities and actual payouts:

Name		EPP Target Share Amount (#)	EPP Maximum Share Amount (#)	2017-2019 EPP Payout (Paid in February 2020)
				% of EPP Target	Share Amount (#)	Pre-tax Value Realized ($)(1)
Steve Cahillane	(2)	—	—	90%	—	—
Amit Banati		6,600	13,200	90%	5,940	389,189
Chris Hood		9,600	19,200	90%	8,640	566,093
Gary Pilnick		12,200	24,400	90%	10,980	719,410
Alistair Hirst		8,100	16,200	90%	7,290	477,641
Fareed Khan	(3)	10,800	21,600	90%	8,118	531,891

(1)	The payout is calculated by multiplying the earned shares by the closing price of our common stock on February 21, 2020, which was $65.52 per share.

(2)	Mr. Cahillane joined Kellogg as President and CEO in October 2017. Consequently, he did not participate in the 2017-2019 EPP.

(3)	Mr. Khan's 2017-2019 EPP award was pro-rated through July 1, 2019.

Stock Options.   The C&T Committee believes stock options align NEOs with Shareowners and are a strong pay for performance vehicle because the options provide value to the NEO only if our stock price increases after the grants are made. Individual awards at grant may vary from target levels based on the individual’s performance, ability to impact financial performance and future potential. The exercise price for the options is set at the closing trading price on the date of grant. The vesting period for stock option awards to our NEOs is three equal annual installments. Stock options are exercisable for ten years after grant, which further drives Shareowner alignment by encouraging a focus on long-term growth and stock performance. The per-share exercise price for options granted in 2019 is $56.73.
Restricted Stock Units. In 2019, the Company granted RSUs as part of the annual long-term incentive awards for NEOs, other than the CEO. We also award RSUs from time to time to select employees for a variety of reasons including performance, recruiting and retention. In connection with Mr. Banati's promotion to CFO in 2019, he received a one-time grant of 24,300 RSUs. The award will cliff vest on the third anniversary of the grant date.
In October 2017, Kellogg granted performance-based restricted stock units (“PBRSUs”) to Mr. Banati, Mr. Hood, Mr. Pilnick and Mr. Hirst in connection with the CEO succession and in recognition for their contributions to the Company and the importance of leadership continuity. Consistent with past practice, the award value of the PBRSUs granted to the senior executives was approximately equal to one times the base salary of the recipient. These awards were designed to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. The C&T Committee certified that the performance condition of exceeding a minimum comparable diluted earnings per share threshold measured on a cumulative basis commencing at the beginning of the fourth quarter of fiscal 2017 and ending at the end of the third quarter of fiscal 2019 had been met and the PBRSUs vested on October 17, 2019.
Other Compensation Elements.

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Post-Termination Compensation.  The NEOs are covered by arrangements which specify payments in the event the executive’s employment is terminated. These severance benefits, which are competitive with the Compensation Peer Group and general industry practices, are payable if and only if the executive’s employment is terminated by the Company without cause. The Kellogg Severance Benefit Plan and the Change of Control Policy have been established primarily to attract and retain talented and experienced executives and further motivate them to contribute to our short- and long-term success for the benefit of our Shareowners. Kellogg’s severance program is consistent with market practices, and cash severance for our NEOs is payable in the amount of two times the current annual salary. The Change in Control Policy is also consistent with market practices, and cash compensation following a change in control for the continuing NEOs is payable in the amount of two times the current annual salary plus two times the current target annual incentive award.  For more information, please refer to “Potential Post-Employment Payments,” which begins on page 55 of this proxy statement.

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Retirement Plans.  All NEO’s are eligible to participate in the Kellogg-provided defined contribution plan, which provides for both matching and fixed Company contributions based on employee deferrals and years of service, respectively. Prior to 2019, Mr. Hood participated in a separate Kellogg-provided defined contribution plan established for new employees of the Company due to the Pringles acquisition. The plan provided fixed Company contributions based on years of service and base salary to those salaried employees. As of December 31, 2018, benefits were no longer provided in this plan to salaried employees and covered employees began participating in the same defined contribution plans as all other salaried employees. Prior to 2019, Mr. Pilnick and Mr. Hirst were eligible to participate in Kellogg-provided defined benefit pension plans which provided benefits based on years of service and pay (salary plus annual incentive only) to a broad base of eligible employees. In September 2017, the Company amended salaried defined benefit pension plans in the U.S. and Canada to freeze the compensation and service periods used to calculate benefits. As of December 31, 2018, employees covered by those plans began participating in the same defined contribution plans as all other salaried employees.

Amounts earned under long-term incentive programs are not included when determining retirement benefits for any plan participants. In addition, we do not pay above-market interest rates on amounts deferred under either our qualified or non-qualified savings and investment plans. For more information, please refer to “Retirement and Non-Qualified Defined Contribution and Deferred Compensation Plans,” which begins on page 50 of this proxy statement.

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Perquisites.  The Company provides limited perquisites to the NEOs. The Summary Compensation Table beginning on page 42 of this proxy statement contains itemized disclosure of all perquisites to our NEOs, regardless of amount.

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Employee Stock Purchase Plan.  We have a tax-qualified employee stock purchase plan that is made available to substantially all U.S. employees, which allows participants to acquire Kellogg stock at a discounted price. The purpose of the plan is to encourage employees at all levels to purchase stock and become Shareowners. The plan allows participants to buy Kellogg stock at a 5% discount to the market price. Under applicable tax law, no plan participant may purchase more than $25,000 in market value, as defined in the plan, of Kellogg stock in any calendar year. The Board is requesting shareholder approval for an amendment to the Employee Stock Purchase Plan as embodied in Proposal 4. Proposal 4 requests an increase of 1,500,000 shares available for participants to purchase. The amendment would also provide flexibility in the plan by giving the C&T Committee discretion from time to time to revise the discount to market price at which participants can buy Kellogg stock, between a minimum of 5% to a maximum of 15%. For more information on the amendment, see Proposal 4, beginning on page 69 of this proxy.

E.	Compensation Policies.
Executive Stock Ownership Guidelines.   In order to preserve the linkage between the interests of senior executives and those of Shareowners, senior executives are expected to establish and maintain a significant level of direct stock ownership. This can be achieved in a variety of ways, including by retaining stock received upon exercise of options or the vesting of stock awards (including EPP awards), participating in the Employee Stock Purchase Plan and purchasing stock in the open market. Our current stock ownership guidelines (minimum requirements) are as follows:

Chief Executive Officer	6x annual base salary
Other Named Executive Officers	3x annual base salary
These executives have five years from the date they first become subject to a particular level of the guidelines or from the date of a material increase in their base salary to meet them. For purposes of complying with our guidelines, stock considered owned includes shares owned outright, shares acquired through the employee stock purchase plan, and 60% of unvested restricted stock and restricted stock units.

The Company has a holding period which requires that all of our NEOs hold all shares received (net of tax) from option or stock awards (including EPP awards) until their respective ownership guideline is met. All of our NEOs currently meet or are on track to meet their ownership guideline. The C&T Committee reviews compliance with the guidelines on an annual basis.
Practices Regarding the Grant of Equity Awards.   The C&T Committee has generally followed a practice of making all option grants to executive officers on a single date each year. The Committee reviews and approves an overall stock option pool for all participating employees and recommendations for individual option grants to executives.
The Board grants these annual awards at its regularly-scheduled meeting in February. The February meeting usually occurs within a few weeks following our final earnings release for the previous fiscal year. We believe it is appropriate for annual awards to be made shortly after the time when material information regarding our performance for the preceding year has been disclosed. We do not otherwise have any program, plan or practice to time annual option grants to our executives in coordination with the release of material non-public information. EPP and annual RSU awards are granted at the same time as options.
While most of our option awards to NEOs have historically been made pursuant to our annual grant program, the Committee and Board retain the discretion to make additional awards of options or restricted stock to executives at other times for recruiting or retention purposes. We do not have any program, plan or practice to time “off-cycle” awards in coordination with the release of material non-public information.
All option awards made to our NEOs, or any of our other employees, are made pursuant to our LTIP. The exercise price of options under the LTIP is set at the closing trading price on the date of grant. We do not have any program, plan or practice of awarding options and setting the exercise price based on the closing stock price on a date other than the grant date, and we do not have a practice of determining the exercise price of option grants by using average prices (or lowest prices) of our common stock in a period preceding, surrounding or following the grant date. All grants to NEOs are made by the Board itself and not pursuant to delegated authority.
Securities Trading Policy.   Our securities trading policy prohibits our Directors, executives and other employees from engaging in any transaction in which they may profit from short-term speculative swings in the value of our securities. This includes “short sales” (selling borrowed securities which the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), “put” and “call” options (publicly available rights to sell or buy securities within a certain period of time at a specified price or the like) and hedging transactions, such as zero-cost collars and forward sale contracts. Our NEOs and other officers may not pledge shares or enter into any risk hedging arrangements with respect to Kellogg stock. NEOs may not hold Kellogg stock in a margin account or pledge Kellogg stock as collateral for a loan. In addition, this policy is designed to ensure compliance with relevant SEC regulations, including insider trading rules.
Clawback Policies.   We maintain clawback provisions relating to stock options, and AIP, RSU and EPP awards. Under the clawback provisions for stock options, if an executive voluntarily leaves our employment to work for a competitor within one year after any option exercise, then the executive must repay to Kellogg any gains realized from such exercise (but reduced by any tax withholding or tax obligations). In the event of fraud or misconduct causing a financial restatement, any gains realized from the exercise of stock options are now subject to recoupment depending on the facts and circumstances of the event. Similarly, under our AIP, RSU and EPP terms and conditions, in the event of fraud or misconduct causing a financial restatement, the AIP, RSU or EPP awards for the plan year of the restatement are subject to recoupment depending on the facts and circumstances of the event. Beginning in 2018, we expanded our provisions in all equity awards to require forfeiture of awards before vesting and clawback after vesting or exercise if an executive violates the non-compete or non-solicitation provisions of the awards or an executive engages in any activity that is contrary or harmful to Kellogg’s interest.
Deductibility of Compensation and Other Related Issues.   Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the Company’s deductions for compensation paid to specified officers (“Covered Employees”). For taxable years beginning before January 1, 2018, the Covered Employees consisted of a corporation’s chief executive officer and up to three other highly compensated officers (other than the chief financial officer), and qualifying “performance-based compensation” was not subject to this limitation if specified requirements were met (e.g., compensation paid only if performance meets pre-established objective goals based on performance criteria approved by shareholders).
Pursuant to the Tax Cuts and Jobs Act of 2017, for taxable years beginning after December 31, 2017, (i) the remuneration of a public corporation’s chief financial officer is now also subject to the deduction limit, (ii) once an individual is considered a Covered Employee with respect to a taxable year, he or she will be considered a Covered Employee for all future years, including after termination of employment or death, and (iii) the exemption from the deduction limit for “performance-based compensation” is no longer available. These changes do not apply to remuneration provided under a binding written contract in effect on November 2, 2017, which is not materially modified after that date. Consequently, for taxable years beginning after December 31, 2017, no remuneration in excess of $1 million paid to a Covered Employee will be deductible unless such compensation is granted pursuant to a written binding contract that was in effect prior to November 2, 2017.
While we view preserving tax deductibility as an important objective, we believe the primary purpose of our compensation program is to support our strategy and the long-term interests of our Shareowners. In specific instances we have, and in the future may, authorize compensation arrangements that are not fully tax deductible but that promote other important objectives of Kellogg and of our executive compensation program. Further, the C&T Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with the objectives of Kellogg and of our executive compensation program.
In 2019, we required any executive base salary above $950,000 (after pre-tax deductions for benefits and similar items) to be deferred into deferred stock units under our Executive Deferral Program. The deferred amounts are credited to an account in the form of units that are equivalent to the fair market value of our common stock. The units are payable in stock upon the executive’s end of employment. The only NEO affected by this policy in 2019 was Mr. Cahillane, who deferred $248,781 of his salary. The Program will terminate at the end of fiscal year 2020.
The C&T Committee also reviews projections of the estimated accounting (pro forma expense) and tax impact of all material elements of the executive compensation program. Generally, accounting expense is accrued over the requisite service period of the particular pay element (generally equal to the performance period) and Kellogg realizes a tax deduction upon the approval of the payout or payment to the executive.

COMPENSATION AND TALENT MANAGEMENT COMMITTEE REPORT

As detailed in its charter, the C&T Committee oversees our compensation program on behalf of the Board. In the performance of its oversight function, the Committee, among other things, reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement.
Based upon the review and discussions referred to above, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2019 and our proxy statement to be filed in connection with our 2020 Annual Meeting of Shareowners, each of which will be filed with the SEC.
COMPENSATION AND TALENT MANAGEMENT COMMITTEE
Mary Laschinger, Chair
Richard Dreiling
Zachary Gund
Don Knauss
Carolyn Tastad

EXECUTIVE COMPENSATION

Summary Compensation Table.
The following narrative, tables and footnotes describe the “total compensation” earned by our NEOs during 2019, 2018 and 2017 (only 2019 for Mr. Banati and only 2018 and 2019 for Mr. Hirst, because they were not NEOs in the prior years). The total compensation presented below does not reflect the actual compensation received by our NEOs or the target compensation of our NEOs in 2019, 2018 and 2017. The actual value realized by our NEOs in 2019 from long-term incentives is presented in the Option Exercises and Stock Vested Table on page 49 of this proxy statement. Target annual and long-term incentive awards for 2019 are presented in the Grant of Plan-Based Awards Table on page 45 of this proxy statement.
The individual components of the total compensation calculation reflected in the Summary Compensation Table are broken out below:
Salary.   Base salary earned during 2019. Refer to “Compensation Discussion and Analysis — Compensation Plans and Design — Base Salaries.”
Bonus.   We did not pay any discretionary bonuses to any NEOs in 2019. Each NEO, earned an annual performance-based cash incentive under our AIP, as discussed below under “Non-Equity Incentive Plan Compensation.” Refer to “Compensation Discussion and Analysis — Compensation Plans and Design — Annual Incentives.”
Stock Awards.   The awards disclosed under the heading “Stock Awards” consist of EPP awards and restricted stock unit awards. The dollar amounts for the awards represent the grant-date fair value calculated in accordance with FASB ASC Topic 718 for each NEO. Refer to Notes 1 and 9 to the Consolidated Financial Statements included in our annual Report on Form 10-K for the fiscal year ended December 28, 2019. Details about the EPP awards granted in 2019 are included in the Grant of Plan-Based Awards Table below. Refer to “Compensation Discussion and Analysis —Compensation Plans and Design — Long-Term Incentives” for additional information. The grant-date fair value of the stock-based awards will likely vary from the actual amount the NEO receives. The actual value the NEO receives will depend on the number of shares earned and the price of our common stock when the shares vest.
Option Awards.   The awards disclosed under the heading “Option Awards” consist of annual option grants (each an “option”). The dollar amounts for the awards represent the grant-date fair value calculated in accordance with FASB ASC Topic 718 for each NEO. Refer to Notes 1 and 9 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2019. Details about the option awards made during 2019 are included in the Grant of Plan-Based Awards Table below. Refer to “Compensation Discussion and Analysis —Compensation Plans and Design — Long-Term Incentives — Stock Options” for additional information. The grant-date fair value of the stock option awards will likely vary from the actual value the NEO receives. The actual value the NEO receives will depend on the number of shares exercised and the price of our common stock on the date exercised.
Non-Equity Incentive Plan Compensation.   The amount of Non-Equity Incentive Plan Compensation consists of the Kellogg Senior Executive AIP awards granted and earned in 2019, 2018 and in 2017. At the outset of each year, the C&T Committee grants AIP awards to the NEOs. Such awards are based on our performance each year and are paid in March following the completed year. For information on these awards refer to “Compensation Discussion and Analysis — Compensation Plans and Design — Annual Incentives.”
Change in Pension Value.   The amounts disclosed under the heading “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” represent the actuarial increase during 2019, 2018 and 2017 in the pension value provided under the pension plans. As of December 31, 2018, the Company's defined benefit pension plans were frozen so that impacted employees accrue no additional benefits under these plans after December 31, 2018. Kellogg does not pay above-market or preferential rates on non-qualified deferred compensation for employees, including the NEOs. A detailed narrative and tabular discussion about our pension plans and non-qualified deferred compensation plans, our contributions to our pension plans and the estimated actuarial increase in the value of our pension plans are presented under the heading “Retirement and Non-Qualified Defined Contribution and Deferred Compensation Plans.”
Director and Officer Liability, Travel Accident and Group Personal Excess Insurance. Director and officer liability insurance (“D&O Insurance”) insures our NEOs against certain losses that they are legally required to pay as a result of their actions while performing duties on our behalf. Travel accident insurance provides benefits to our NEOs in the event of death or disability (permanent and total) during travel on Kellogg chartered and/or commercial aircraft. Group personal excess insurance insures our NEOs for damages that an NEO is required to pay for personal injury or property damage in excess of damages covered by underlying insurance. Our D&O Insurance, travel accident insurance, and group personal excess insurance cover employees and others in addition to NEOs and do not break out the premium by covered individual or groups of individuals and, therefore, a dollar amount cannot be assigned for individual NEOs.
All Other Compensation.   Consistent with our emphasis on performance-based pay, perquisites and other compensation are limited in scope and in 2019 were primarily comprised of domestic and international relocation, Company retirement benefit contributions and the cost of death benefits. On certain occasions, an NEO’s spouse or other family member fly on chartered aircraft as additional passengers.  An NEO must fully reimburse the Company for any incremental cost of additional passengers.
Summary Compensation Table
It is important to note that the information required by the Summary Compensation Table does not necessarily reflect the target or actual compensation for our NEOs in 2019, 2018 and 2017.

Name and Principal Position		Year	Salary ($)	Bonus ($) (1)	Stock Awards ($)(2)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compen-sation ($)	Change in Pension Value and Non-Qualified Deferred Compen-sation Earnings ($)(5)		All Other Compen- sation ($)(6)(7)	Total ($)
Steve Cahillane		2019	1,268,261	—	4,524,120	1,778,350	1,938,000	—		185,492	9,694,223
Chairman and Chief Executive Officer		2018	1,250,002	—	4,477,410	2,384,096	1,725,000	—		153,484	9,989,992
		2017	288,462	1,500,000	2,666,752	—	468,750	—		23,640	4,947,604
Amit Banati		2019	686,249	—	2,467,783	382,661	892,190	—		943,136	5,372,019
Senior Vice President and Chief Financial Officer
Chris Hood		2019	754,623	—	1,364,712	539,678	845,880	—		482,313	3,987,206
Senior Vice President, President, Kellogg North America		2018	663,925	—	922,446	500,160	664,200	—		1,216,132	3,966,863
		2017	576,439	—	1,251,414	452,396	368,550	—		752,913	3,401,712
Gary Pilnick		2019	766,450	—	1,296,704	512,674	880,650	1,003,000		139,300	4,598,778
Vice Chairman, Corporate Development and Chief Legal Officer		2018	744,613	—	1,157,121	631,452	833,625	24,000		82,400	3,473,211
		2017	727,307	—	1,578,511	571,837	797,525	1,075,000		86,905	4,837,085
Alistair Hirst		2019	658,268	—	955,526	377,789	568,575	1,374,000		143,111	4,077,269
Senior Vice President, Global Supply Chain		2018	632,451	—	965,034	524,126	673,920	—	(8)	72,633	2,868,164
Fareed Khan	(9)	2019	374,593	—	1,178,296	466,111	328,048			411,024	2,758,072
Former Senior Vice President & Chief Financial Officer		2018	705,131	—	1,121,778	612,696	621,152	—		41,060	3,101,817
		2017	583,836	653,000	1,385,624	1,098,857	542,538	—		52,273	4,316,128

(1)	Represents one-time payments in connection with the commencement of employment.

(2)
Reflects the aggregate grant-date fair value of stock awards calculated in accordance with FASB ASC Topic 718 for each NEO. Refer to Notes 1 and 9 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2019 for a discussion of the relevant assumptions used in calculating the fair value. The table below presents separately the grant-date fair value for our EPP awards and restricted stock unit awards:

Name	Year	EPP ($)	RSU ($)	Total ($)
Steve Cahillane	2019	4,524,120	—	4,524,120
	2018	4,477,410	—	4,477,410
	2017	—	2,666,752	2,666,752
Amit Banati	2019	811,250	1,656,533	2,467,783
Chris Hood	2019	1,144,600	220,112	1,364,712
	2018	782,460	139,986	922,446
	2017	643,872	607,542	1,251,414
Gary Pilnick	2019	1,087,370	209,334	1,296,704
	2018	985,320	171,801	1,157,121
	2017	818,254	760,257	1,578,511
Alistair Hirst	2019	801,220	154,306	955,526
	2018	818,685	146,349	965,034
Fareed Khan	2019	988,250	190,046	1,178,296
	2018	956,340	165,438	1,121,778
	2017	724,356	661,268	1,385,624

(3)
The actual EPP payout can range from 0% to 200% of the target. If the highest level of performance conditions are achieved, then the grant-date fair value of the stock awards for each NEO is as follows, Mr. Cahillane $9,048,240 and $8,954,820 for 2019 and 2018 respectively; Mr. Banati: $1,622,500 for 2019; Mr. Hood: $2,289,200, $1,564,920, and $1,287,744, for 2019, 2018, and 2017 respectively; Mr. Pilnick: $2,174,740, $1,970,640, and $1,636,508 for 2019, 2018, and 2017, respectively; Mr. Hirst: $1,602,440 and $1,637,370 for 2019 and 2018 respectively; and Mr. Khan: $1,976,500, $1,912,680 and $1,448,712, for 2019, 2018, and 2017 respectively.

(4)
Represents the grant-date fair value calculated in accordance with FASB ASC Topic 718 for each NEO for stock option grants. Refer to Notes 1 and 9 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2019 for a discussion of the relevant assumptions used in calculating the grant-date fair value.

(5)
Represents the actuarial increase during 2019, 2018 and 2017 in the pension value provided under the U.S. Pension Plans for each NEO as we do not pay above-market or preferential earnings on non-qualified deferred compensation. As of December 31, 2018, the Company's defined benefit pension plans were frozen so that impacted employees accrue no additional benefits under these plans after December 31, 2018. The calculation of actuarial present value is generally consistent with the methodology and assumptions outlined in our audited financial statements, except that benefits are reflected as payable as of the date the executive is first entitled to full unreduced benefits (as opposed to the assumed retirement date) and without consideration of pre-retirement mortality. A variety of factors impact the actuarial increase in present value (pension value). In 2019, the primary factors impacting the pension value is changes in age, mortality assumption, and discount rate. Mr. Cahillane, Mr. Hood, Mr. Banati, and Mr. Khan are not participants in the defined benefit pension plans. Instead, Mr. Cahillane, Mr. Hood, and Mr. Banati participate in Kellogg-provided defined contribution plans. Mr. Khan was also a participant in the defined contribution plans through June 30, 2019, his last day as our CFO.

(6)
The table below presents an itemized account of “All Other Compensation” provided in 2019 to the NEOs. Consistent with our emphasis on performance-based pay, perquisites and other compensation are limited in scope.

Name	Kellogg Contributions to S&I and Restoration Plans (a) ($)	Company Paid Death Benefit (b) ($)	Financial Planning Assistance (c) ($)	Physical Exams (d) ($)	Relocation and Assignment (e) ($)	Severance Benefit (f) ($)	Total ($)
Steve Cahillane	157,778	4,835	6,000	16,879	—	—	185,492
Amit Banati	97,199	2,844	1,022	—	842,071	—	943,136
Chris Hood	109,577	2,882	6,000	—	363,854	—	482,313
Gary Pilnick	102,326	23,075	6,000	7,899	—	—	139,300
Alistair Hirst	99,366	28,938	6,000	8,807	—	—	143,111
Fareed Khan	16,971	1,389	6,000	—	—	386,664	411,024

(a)
For information about our Savings & Investment Plan and Restoration Plan and the Pringles Savings & Investment Plan, refer to “Retirement and Non-Qualified Defined Contribution and Deferred Compensation Plans — Defined Contribution Plans” beginning on page 50. Kellogg contributions to the Restoration Plan for Mr. Banati include a contribution of $20,464 made in February 2020 for the 2019 Plan Year.

(b)	Annual cost for Kellogg-paid life insurance, Kellogg-paid accidental death and dismemberment, and Executive Survivor Income Plan (Kellogg funded death benefit provided to executive employees).

(c)	Reflects reimbursement for financial and tax planning assistance.

(d)	Actual cost of a physical health exam.

(e)
As a global organization, senior executives are located in key business centers around the world. To facilitate the assignment of experienced employees to support the business, we provide for the reimbursement of certain expenses incurred as a result of their international relocation and assignment. The objective of this program is to manage through disruption and ensure that the employees not be financially disadvantaged or advantaged in a meaningful way as a result of the relocation.

Mr. Banati was relocated to our offices in the United States in July 2019 to become our Chief Financial Officer. The payment of the following expenses is pursuant to our reimbursement policy on international relocation: relocation related payments ($380,997) to relocate Mr. Banati to the United States and finalize ongoing expatriate costs associated with his assignment in Singapore; and tax equalization payments ($461,074) to ensure that Mr. Banati’s tax burden for his service in Singapore prior to becoming our Chief Financial Officer was comparable to the amount of taxes he would have incurred if he did not relocate to the United States.
The payments related to Mr. Hood are pursuant to our reimbursement policy on relocation and temporary international assignment, applicable to eligible employees who relocate at the request of Kellogg. Mr. Hood was relocated to our offices in the United States in July 2018 to manage our Kellogg North America region. The payment of the following expenses is pursuant to our reimbursement policy on relocation and temporary international assignment: relocation related payments ($19,073) to relocate Mr. Hood back to the United States and finalize ongoing expatriate costs associated with his assignment in Switzerland; and tax equalization and other payments ($344,781) to ensure that Mr. Hood bears a tax burden that would be comparable to his U.S. tax burden on income that is not related to the international relocation and temporary assignment. Mr. Hood remains financially responsible for the amount of taxes he would have incurred if he had continued to live and work in the U.S.

(f)	Represents severance benefits from July 1 through December 28, 2019. See discussion within Potential Post Employment Payments section on page 55.
In addition to the foregoing compensation, the NEOs also participated in health and welfare benefit programs, including vacation and medical, dental, prescription drug and disability coverage. These programs are generally available and comparable to those programs provided to all U.S. salaried employees.
(7) We have updated the disclosure to reflect Mr. Hood's defined contribution amounts on an accrual basis.

(8)	The actuarial value of pension for Mr. Hirst decreased by $77,000 for 2018 as a result of his continuing active employment despite his eligibility for an unreduced benefit.

(9)
Mr. Khan departed Kellogg effective June 30, 2019 and was succeeded by Mr. Banati. Mr. Khan's 2017-2019 EPP award was pro-rated through July 1, 2019, based on actual performance. Mr. Khan forfeited his 2018 - 2020 and 2019 - 2021 EPP awards, his 2019 RSU award, and one-third of his 2019 Option award.

Grant of Plan-Based Awards Table.
During 2019, we granted the following plan-based awards to our NEOs:

•	Stock Options;

•	2019 AIP grants (annual cash performance-based awards) paid in March 2020;

•	2019-2021 EPP grants (multi-year stock performance-based awards); and

•	Restricted stock unit grants.
Information with respect to each of these awards on a grant-by-grant basis is set forth in the table below. For a detailed discussion of each of these awards and their material terms, refer to “Executive Compensation — Summary Compensation Table” and “Compensation Discussion and Analysis — Compensation Plans and Design” above.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under-lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant-date Fair Value of Stock and Option Awards ($)
		Thres- hold ($)	Target ($)	Max- imum ($)	Thres- hold (#)	Target (#)	Max- imum (#)
Steve Cahillane
Stock options	2/22/2019								255,510	56.73	1,778,350	(2)
2019 AIP		—	2,040,000	4,080,000
2019-21 EPP	2/22/2019				—	76,680	153,360				4,524,120	(3)
Amit Banati
Stock options	2/22/2019								54,980	56.73	382,661	(2)
2019 AIP		—	712,808	1,425,616
2019-21 EPP	2/22/2019				—	13,750	27,500				811,250	(3)
2019 RSU (4)	2/22/2019							2,750			156,008	(6)
2019 RSU (5)	8/5/2019							24,300			1,500,525	(6)
Chris Hood
Stock options	2/22/2019								77,540	56.73	539,678	(2)
2019 AIP		—	798,000	1,596,000
2019-21 EPP	2/22/2019				—	19,400	38,800				1,144,600	(3)
2019 RSU (4)	2/22/2019							3,880			220,112	(6)
Gary Pilnick
Stock options	2/22/2019								73,660	56.73	512,674	(2)
2019 AIP		—	733,875	1,467,750
2019-21 EPP	2/22/2019				—	18,430	36,860				1,087,370	(3)
2019 RSU (4)	2/22/2019							3,690			209,334	(6)
Alistair Hirst
Stock options	2/22/2019								54,280	56.73	377,789	(2)
2019 AIP		—	598,500	1,197,000
2019-21 EPP	2/22/2019				—	13,580	27,160				801,220	(3)
2019 RSU (4)	2/22/2019							2,720			154,306	(6)
Fareed Khan
Stock options	2/22/2019								66,970	56.73	466,111	(7)
2019 AIP			345,313	690,627								(8)
2019-21 EPP	2/22/2019					16,750	33,500				988,250	(9)
2019 RSU	2/22/2019							3,350			190,046	(7)

(1)
Represents estimated possible payouts on the grant date for annual performance cash awards granted in 2019 under the 2019 AIP for each of our NEOs. The actual amount of AIP paid can range from 0% to 200% of the target. The AIP is an annual cash incentive opportunity and, therefore, these awards are earned in the year of grant. See the column captioned “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for the actual payout amounts related to the 2019 AIP. See also “Compensation Discussion and Analysis — Compensation Plans and Design — Annual Incentives” for additional information about the 2019 AIP.

(2)
Represents the grant-date fair value calculated in accordance with FASB ASC Topic 718. Refer to Notes 1 and 9 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2019. The grant-date fair value of the stock option awards will likely vary from the actual value the NEO receives, which will depend on the number of shares exercised and the price of our common stock on the date exercised.

(3)
Represents the grant-date fair value calculated in accordance with FASB ASC Topic 718. Refer to Notes 1 and 9 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2019. This grant-date fair value assumes that each participant earns the target EPP award (i.e., 100% of EPP target). The actual value the NEO receives will depend on the number of shares earned and the price of our common stock when the shares vest.

(4)	The restricted stock units will vest in full on February 22, 2022, the third anniversary of the grant date.

(5)	The restricted stock units will vest in full on August 5, 2022, the third anniversary of the grant date.

(6)
Represents the grant-date fair value calculated in accordance with FASB ASC Topic 718. Refer to Notes 1 and 9 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2019. The grant-date fair value of the restricted stock units will likely vary from the actual value the NEO receives, which will depend on the value of the shares upon vesting.

(7)	Pursuant to Mr. Khan's agreement with Kellogg, stock options and restricted stock units granted during 2019 will continue to vest in accordance with the terms of the relevant plans.

(8)	Mr. Khan's 2019 bonus was pro-rated through June 30, 2019, his last day as our CFO, based on actual performance.

(9)	Mr. Khan forfeited his 2019-2021 EPP awards.
Outstanding Equity Awards at Fiscal Year-End Table.
The following equity awards granted to our NEOs were outstanding as of the end of fiscal 2019:
Stock Options (disclosed under the “Option Awards” columns). Represents annual option grants made in February of each year to our NEOs.
Restricted Stock and Restricted Stock Units (disclosed under the “Stock Awards” columns). We award restricted stock units (“RSUs”) from time to time to selected executives and employees based on a variety of factors, including facilitating recruiting and retaining key executives.
2017-2019 EPP Grants (disclosed under the “Stock Awards” columns). The 2017-2019 EPP cycle began on January 1, 2017 (first day of fiscal 2017) and concludes on December 28, 2019 (last day of fiscal 2019). Dividends are not paid on unvested EPP awards. The 2017-2019 awards are based on currency-neutral adjusted operating margin percentage during 2019 and relative TSR. The ultimate value of the awards will depend on the number of shares earned and the price of our common stock at the time awards are issued.
2018-2020 EPP Grants (disclosed under the “Stock Awards” columns). The 2018-2020 EPP cycle began on December 31, 2017 (first day of fiscal 2018) and concludes on January 2, 2021 (last day of fiscal 2020). Dividends are not paid on unvested EPP awards. The 2018-2020 awards are based on organic net sales growth (excluding MultiPro) and relative TSR. The ultimate value of the awards will depend on the number of shares earned and the price of our common stock at the time awards are issued.
2019-2021 EPP Grants (disclosed under the “Stock Awards” columns). The 2019-2021 EPP cycle began on December 29, 2018 (first day of fiscal 2019) and concludes on January 1, 2022 (last day of fiscal 2021). Dividends are paid on unvested EPP awards. The 2019-2021 awards are based on organic net sales growth and relative TSR. The ultimate value of the awards will depend on the number of shares earned and the price of our common stock at the time awards are issued.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)(3)	Option Exercise Price ($)(4)	Option Expiration Date(5)	Number of Shares or Units of Stock That Have Not Vested (#)(6)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)(8)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(9)
Steve Cahillane
Options	76,266	152,534	(11)		69.66	2/16/2028
	—	255,510	(12)		56.73	2/22/2029
RSU (15)							47,350	3,274,726
2018-20 EPP									123,600	8,548,176
2019-21 EPP									159,240	11,013,038
Amit Banati
Options	8,967	—			59.95	2/21/2024
	19,500	—			64.09	2/20/2025
	30,600	—			75.52	2/19/2026
	19,466	9,734	(10)		72.90	2/17/2027
	13,066	26,134	(11)		69.66	2/16/2028
	—	54,980	(12)		56.73	2/22/2029
RSU (16)							5,955	411,848
RSU (17)							24,729	1,710,258
2017-19 EPP (14)									13,200	912,912
2018-20 EPP									17,600	1,217,216
2019-21 EPP									28,554	1,974,795
Chris Hood
Options	41,100	—			60.01	2/22/2023
	39,200	—			59.95	2/21/2024
	34,300	—			64.09	2/20/2025
	49,000	—			75.52	2/19/2026
	28,533	14,267	(10)		72.90	2/17/2027
	16,000	32,000	(11)		69.66	2/16/2028
	—	77,540	(12)		56.73	2/22/2029
RSU (18)							8,129	562,202
2017-19 EPP (14)									19,200	1,327,872
2018-20 EPP									21,600	1,493,856
2019-21 EPP									40,288	2,786,318
Gary Pilnick
Options	50,200	—			60.01	2/22/2023
	64,800	—			59.95	2/21/2024
	49,300	—			64.09	2/20/2025
	62,200	—			75.52	2/19/2026
	36,066	18,034	(10)		72.90	2/17/2027
	20,200	40,400	(11)		69.66	2/16/2028
	—	73,660	(12)		56.73	2/22/2029
RSU (19)							8,931	617,668
2017-19 EPP (14)									24,400	1,687,504
2018-20 EPP									27,200	1,881,152
2019-21 EPP									38,274	2,647,030

Alistair Hirst
Options	36,700	—		60.01	2/22/2023
	57,700	—		59.95	2/21/2024
	41,800	—		64.09	2/20/2025
	41,100	—		75.52	2/19/2026
	24,000	12,000	(10)	72.90	2/17/2027
	16,766	33,534	(11)	69.66	2/16/2028
	—	54,280	(12)	56.73	2/22/2029
RSU (20)						6,724	465,032
2017-19 EPP (14)								16,200	1,120,392
2018-20 EPP								22,600	1,563,016
2019-21 EPP								28,202	1,950,450
Fareed Khan
Options	69,306	34,654	(10)	72.90	2/17/2027
	19,600	39,200	(11)	69.66	2/16/2028
	—	44,647	(13)	56.73	2/22/2029
RSU (21)						12,480	863,117
2017-19 EPP (22)								16,236	1,122,882
_______________

(1)
On an award-by-award basis, the number of securities underlying unexercised options that are exercisable and that are not reported in Column 3 — “Number of Securities Underlying Unexercised Unearned Options.”

(2)
On an award-by-award basis, the number of securities underlying unexercised options that are unexercisable and that are not reported in Column 3 — “Number of Securities Underlying Unexercised Unearned Options.”

(3)	On an award-by-award basis, there were no shares underlying unexercised options awarded under any equity incentive plan that have not been earned.

(4)	The exercise price for each option reported in Columns 1 and 2 — “Number of Securities Underlying Unexercised Options” and Column 3 — “Number of Securities Underlying Unexercised Unearned Options.”

(5)	The expiration date for each option reported in Columns 1 and 2 — “Number of Securities Underlying Unexercised Options” and Column 3 — “Number of Securities Underlying Unexercised Unearned Options.”

(6)	The total number of shares of stock that have not vested and that are not reported in Column 8 — “Number of Unearned Shares, Units or Other Rights That Have Not Vested.”

(7)
Represents the number of shares of stock that have not vested and that are not reported in Column 9 - “Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested” multiplied by the closing price of our common stock on December 27, 2019 (the last trading day of fiscal 2019).

(8)
Represents the “maximum” number of shares that could be earned under outstanding EPP awards, including dividend equivalent units accrued as of December 28, 2019. The ultimate number of shares issued under the EPP awards will depend on the number of shares earned and the price of our common stock on the actual vesting date. For additional information with respect to these awards, refer to “Executive Compensation — Summary Compensation Table” and “Compensation Discussion and Analysis — Compensation Plans and Design.”

(9)
Represents the “maximum” number of shares that could be earned under outstanding EPP awards multiplied by the closing price of our common stock on December 27, 2019 (the last trading day of fiscal 2019). The ultimate value of the EPP awards will depend on the number of shares earned and the price of our common stock on the actual vesting date.

(10)	One-third of these options vested on February 17, 2018; one-third vested on February 17, 2019; and one-third vested on February 17, 2020.

(11)	One-third of these options vested on February 16, 2019, one-third vested on February 16, 2020 and one-third will vest on February 20, 2021

(12)	One-third of these options vested on February 24, 2020; one-third will vest on February 22, 2021; and one-third will vest on February 22, 2022.

(13)
For Mr. Khan's 2019 option grant, one-third of options vested on February 24, 2020; one-third will vest on February 22, 2021; and remaining one-third will be forfeited. The amount shown does not include the forfeited 22,324 options.

(14)	Vested on February 21, 2020; for actual payout amounts see the 2017-2019 EPP table on page 36.

(15)	These RSUs will vest on October 1, 2020.

(16)
These RSUs will vest on February 17, 2020 (1,300 units), February 16, 2021 (1,800 units) and February 22, 2022 (2,855 units). February 22, 2019 award outstanding includes accrued dividend equivalent units.

(17)	These RSUs will vest on August 5, 2022 (24,729 units) and includes accrued dividend equivalent units.

(18)
These RSUs will vest on February 17, 2020 (1,900 units), February 16, 2021 (2,200 units) and February 22, 2022 (4,029 units). February 22, 2019 award outstanding includes accrued dividend equivalent units.

(19)	These RSUs will vest on February 17, 2020 (2,400 units), February 16, 2021 (2,700 units) and February 22, 2022 (3,831 units). February 22, 2019 award outstanding includes accrued dividend equivalents.

(20)	These RSUs will vest on February 17, 2020 (1,600 units), February 16, 2021 (2,300 units) and February 22, 2022 (2,824 units). February 22, 2019 award outstanding includes accrued dividend equivalents.

(21)
These RSUs will vest on February 17, 2020 (9,880 units) and February 16, 2021 (2,600 units). The award vesting on February 22, 2022 includes cumulative accrued dividend equivalents and will be forfeited.

(22)
Pursuant to Mr. Khan's agreement with Kellogg, his 2017-2019 EPP award was pro-rated through July 1, 2019, based on actual performance. Mr. Khan forfeited his EPP 2019-21 and EPP 2018-20. For actual payout see the 2017-19 EPP table on page 36.

Option Exercises and Stock Vested Table.
With respect to our NEOs, this table shows the stock options exercised by such officers during 2019 (disclosed under the “Option Awards” columns). The dollar value reflects the total pre-tax value realized by such officers (Kellogg stock price at exercise minus the option’s exercise price), not the grant-date fair value disclosed elsewhere in this proxy statement. The table represents value realized on options that have been granted to the NEOs since 2008.
The 2016-2018 EPP cycle began on January 3, 2016 (first day of fiscal 2016) and concluded on December 29, 2018 (last day of fiscal 2018). Although the performance period ended on December 29, 2018, each NEO had to be actively employed by Kellogg on the date the awards vested (February 22, 2019) in order to be eligible to receive a payout.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting ($)
Steve Cahillane	—	—	—	—
Amit Banati	—	—	13,575	816,087
Chris Hood	—	—	16,870	1,003,834
Gary Pilnick	—	—	21,200	1,261,093
Alistair Hirst	—	—	15,900	950,943
Fareed Khan	—	—	—	—

(1)
Does not reflect the payout of 2017-2019 EPP awards. The 2017-2019 EPP cycle concluded on December 28, 2019 (last day of fiscal 2019). Each NEO had to be actively employed by Kellogg on the date the awards vested (February 21, 2020) in order to be eligible to receive a payout. See “Compensation Discussion and Analysis — Compensation Plans and Design — Long-Term Incentives — Executive Performance Plan — 2017-2019 EPP” and “Executive Compensation — Outstanding Equity Awards at Fiscal Year-End Table” for additional information. Includes performance-based restricted stock units issued to Mr. Banati, Mr. Hood, Mr. Pilnick, and Mr. Hirst. These awards vested on October 17, 2019 as the cumulative target for comparable earnings per share for the two-year period was exceeded.

RETIREMENT AND NON-QUALIFIED DEFINED CONTRIBUTION AND
DEFERRED COMPENSATION PLANS

Our NEOs are eligible to receive retirement benefits from Kellogg. The C&T Committee utilizes survey information for Fortune 500 companies and our peer group compiled by Aon Hewitt, Willis Towers Watson, and Mercer to help determine the appropriate level of benefits. The C&T Committee uses the same survey information used by Kellogg to set these benefits for all U.S. salaried employees. Our NEOs participate in the same plans (with exceptions noted) as our eligible U.S. salaried employees. The total retirement benefit is provided through a combination of qualified and non-qualified defined contribution savings and investment plans, and qualified and non-qualified defined benefit pension plans. Eligibility for the different plans provided by Kellogg varies by NEO.
The Company established the Pringles Savings & Investment Plan on June 1, 2012 to provide retirement benefits to salaried employees who joined Kellogg through our acquisition of Pringles. As of of December 31, 2018, benefits were no longer provided in this plan to salaried employees and covered employees began participating in the same defined contribution plans as all other salaried employees.
In September 2017, the Company amended certain defined benefit pension plans and associated “restoration plans” in the U.S., Canada, United Kingdom and the Republic of Ireland for salaried employees. As of December 31, 2018, the amendment froze the compensation and service periods used to calculate pension benefits for active salaried employees who participate in the affected pension plans. Beginning January 1, 2019, impacted employees no longer accrued additional benefits under these plans for future service and eligible compensation received under these plans, and began participating in the same defined contribution plans as all other salaried employees.
Our U.S. savings and investment program includes a non-qualified restoration plan for our U.S. executives, which allows us to provide benefits comparable to those which would be available under our IRS qualified plans if the IRS regulations did not include limits on covered compensation and benefits. We refer to this plan as a “restoration plan” because it restores benefits that would otherwise be available under the plan. This plan uses the same benefit formulas as our broad-based IRS qualified plans, and use the same type of compensation to determine benefit amounts.
Amounts earned under long-term incentive programs such as EPP, gains from stock options and awards of restricted stock and restricted stock units are not included when determining retirement benefits for any employee (including executives). We do not pay above-market interest rates on amounts deferred under our savings and investment plans.
The amount of an employee’s compensation is an integral component of determining the benefits provided under pension and savings plan formulas, thus, an individual’s performance over time will influence the level of his or her retirement benefits.
Defined Contribution Plans.
We offer both qualified and non-qualified defined contribution plans for employees to elect voluntary deferrals of salary and annual incentive awards. Our principal defined contribution plans are composed of (1) the Kellogg Savings & Investment Plan (“Kellogg S&I Plan”) (which is a qualified plan available to substantially all salaried employees) and (2) the Kellogg Restoration Savings & Investment Plan (“Restoration Plan”), which is a non-qualified plan as described below. All of our NEOs are participants in both of these plans.
We also offered a separate qualified defined contribution plan for salaried employees who joined Kellogg as part of our acquisition of Pringles: The Pringles Savings & Investment Plan (which is a qualified plan available to salaried employees that joined the Company through the acquisition of Pringles) and which is described below. Mr. Hood previously participated in this plan.
Kellogg S&I Plan
Under this plan, employees can defer up to 50% of base salary plus annual incentives. Distributions are generally made after termination (directly to employee or rolled over to another account) or when an employee reaches age 59 and a half. In order to assist employees with saving for retirement, we provide matching contributions on employee deferrals. Under the Kellogg S&I Plan, we match 100% of employee deferral contributions up to 3% of eligible compensation (i.e., base salary plus annual incentive), and 50% of employee deferral contributions between 3% and 5% of eligible compensation. No Kellogg matching contributions are provided above 5% of eligible compensation deferred by an employee. Any amount of matching contributions or employee contributions in excess of IRS limits will be made to the Restoration Plan.
Additionally, the Company provides a fixed Retirement Contribution to the Kellogg S&I Plan. The Retirement Contribution is a fixed 3%, 5% or 7% of base salary, for employees with up to 10 years of service, between 10 and 20 years of service or greater than 20 years of service, respectively. For employees who have less than 3 years of service, the Retirement Contribution vests upon the third anniversary of employment.
Pringles Savings & Investment Plan
The Pringles Savings & Investment Plan was a qualified defined contribution plan that was established June 1, 2012 to provide retirement benefits to salaried employees who joined Kellogg through our acquisition of Pringles. Mr. Hood previously participated in the Pringles Savings & Investment Plan. As of December 31, 2018, benefits were no longer provided in this plan to salaried employees and covered employees began participating in the same Kellogg S&I Plan as all other salaried employees.
Non-Qualified Deferred Contribution Plans
Restoration Plan
Effective on January 1, 2005, the Restoration Plan was renamed the Grandfathered Restoration Plan to preserve certain distribution options previously available in the old Restoration Plan, but no longer allow for deferrals after December 31, 2004 under IRS regulations issued under Section 409A of the Internal Revenue Code. Deferrals after December 31, 2004 are included in a new Restoration Plan, which complies with IRS regulations under Section 409A.
Under this plan, eligible employees can defer up to 50% of base salary plus annual incentives. Payouts are generally made after retirement or termination of employment with Kellogg, either as annual installments or as a lump sum, based on the distribution payment alternative elected under the plan.  Participants in the Restoration Plan may not make withdrawals during their employment. Participants in the Grandfathered Restoration Plan may make withdrawals during employment, but must pay a 10% penalty on any in-service withdrawal.
In order to assist employees with saving for retirement, we provide matching contributions on employee deferrals for eligible employees who also participate in the Kellogg S&I Plan. We match 100% of employee deferral contributions up to 3% of eligible compensation (i.e., base salary plus annual incentive), and 50% of employee deferral contributions between 3% and 5% of eligible compensation. No Kellogg matching contributions are provided above 5% of eligible compensation deferred by employees.  Kellogg matching contributions are immediately vested.
Our Restoration Plan is a non-qualified, unfunded plan we offer to employees who are impacted by the statutory limits of the Internal Revenue Code on contributions under our qualified plans. The Restoration Plan allows us to provide the same matching contribution and fixed retirement contribution, as a percentage of eligible compensation, to impacted employees as other employees who participate in the Kellogg S&I Plan.
All contributions to the Restoration Plan are treated as if they are invested in the Stable Income Fund, which was selected by Kellogg (and is one of the 11 investment choices available to employees participating in the Kellogg S&I Plan). The average annual rate of return for the Stable Income Fund has been 1.96% over the last 10 years. As an unfunded plan, no money is actually invested in the Stable Income Fund; contributions and earnings/losses are tracked in a book-entry account and all account balances are general Kellogg obligations.

Executive Deferral Program
In 2019, we required any executive base salary above $950,000 (after pre-tax deductions for benefits and similar items) to be deferred into deferred stock units under our Executive Deferral Program. The deferred amounts are credited to an account in the form of units that are equivalent to the fair market value of our common stock. The units are payable in stock upon the executive’s end of employment. The only NEO affected by this policy in 2019 was Mr. Cahillane who deferred $248,781 of his salary. The Program will terminate at the end of fiscal year 2020.
The following table provides information with respect to our Non-Qualified Deferred Compensation Plans, as applicable to each NEO. This table excludes information with respect to our Savings & Investment Plan, which is a qualified plan available to salaried Kellogg employees as described above. The information for Mr. Cahillane also includes deferrals under our Executive Deferral Program.
Non-Qualified Deferred Compensation

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals Distributions ($)	Aggregate Balance at Last FYE ($)(4)(5)
Steve Cahillane	384,444	138,178	106,403	—	956,456
Amit Banati	—	97,199	12,458	—	647,201
Chris Hood	56,941	78,777	15,774	—	755,350
Gary Pilnick	70,388	80,633	53,399	—	2,353,429
Alistair Hirst	52,609	68,566	33,532	—	1,494,645
Fareed Khan	—	2,838	578	—	26,062

(1)	Amounts in this column are included in the “Salary” column in the Summary Compensation Table.

(2)
Amounts in this column are Kellogg contributions and are reflected in the Summary Compensation Table under the heading “All Other Compensation.” Kellogg contributions to the Restoration Plan for Mr. Banati include a contribution of $20,464 made in February 2020 for the 2019 Plan Year.

(3)	Represents at-market/non-preferential earnings on the accumulated balance in 2019.

(4)
Aggregate balance as of December 28, 2019 is the total market value of the deferred compensation account, including executive contributions, Kellogg contributions and any earnings, including contributions and earnings from past fiscal years.

(5)	The amounts in the table below are also being reported as compensation in the Summary Compensation Table in the years indicated.

Name	Fiscal Year	Reported Amounts ($)
Steve Cahillane	2019	522,622
	2018	344,538
	2017	10,169
Amit Banati	2019	97,199
Chris Hood(1)	2019	135,718
	2018	150,392
	2017	124,853
Gary Pilnick	2019	151,022
	2018	121,831
	2017	116,559
Alistair Hirst	2019	121,176
	2018	229,363
Fareed Khan	2019	2,838
	2018	12,904
	2017	9,415
(1) We have updated the disclosure to reflect Mr. Hood's defined contribution amounts on an accrual basis.

Pension Plans.
Our U.S. pension plans are composed of the Kellogg Company Pension Plan and the non-qualified restoration plans, which include the Kellogg Company Executive Excess Plan for accruals after December 31, 2004, and the Kellogg Company Excess Benefit Retirement Plan for accruals on or before December 31, 2004 (collectively, the “U.S. Pension Plans”). Mr. Hirst and Mr. Pilnick are participants in our U.S. Pension Plans. Since 2008, Mr. Pilnick has been treated as a grandfathered participant under these plans.
Below is an overview of our current U.S. Pension Plans in which these NEOs participate.

	Qualified Pension Plan	Non-Qualified Plans
Reason for Plan	Provide eligible employees with a competitive level of retirement benefits based on pay and years of service. Benefit accruals were frozen for salaried employees as of the close of December 31, 2018.
Provide eligible employees with a competitive level of retirement benefits by “restoring” the benefits limited by the Internal Revenue Code. Based on the formula used in the Qualified Pension Plan. Benefit accruals were frozen for salaried employees as of the close of December 31, 2018.

Eligibility	Salaried employees and certain hourly and union employees. Pension plans closed to new participants beginning January 1, 2010.	Eligible employees impacted under the Internal Revenue Code by statutory limits on the level of compensation and benefits that can be considered in determining Kellogg-provided retirement benefits.
Payment Form	Monthly annuity.	Monthly annuity or lump sum at the choice of the executive.
Participation, as of January 1, 2003	Active Kellogg heritage employees who were hired prior to August 1, 2002 and who were 40 years of age or older or had 10 or more years of service as of January 1, 2003.
Retirement Eligibility
Full Unreduced Benefit:
•    Normal retirement age 65
•    Age 55 with 30 or more years of service
•    Age 62 with 5 years of service
Reduced Benefit:
•    Age 55 with 20 years of service
•    Any age with 30 years of service

Pension Formula	Single Life Annuity = 1.5% x (years of service) x (final average pay based on the average of highest three consecutive years) — (Social Security offset)
Pensionable Earnings
Includes only base pay and annual incentive payments. We do not include any other compensation, such as restricted stock grants, restricted stock unit grants, EPP payouts, gains from stock option exercises and any other form of stock- or option-based compensation in calculating pensionable earnings.

The estimated actuarial present value of the retirement benefit accrued through December 28, 2019 appears in the following table. The calculation of actuarial present value is generally consistent with the methodology and assumptions outlined in our audited financial statements, except that benefits are reflected as payable as of the date the executive is first entitled to full unreduced benefits (as opposed to the assumed retirement date) and without consideration of pre-retirement mortality. Specifically, present value amounts were determined based on the financial accounting discount rate of 3.37% for the Qualified Pension Plan and 3.32% for the Non-Qualified Pension Plan. Benefits subject to lump-sum distributions were determined using an interest rate of 3.32% and current statutory mortality under the Pension Protection Act for each NEO participating in our pension plan. For further information on our accounting for pension plans, refer to Note 10 within Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2019. The actuarial increase in 2019 of the projected retirement benefits can be found in the Summary Compensation Table under the heading “Change in Pension Value and Non-Qualified Deferred Compensation Earnings”. No payments were made to our NEOs under the Pension Plans during 2019. The number of years of credited service disclosed below equals an executive’s length of service with Kellogg. For Mr. Pilnick, all of his years of service are reflected in the ‘2005 and After’ plan because he had not yet vested in the earlier plan at the time the new plan was established to qualify for 409A treatment. For Mr. Hirst, all of his years of service are reflected in the ‘2005 and After’ plan because he first became eligible for the U.S. pension plans in 2005 when he transferred from U.K. payroll to U.S. payroll. Per the terms of our U.S. pension plans, all of his years of service working for Kellogg in the U.K. and South Africa were included as years of service in the U.S. plan upon his transfer to U.S. payroll, with offsets for any retirement benefits he earned working for Kellogg in the U.K. and South Africa.
Pension Benefits Table

Name (1)	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Gary Pilnick	U.S. Qualified Pension Plan	18.33	594,000	—
	Non-Qualified Plan (2004 and before)	—	—	—
	Non-Qualified Plan (2005 and after)	18.33	4,731,000	—
	TOTAL		5,325,000	—
Alistair Hirst	U.S. Qualified Pension Plan	35.00	916,000	—
	Non-Qualified Plan (2004 and before)	—	—	—
	Non-Qualified Plan (2005 and after)	35.00	8,856,000	—
	TOTAL		9,772,000	—

(1)	Information regarding Mr. Cahillane, Mr. Banati, Mr. Hood, and Mr. Khan is not presented in this table because these individuals are not participants in our U.S. Pension Plans.

POTENTIAL POST-EMPLOYMENT PAYMENTS

Our NEOs are eligible to receive benefits if their employment is terminated (1) by Kellogg without cause, (2) upon their retirement, disability or death or (3) in certain circumstances following a change of control. The amount of benefits will vary based on the reason for the termination.
The table at the end of this section reflects calculations, as of December 28, 2019, of the estimated benefits our NEOs (except Mr. Khan) would receive in these situations. In connection with Mr. Khan’s departure from Kellogg on June 30, 2019, we entered into an agreement pursuant to which (a) he is receiving salary and benefits over a two-year period under, and consistent with, the relevant Kellogg plans; (b) he continues to vest in his option awards and restricted stock unit awards in accordance with the terms of the relevant plans; (c) his 2017-19 EPP award and 2019 AIP paid were pro-rated based on actual performance, and paid at the same time as other participants receive their payouts.  In addition, Mr. Khan forfeited his 2018-20 and 2019-21 EPP awards.  Mr. Khan is also subject to restrictive covenants, including a non-compete.
All general references to NEOs in this Potential Post-Employment Payments section is exclusive of Mr. Khan. Although the calculations below are intended to provide reasonable estimates of the potential benefits, they are based on numerous assumptions and may not represent the actual amount an executive would receive if an eligible termination event were to occur.
Severance Benefits.
Our NEOs (other than Mr. Khan) are covered by arrangements that specify payments in the event the executive’s employment is terminated. These severance benefits are intended to be competitive with our Compensation Peer Group and general industry practices. The Kellogg Company Severance Benefit Plan (“Severance Benefit Plan”) and the Kellogg Company Change of Control Severance Policy for Key Executives (“Change of Control Policy”) have been established primarily to attract and retain talented and experienced executives and further motivate them to contribute to our short- and long-term success for the benefit of our Shareowners, particularly during uncertain times.
The Severance Benefit Plan provides severance benefits to employees who are terminated by Kellogg under certain circumstances. Kellogg benefits from this program in a variety of ways, including that Kellogg has the right to receive a general release, non-compete, non-solicitation and non-disparagement agreement from separated employees in exchange for the benefits provided under the program.
The Change of Control Policy provides benefits to executives in connection with a change of control in the event an executive is terminated without cause or the executive terminates employment for good reason. The Change of Control Policy is intended to protect Shareowner interests by enhancing employee focus during rumored or actual change of control activity by providing incentives to executives to remain with Kellogg despite uncertainties while a transaction is under consideration or pending.
Involuntary Termination - No Change of Control.
If the employment of an executive (including an NEO) is terminated without cause, he or she will be entitled to receive benefits under the Severance Benefit Plan. Benefits under the Severance Benefit Plan are not available if an executive is terminated for cause. “Cause” generally is defined as (a) the Employee’s willful engagement in conduct relating to the Employee’s employment with the Company for which either criminal or civil penalties may be sought; (b) the Employee’s deliberate disregard of any Company policy, including the Company’s insider trading policy, or the Company’s code of conduct; (c) the Employee’s acceptance of employment with or service as a consultant or advisor to an entity or person that is in competition with or acting against the interests of the Company; (d) the Employee’s disclosure or misuse of confidential information or material concerning the Company; (e) the Employee’s willful engagement in gross misconduct pursuant to which the Company has suffered a loss; or (f) the Employee’s willful and continued refusal to substantially perform the Employee’s then current duties at the Company in any material respect. Benefits under the Severance Plan are also not available if the executive is terminated for a reason that the Kellogg ERISA Administrative Committee determines rises to the level of cause or for any other reason determined in the sole discretion of the Kellogg ERISA Administrative Committee.  The Severance Benefit Plan is designed to apply in situations where Kellogg terminates employment for reasons such as (1) individual and

Company performance; (2) a reduction in work force; (3) the closing, sale or relocation of a Kellogg facility; (4) the elimination of a position; or (5) other reasons approved by the Kellogg ERISA Administrative Committee. Under the Severance Benefit Plan:

•	The executive is entitled to receive cash compensation equal to two times base salary, paid in installments over a two-year severance period.

•	Kellogg has the discretion to pay the executive an annual incentive award for the year in which the termination occurs at the actual payout level, prorated as of the date of termination.

•
Previously-granted stock option and restricted stock unit awards continue to vest during the severance period. All awards not vested or earned after the two-year period are forfeited. EPP awards do not vest under the terms of the plan unless the executive is eligible to retire at the time of termination. Where the executive is eligible to retire at the time of termination, EPP awards vest pro-rata based on the number of days in the performance period the executive was actively employed.

•
The executive is entitled to continue to participate in certain welfare and insurance benefits during the severance period. However, executives do not earn any additional service credit during the severance period and severance payments are not eligible compensation for any retirement plan.

•	The executive is entitled to receive outplacement assistance for 12 months following termination.
Severance-related benefits are provided only if the executive executes a separation agreement prepared by Kellogg, which includes a general release, non-compete and non-solicitation for two years, non-disparagement for perpetuity and/or confidentiality provisions.
Retirement, Disability and Death.
Retirement.    In the event of retirement, an NEO is eligible to receive (1) the benefits payable under our retirement plans and (2) prorated vesting of (a) stock options (depending on the terms and conditions of the award), (b) awards under our outstanding EPP plans (the amount of which will be based on our actual performance during the relevant periods and paid after the end of the performance periods) and (c) restricted stock units (depending on the terms and conditions of the award). In addition, we have the discretion to pay an executive the actual annual incentive award for the current year, prorated as of the date of retirement. “Retirement” generally is defined as meeting the Company's age and/or service requirements for retirement eligibility.
Death or Disability.    In the event of an NEO’s disability, the executive would receive disability benefits starting six months following the onset of the disability with no reductions or penalty for early retirement. “Disability” generally is defined as inability to perform all the material duties of regular occupation because of injury or sickness. In the event of an NEO’s death, his beneficiary would receive payouts under Kellogg-funded life insurance policies and our Executive Survivor Income Plan (for NEOs eligible to participate in the plan prior to January 1, 2011). However, the deceased NEO’s defined benefit pension benefits would be converted to a joint survivor annuity, resulting in a decrease in the cost of these benefits.
Potential Change of Control Payments.
We have arrangements with each of our continuing NEOs that provide for benefits that may be payable if a “change of control” occurs. Our 2009 Long-Term Incentive Plan, 2013 Long-Term Incentive Plan and 2017 Long-Term Incentive Plan specify the treatment of outstanding, unvested equity awards granted under each respective plan to employees, including our NEOs, upon the occurrence of a change of control. Under the Long-Term Incentive Plans and Change of Control Policy, the severance and other benefits payable to NEOs are subject to a “double trigger.”  The first trigger is the occurrence of a change of control.  The second trigger for our Change of Control Policy occurs if we terminate an NEO’s employment unrelated to cause, or an NEO terminates his employment for good reason, in each case within two years following the change of control.  The second trigger for our Long-Term Incentive Plans occurs if (1) awards are not assumed or replaced by a substitute award, or (2) we terminate an NEO’s employment unrelated to cause or an NEO terminates his employment for good reason, in each case, within two years following the change of control.  For these purposes, “cause,” "good reason," and “substitute awards” are defined in our Long-Term Incentive Plan and Change of Control Policy.

A “change of control” generally is defined in the arrangements to include a change in a majority of the Board, consummation of certain mergers, the sale of all or substantially all of our assets and Shareowner approval of a complete liquidation or dissolution. The “change of control” definition also includes an acquisition by a party of 20% or 30% of Kellogg common stock, depending on the post-acquisition ownership of the Kellogg Foundation and Gund family trusts (the “Trusts”). The applicable percentage is 20% or more if the Trusts do not collectively own more than 35% of the common stock. The applicable percentage is 30% or more if the Trusts collectively own more than 35% of the common stock.
The change-in-control related severance payments consist of the following:
Payments Triggered Upon a Change of Control Without Termination.     EPP awards, restricted stock units, and stock options will retain their original vesting schedules and will not automatically vest upon a change of control (and only vest if there is no assumption, continuation or substitution of the outstanding awards with substitute awards that are, in the judgment of the C&T Committee, of equivalent value).
Payments Triggered Upon a Change of Control With Termination.     Under the Change of Control Policy, cash severance is payable in the amount of two times the current annual salary plus two times the current target annual incentive award. In addition, executives are entitled to receive the annual incentive award for the current year at the target award level, prorated as of the date of termination. This amount is payable as a lump sum within 90 days after termination.
Additional retirement benefits under the Change of Control Policy would equal the actuarial equivalent of the benefit the executive would have received for two years of additional participation under our retirement plans. The executive will continue to participate in health and welfare benefit plans for a two-year period following termination, and will also receive outplacement assistance.
The following table reflects calculations, as of December 28, 2019, of the estimated benefits our NEOs would have received (1) if their employment was terminated by Kellogg without cause or upon their retirement, disability or death or (2) in certain circumstances following a change of control. Amounts shown in the following table are calculated by assuming that the relevant employment termination event and/or change of control occurred on December 28, 2019.

Potential Post Employment Table

Name and Benefits	Involuntary Termination - No Change of Control ($)		Change of Control W/ Involuntary Termination ($)		Retirement ($)(1)		Death ($)		Disability ($)
Steve Cahillane
Two Times Base Salary	2,550,000		2,550,000		—		—		—
280G Reduction (2)	—		—		—		—		—
2019 Annual Incentive	1,938,000		1,938,000		—		1,938,000		1,938,000
Two Times Annual Incentive (3)	—		4,080,000		—		—		—
Stock Options	2,117,326	(4)	3,175,989		—		898,318	(7)	898,318	(7)
EPP Awards	—		10,187,268	(9)	—		4,820,452	(11)	4,820,452	(11)
Restricted Stock Units	3,274,726	(12)	3,274,726	(13)	—		3,274,726	(14)	3,274,726	(14)
Outplacement	12,375		12,375		—		—		—
Health and Welfare Benefits (15)	104,000		104,000		—		—		—
Other Benefits and Perquisites (20)	—		52,000		—		—		—
Life Insurance and Executive Survivor Income Plan Benefits (21)	—		—		—		1,275,000		—
Total	9,996,427		25,374,358		—		12,206,496		10,931,496
Amit Banati
Two Times Base Salary	1,500,000		1,500,000		—		—		—
280G Reduction (2)	—		—		—		—		—
2019 Annual Incentive	892,190		892,190		—		892,190		892,190
Two Times Annual Incentive (3)	—		1,500,000		—		—		—
Stock Options	455,601	(4)	683,401	(5)	—		193,298	(7)	193,298	(7)
EPP Awards	456,456	(8)	2,125,356	(9)	—		1,215,625	(11)	1,215,625	(11)
Restricted Stock Units	1,984,096	(12)	2,196,164	(13)	—		458,881	(14)	458,881	(14)
Outplacement	12,375		12,375		—		—		—
Health and Welfare Benefits (15)	104,000		104,000		—		—		—
Other Benefits and Perquisites (20)	—		52,000		—		—		—
Life Insurance and Executive Survivor Income Plan Benefits (21)	—		—		—		750,000		—
Total	5,404,718		9,065,486		—		3,509,994		2,759,994
Chris Hood
Two Times Base Salary	1,520,000		1,520,000		—		—		—
280G Reduction (2)	—		—		—		—		—
2019 Annual Incentive	845,880		845,880		845,880		845,880		845,880
Two Times Annual Incentive (3)	—		1,596,000		—		—		—
Stock Options	916,335	(4)	963,822	(5)	272,614	(6)	272,614	(7)	272,614	(7)
EPP Awards	1,660,578	(8)	2,906,933	(9)	1,660,578	(10)	1,660,578	(11)	1,660,578	(11)
Restricted Stock Units	568,022	(12)	582,764	(13)	304,574		304,574	(14)	304,574	(14)
Outplacement	12,375		12,375		—		—		—
Health and Welfare Benefits	104,000		104,000		—		—		—
Other Benefits and Perquisites (20)	—		52,000		—		—		—
Life Insurance and Executive Survivor Income Plan Benefits (21)	—		—				760,000		—
Total	5,627,190		8,583,774		3,083,646		3,843,646		3,083,646

Name and Benefits	Involuntary Termination - No Change of Control ($)		Change of Control W/ Involuntary Termination ($)		Retirement ($)(1)		Death ($)		Disability ($)
Gary Pilnick
Two Times Base Salary	1,545,000		1,545,000		—		—		—
280G Reduction (2)	—		—		—		—		—
2019 Annual Incentive	880,650		880,650		—		880,650		880,650
Two Times Annual Incentive (3)	—		1,467,750		—		—		—
Stock Options	610,396	(4)	915,594	(5)	—		258,973	(7)	258,973
EPP Awards	843,752	(8)	3,205,635	(9)	—		1,944,572	(11)	1,944,572
Restricted Stock Units	352,716	(12)	637,272	(13)	—		354,917	(14)	354,917
Outplacement	12,375		12,375		—		—		—
Health and Welfare Benefits (15)	104,000		104,000		—		—		—
Change to Retirement Benefits	(2,117,000)	(16)	1,224,000	(17)	—		(2,514,000)	(18)	(2,117,000)	(19)
Other Benefits and Perquisites (20)	—		52,000		—		—		—
Life Insurance and Executive Survivor Income Plan Benefits (21)	—		—		—		5,769,000		—
Total	2,231,889		10,044,276		—		6,694,112		1,322,112
Alistair Hirst
Two Times Base Salary	1,330,000		1,330,000		—		—		—
280G Reduction (2)	—		(226,570)		—		—		—
2019 Annual Incentive	568,575		568,575		568,575		568,575		568,575
Two Times Annual Incentive (3)	—		1,197,000		—		—		—
Stock Options	641,458	(4)	674,700	(5)	190,837	(6)	190,837	(7)	190,837
EPP Awards	1,430,298	(8)	2,388,994	(9)	1,430,298	(10)	1,430,298	(11)	1,430,298
Restricted Stock Units	469,144	(12)	479,478	(13)	263,768		263,768	(14)	263,768
Outplacement	12,375		12,375		—		—		—
Health and Welfare Benefits (15)	104,000		104,000		—		—		—
Change to Retirement Benefits	—		—		—		(5,230,000)	(18)	—
Other Benefits and Perquisites (20)	—		52,000		—		—		—
Life Insurance and Executive Survivor Income Plan Benefits (21)	—		—		—		4,682,000		—
Total	4,555,850		6,580,552		2,453,478		1,905,478		2,453,478

(1)
Information regarding Mr. Cahillane, Mr. Banati and Mr. Pilnick is not presented in this table because these individuals were not retirement-eligible as of December 28, 2019. Information for Mr. Hood and Mr. Hirst is hypothetical and based upon retirement as of December 28, 2019.

(2)
If an NEO becomes entitled to separation benefits following a change of control and those separation benefits would otherwise be subject to the excise tax under Section 4999 of the Internal Revenue Code, then the separation benefits will be reduced to $1.00 less than the amount which would trigger the excise tax if such reduction would result in the NEO receiving an equal or greater after-tax benefit than the NEO would have received if the full separation benefits were paid. This column represents the estimated amount of pay reduction to put the NEO in this position. The estimated values in this column were developed based on the provisions of Section 280G and 4999 of the Internal Revenue Code. The actual amount, if any, of the pay reduction will depend upon the NEO’s pay, terms of a change of control transaction and the subsequent impact on the executive’s employment.

(3)	Represents two times the target annual incentive award for 2019.

(4)	Represents the intrinsic value of unvested stock options that would vest in connection with a termination as of December 28, 2019, based on a stock price of $69.16.

(5)	Represents the intrinsic value of unvested stock options that would vest upon a change of control as of December 28, 2019, based on a stock price of $69.16.
(6) Represents the intrinsic value of unvested stock options that would vest upon retirement as of December 28, 2019, based on a stock price of $69.16. For awards made prior to 2017, this would include all stock options, and for awards made in 2018 and 2019, this would include a prorated number of stock options.

(7)
Represents the intrinsic value of unvested stock options that would vest upon death or disability as of December 28, 2019 (prorated for time worked during the performance period), based on a stock price of $69.16.

(8)
Represents the value based on the actual number of shares paid out under the 2017-2019 EPP, which would be payable at our discretion, and a stock price of $69.16. For Mr. Hood and Mr. Hirst, who are retirement-eligible, includes the 2018-2020 EPP and 2019-2021 EPP prorated for the time worked during the performance period at a stock price of $69.16. Since our other NEOs are not retirement-eligible as of December 28, 2019, their 2018-2020 EPP and 2019-2021 EPP awards would be forfeited.

(9) Valued based on the “target” number of shares under the 2017-2019 EPP, the 2018-2020 EPP and the 2019-2021 EPP and, in each case, a stock price of $69.16.
(10) Valued based on the actual number of shares paid out under the 2017-2019 EPP and the prorated target number of shares under the 2018-2020 EPP and 2019-2021 EPP and, in each case, a stock price of $69.16.
(11) Represents the value of outstanding "target" EPP awards payable based on our actual performance during the relevant periods and paid following the end of the performance periods (prorated for time worked during the performance period) and, in each case, based on a stock price of $69.16.
(12) Represents the value of unvested restricted stock units that would vest in connection with a termination as of December 28, 2019, based on a stock price of $69.16.
(13) Represents the value of unvested restricted stock units that would vest upon a change of control as of December 28, 2019, based on a stock price of $69.16.
(14) Represents the value of unvested restricted stock units that would vest upon death or disability as of December 28, 2019 (prorated for time worked during the performance period), based on a stock price of $69.16.
(15) Represents the estimated costs to Kellogg of continued participation in medical, dental and life insurance benefits during the severance period.
(16) Represents the increase (decrease) to the estimated actuarial present value of retirement benefit accrued through December 28, 2019 for each NEO associated with terminating an NEO’s employment without cause. The estimated actuarial present value of retirement benefit accrued through December 28, 2019 appears in the Pension Benefits Table on page 54 of this proxy statement. For each NEO, changes to retirement benefits upon severance vary depending on age, service and pension formula at the time of termination. For Mr. Pilnick, the change to his retirement benefit is negative because, based on his age, service and pension formula, his pension benefit upon severance does not include early retirement subsidies that are assumed to be earned under the pension benefit calculated in the Pension Benefit Table.
(17) Represents the increase (decrease) to the estimated actuarial present value of retirement benefit accrued through December 28, 2019 for each NEO associated with terminating an NEO’s employment without cause following a change of control. The estimated actuarial present value of retirement benefit accrued through December 28, 2019 appears in the Pension Benefits Table on page 54 of this proxy statement. For each NEO, changes to retirement benefits upon change of control vary depending on age, service and pension formula at the time of termination. For Mr. Pilnick, the change to the retirement benefit is positive because change of control pension benefits include two additional years of age and service for retirement eligibility purposes.
(18) Represents the incremental value of retiree medical and the increase (decrease) to the estimated actuarial present value of retirement benefits accrued through December 28, 2019 for each NEO associated with a NEOs retirement benefits being converted to a survivor annuity upon his death. The estimated actuarial present value of retirement benefits accrued through December 28, 2019 appears in the Pension Benefits Table on page 54 of this proxy statement. The Change to Retirement Benefits is negative because the benefits provided upon death do not include early retirement subsidies otherwise included in the estimate of retirement benefits. Also, the survivor annuity upon death is reduced to less than 50% of the benefit provided upon early or normal retirement.
(19) For Mr. Pilnick, the Change to Retirement Benefits is negative because the disability retirement payments begin at a later age (age 65) than early retirement benefits (age first eligible to receive an unreduced pension). The estimated actuarial present value of retirement benefits accrued through December 28, 2019 appears in the Pension Benefits Table on page 54 of this proxy statement.
(20) Consists of Kellogg-paid death benefits, financial planning and physical exams.
(21) Payment of death benefits for Company-paid life insurance and Executive Survivor Income Plan (for NEOs eligible to participate in the Plan prior to January 1, 2011).

CEO PAY RATIO

We are required by SEC rules and regulations to disclose the annual total compensation for our CEO and an estimate of the median annual total compensation for our worldwide employee population excluding our CEO, and the ratio of annual total compensation for our CEO to the annual total compensation for our median employee (the “Pay Ratio Disclosure”).
For the year ended December 28, 2019, the estimated median annual total compensation of all employees of the Company and its consolidated subsidiaries (other than the Chairman and Chief Executive Officer) was $38,895.  Mr. Cahillane’s annual total compensation for 2019 for purposes of the Pay Ratio Disclosure was $9,694,223, as set forth in the Summary Compensation table beginning on page 42.  Based on this information, for 2019, the ratio of the compensation of the Chairman and Chief Executive Officer to the median annual total compensation of all other employees was estimated to be 249 to 1.
To identify, and to determine the annual total compensation of, the median employee, we used the following methodology:

•
Use of worldwide employee population (including full-time, part-time, temporary, or seasonal workers) as of October 31, 2019, which consisted of 31,330 total employees, of which 10,401 employees were employed in the United States and 20,929 employees were employed in foreign jurisdictions.

•
We used the sum of base salary, annual bonus, and sum of other bonuses (signing bonuses, any bonus provided to manufacturing facilities), and overtime as applicable for the 10-month period ending October 31, 2019 as our compensation measure that we consistently applied to all employees.

•	For purposes of this disclosure, we applied the average exchange rate for October.

•
Under the de minimis exemption provided in the SEC rules, we have excluded a total of 1,459 employees from certain countries. The specific number of employees excluded from each country is: Colombia (222), Ecuador (113), El Salvador (2), Greece (7), Hong Kong (3), Nigeria (771), Pakistan (3), Thailand (277) and Turkey (61). The excluded employees do not exceed 5% of our total U.S. and non-U.S. employee population.

With respect to the annual total compensation of the “median employee”, we identified and calculated the elements of such employee’s compensation in accordance with SEC rules and regulations. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of the Summary Compensation Table beginning on page 42.

RELATED PERSON TRANSACTIONS

Policy For Evaluating Related Person Transactions.    The Board has adopted a written policy relating to the Nominating and Governance Committee’s review and approval of transactions with related persons that are required to be disclosed in proxy statements by SEC regulations, which are commonly referred to as “Related Person Transactions.” A “related person” is defined under the applicable SEC regulation and includes our Directors, executive officers and 5% or more beneficial owners of our common stock. The Corporate Secretary administers procedures adopted by the Board with respect to related person transactions and the Nominating and Governance Committee reviews and approves all such transactions. At times, it may be advisable to initiate a transaction before the Nominating and Governance Committee has evaluated it or a transaction may begin before discovery of a related person’s participation. In such instances, management consults with the Chair of the Nominating and Governance Committee to determine the appropriate course of action. Approval of a related person transaction requires the affirmative vote of the majority of disinterested Directors on the Nominating and Governance Committee. In approving any related person transaction, the Nominating and Governance Committee must determine that the transaction is fair and reasonable to Kellogg. The Nominating and Governance Committee periodically reports on its activities to the Board. The written policy relating to the Nominating and Governance Committee’s review and approval of related person transactions is available on our website under the “Investor Relations” tab, at the “Corporate Governance” link.
Related Person Transactions. There were no related person transactions in 2019 that require reporting under the SEC disclosure rules.

PROPOSAL 2 — ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

Our Shareowners may vote, on an advisory (non-binding) basis, for a resolution to approve the compensation of our NEOs as disclosed in this proxy statement. At our 2018 Annual Meeting, a majority of Shareowners voted, consistent with the recommendation of Kellogg’s Board of Directors, to hold a shareowner advisory vote on a resolution to approve the compensation of Kellogg’s named executive officers annually, until the next required vote on the frequency of shareowner votes on the compensation of Kellogg’s named executive officers as required pursuant to Section 14(A) of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, which we expect will take place at our 2024 Annual Meeting of Shareowners. The Board of Directors believes that the annual advisory votes on a resolution to approve executive compensation allow our Shareowners to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year, and is consistent with our policy of seeking input from, and engaging in discussions with, our Shareowners on corporate governance matters and our executive compensation philosophy, policies and practices.
This executive summary highlights core principles of our compensation program and the approach followed by the Compensation and Talent Management Committee.
Core Principles. We operate in a robust and challenging industry, where competitive compensation is central to business performance. We believe that our executive compensation program for our NEOs should be designed to:

•	provide a competitive level of total compensation necessary to attract and retain key talent to help deliver successful business performance;

•	appropriately motivate our NEOs to contribute to our near-and long-term success; and

•	help drive long-term total return for our Shareowners.
Accordingly, the Core Principles that underpin our executive compensation program include Pay for Performance, Shareowner Alignment, Values-Based and Mitigating Risk. A detailed description of these principles is included in the CD&A, and the following is a brief overview of each.
Pay for Performance. Our compensation program is designed to have a significant portion of an NEO’s actual compensation linked to Kellogg’s actual performance. We accomplish this by utilizing “performance-based” pay programs like our annual incentive plan, stock option plan and three-year executive performance plan, and by limiting perquisites.
Shareowner Alignment. We align the interest of our NEOs with Shareowners by encouraging our NEOs to have a meaningful personal financial stake in Kellogg. We gain this alignment by maintaining stock ownership guidelines, having a significant portion of an NEO’s target compensation stock-based, and using compensation plan goals that are tied to key financial metrics of Kellogg. In addition, our C&T Committee reviews ‘total shareowner return’ as a key financial metric when reviewing performance to verify our pay for performance connection.
Values-Based. Our NEOs are evaluated on the behaviors they exhibit as they drive results. The compensation program links the “what” each NEO contributes as well as “how” an NEO makes those contributions.
Mitigating Risk. Our compensation program is designed to mitigate risks relating to our business. The program accomplishes this by balancing short-term and rolling three-year incentives, which uses various financial metrics to ensure the business grows in a balanced manner. In addition, we use clawback provisions to mitigate risk by creating appropriate remedies under certain circumstances.
Compensation Approach. Our compensation approach is based on (a) driving independent decision-making, (b) utilizing Compensation Peer Group data to appropriately benchmark compensation, (c) following a consistent, rigorous compensation target setting process, and (d) utilizing verification tools to ensure appropriate decisions are being made.

2019 Performance/Payouts.
AIP Payouts (Pay for Performance). For our 2019 AIP, the formulaic result of the Company’s 2019 performance for corporate employees, including a majority of our NEOs, is 95% of target. In exercising its judgment-based methodology to ensure pay is consistent with the Company’s performance, the C&T Committee considered a number of factors for corporate employees, including: (i) actual performance that was slightly below the 2019 AIP financial targets for net sales and operating profit growth; (ii) the Company’s improved organic net sales performance that was the highest since 2012 and grew in each region of the business, including strong growth in Europe, Latin America and Asia Pacific, Middle East, Africa, and was slightly higher than the median of our Performance Peer Group; (iii) continuing the Company’s Deploy for Growth Strategy; (iv) progress against the Company’s 2019 priorities, particularly the divestiture of selected cookies, fruit and fruit-flavored snacks, pie crusts, and ice cream cone businesses (the "Divestiture"); (v) operating profit performance within external guidance, which was delivered despite challenging reorganizations in North America and Europe, and a separate reorganization to extract stranded costs resulting from the Divestiture; and (vi) operating cash flow performance within external guidance which along with Divestiture proceeds enabled us to reduce debt meaningfully. As further described below, the AIP of two of our NEO's, Mr, Banati and Mr. Hood, is based partially on the formulaic corporate AIP financial targets and partially on the performance of the regions they served as president. Our NEOs received payouts ranging from 81-100% of target, which also factors in regional performance for Mr. Hood and Mr. Banati, before consideration for individual performance.
EPP Payouts (Pay for Performance). For the 2017-2019 EPP, the Company delivered adjusted operating margins of 15.6%, which is below the 17-19% target. EPP Operating Margin excludes certain impacts not contemplated on the grant date; the adoption of new pension accounting rules and the consolidation of Multipro, both in 2018. With respect to relative TSR, the Company was at the 39th percentile of the TSR Peer Group. Those factors, if unadjusted, would have resulted in a payout up to 100% of the share target amount. After exercising its judgment-based methodology, the Committee utilized its reasonable discretion to reduce the payout to 90% of target which was appropriate for the Company’s performance during this period after considering the financial performance as well as (i) net sales growth in line with our peer group median; (ii) historical benchmarking data relating to the performance and commensurate payout of our peer groups; and (iii) a shift in focus with establishment of the Deploy for Growth Strategy in 2018 with the goal of accelerating top-line growth.
For the reasons discussed above, we are asking our Shareowners to indicate their support for our NEO compensation as described in this proxy statement by voting “FOR” the following resolution. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.
“RESOLVED, that Kellogg Company’s Shareowners approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Kellogg Company’s Proxy Statement for the 2020 Annual Meeting of Shareowners pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”
This resolution is advisory, and therefore not binding on Kellogg, the Board or the C&T Committee. The Board and the Committee value the opinions of Kellogg’s Shareowners and, to the extent there is any significant vote against the NEO compensation as disclosed in the proxy statement, we will consider such Shareowners’ concerns and the Committee will evaluate whether any actions are necessary to address those concerns.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 3 — RATIFICATION OF PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP has been appointed by the Audit Committee, which is composed entirely of independent Directors, to be the independent registered public accounting firm for us for fiscal year 2020. PricewaterhouseCoopers LLP was our independent registered public accounting firm for fiscal year 2019. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting and to have an opportunity to make a statement if they desire to do so. The PricewaterhouseCoopers LLP representative is also expected to be available to respond to appropriate questions at the meeting.
The Audit Committee has the sole authority to appoint, subject to Shareowner ratification, or replace the independent registered public accounting firm, which reports directly to the Audit Committee, and is directly responsible for the compensation and oversight of the independent registered public accounting firm. On February 20, 2020, the Audit Committee appointed PricewaterhouseCoopers LLP as our independent auditor for the 2020 fiscal year.
Oversight of Independent Registered Public Accounting Firm
In the Audit Committee’s oversight of the independent registered public accounting firm and its determination of whether to reappoint the independent registered public accounting firm, our Audit Committee:

•
Conducts an annual assessment of the independent registered public accounting firm’s performance, qualifications and independence, taking into account the opinions of management and the internal auditor;

•	Reviews, in advance, all non-audit services provided by the independent registered public accounting firm, specifically with regard to the effect on the firm’s independence;

•	Considers the independent registered public accounting firm’s familiarity with our operations, businesses, accounting policies and practices and internal control over financial reporting;

•	Conducts regular executive sessions with the independent registered public accounting firm;

•	Conducts private and individual executive sessions with the Vice President of Internal Audit, Corporate Controller, and Chief Legal Officer at each in-person Committee meeting;

•	Reviews candidates for the lead engagement partner in conjunction with the mandated rotation of the public accountants’ lead engagement partner;

•	Reviews recent reports from the Public Company Accounting Oversight Board and other professional or governmental authorities on the independent registered public accounting firm; and

•
Obtains and reviews a report from the independent registered public accounting firm describing all relationships between the independent registered public accounting firm and our company annually to assess the independence of the independent registered public accounting firm.

Independent Registered Public Accounting Firm Tenure And Rotation
As part of the annual auditor engagement process, the Audit Committee considers whether to rotate the independent registered public accounting firm. PricewaterhouseCoopers LLP rotates its lead audit engagement partner every five years and the Audit Committee has direct and meaningful involvement in the selection of the lead engagement partner. The Audit Committee believes there are significant benefits to having an independent registered public accounting firm with an extensive familiarity with the Company. These include, among others:

•
Higher quality audit work and accounting advice due to PricewaterhouseCoopers LLP’s institutional knowledge of the Company’s business and operations, accounting policies and financial systems, and internal control framework;

•	Operational efficiencies and a resulting lower fee structure because of PricewaterhouseCoopers LLP’s familiarity with the Company’s business; and

•
PricewaterhouseCoopers LLP’s capability and expertise to perform an audit of the Company’s financial statements and internal control over financial reporting, given the breadth and complexity of the Company’s business and global footprint.

As a result, the members of the Audit Committee believe that the continued retention of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm is in the best interests of our company and its Shareowners. If the Shareowners fail to ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee would reconsider its appointment.
THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS KELLOGG’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
Fees Paid to Independent Registered Public Accounting Firm.
Audit Fees.    The aggregate amount of fees billed to Kellogg by PricewaterhouseCoopers LLP for professional services rendered for the audit of our consolidated financial statements, statutory audits and for reviews of our financial statements included in our Quarterly Reports on Form 10-Q was approximately $8.9 million in 2019 and $7.9 million in 2018.
Audit-Related Fees.    The aggregate amount of fees billed to Kellogg by PricewaterhouseCoopers LLP for assistance and related services reasonably related to the performance of the audit of our consolidated financial statements and for reviews of our financial statements included in our Quarterly Reports on Form 10-Q was approximately $0.2 million in 2019 and $0.4 million in 2018. This assistance and related services generally consisted of consultation on the accounting or disclosure treatment of transactions or events and employee benefit plan audits.
Tax Fees.    The aggregate amount of fees billed to Kellogg by PricewaterhouseCoopers LLP for professional services rendered for tax compliance, tax advice, and tax planning was approximately $1.6 million in 2019 and $1.8 million in 2018. These tax compliance, tax advice and tax planning services generally consisted of U.S., federal, state, local and international tax planning, compliance and advice, with approximately $0.7 million being spent for tax compliance in 2019 and $0.4 million spent for tax compliance in 2018.
All Other Fees.    The aggregate amount of all other fees billed to Kellogg by PricewaterhouseCoopers LLP for services rendered, and which were not included in “Audit Fees,” “Audit-Related Fees,” or “Tax Fees” above, was $0.0 million in 2019 and $0.1 in 2018 for advisory work for a feasibility assessment for a potential joint sourcing alliance .
Preapproval Policies and Procedures.
The Charter of the Audit Committee and policies and procedures adopted by the Audit Committee provide that the Audit Committee shall pre-approve all audit, internal control-related and all permitted non-audit engagements and services (including the fees thereof) by the independent registered public accounting firm (and their affiliates) and shall disclose such services in our SEC filings to the extent required. Under the policies and procedures adopted by the Audit Committee, the Audit Committee pre-approves detailed and specifically described categories of services which are expected to be conducted over the subsequent twelve months or a longer specified period, except for the services and engagements which the Chairman has been authorized to pre-approve or approve. The Chairman of the Audit Committee has been delegated the authority to pre-approve or approve up to $500,000 of such engagements and services, but shall report such approvals at the next full Audit Committee meeting. Such policies and procedures do not include delegation of the Audit Committee’s responsibilities to Kellogg management.
All of the services described above for 2019 and 2018 were pre-approved by the Audit Committee and/or the Committee Chairman before PricewaterhouseCoopers LLP was engaged to render the services.
Audit Committee Report.
The Audit Committee oversees our financial reporting process on behalf of the Board. The Committee is composed of four independent directors (as defined by the New York Stock Exchange Listing Standards), met five times in 2019 and operates under a written charter last amended by the Board in February 2019, which is posted on our website at https://investor.kelloggs.com/govdocs. As provided in the Charter, the Committee’s oversight responsibilities include monitoring the integrity of our financial statements (including reviewing financial information, the systems of internal controls, the audit process, the Enterprise Risk Management process, and the independence and performance of our internal audit function and independent registered public accounting firm) and our compliance with legal and regulatory requirements. However, management has the primary responsibility for the financial statements and the reporting process, including our systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements to be included in the 2019 Annual Report on Form 10-K with management, including a discussion of the quality and the acceptability of our financial reporting and controls.
The Committee reviewed with the independent registered public accounting firm, PricewaterhouseCoopers LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles and the effectiveness of our internal control over financial reporting, their judgments as to the quality of our financial reporting, and such other matters as are required to be discussed with the Committee under Public Company Accounting Oversight Board Auditing Standard No. 1301 - Communications with Audit Committees.
The Committee has discussed with the independent registered public accounting firm their independence from Kellogg and its management, including matters in the letter from the independent registered public accounting firm required by Public Company Accounting Oversight Board Rule 3526, “Communication with Audit Committees Concerning Independence.” The Committee also has considered whether the provision by the independent registered public accounting firm of non-audit professional services is compatible with maintaining their independence.
The Committee reviewed and discussed with the independent registered public accounting firm our Form 10-K prior to filing with the SEC. In addition, the Committee reviewed with management significant risks and exposures identified by management and the overall adequacy and effectiveness of our legal, regulatory and compliance programs.
The Committee also discussed with our internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets periodically with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their audits. The Committee also meets privately with the Chief Legal Officer, Corporate Controller and Chief Financial Officer at each in-person meeting.
In reliance on the reviews and the discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 28, 2019, for filing with the SEC. The Committee also reappointed our independent registered public accounting firm for our 2020 fiscal year.
AUDIT COMMITTEE

Stephanie Burns, Chair
Carter Cast
Richard Dreiling
Don Knauss
Erica Mann

PROPOSAL 4 - APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE KELLOGG COMPANY 2002 EMPLOYEE STOCK PURCHASE PLAN

Amendment and Restatement of the Kellogg Company 2002 Employee Stock Purchase Plan

Upon recommendation from C&T Committee, on February 21, 2020, the Board adopted, and is submitting for Shareowner approval, an amendment and restatement of the Kellogg Company 2002 Employee Stock Purchase Plan (as amended and restated effective July 1, 2020) (the “ESPP”).
The previous plan was otherwise scheduled to expire pursuant to its terms on June 30, 2020. The amendment and restatement would extend the term of the previous plan to 2032 and would also provide flexibility in the plan by giving the C&T Committee discretion to revise the discount-to-market price at which participants can buy Kellogg stock, from a minimum of 5% to a maximum of 15%. In addition, the amendment and restatement would increase the maximum number of shares authorized for issuance under the ESPP from 2,500,000 to 4,000,000, subject to adjustment for corporate transactions affecting the common stock. The amendment also makes certain ministerial changes under the ESPP.
Key Highlights
The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and is not intended to be subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. The ESPP was created to enable employees to become Shareowners through the purchase of shares of common stock, thereby correlating their interest in the Company’s growth, productivity, and profitability to that of all Shareowners. Under the ESPP, a maximum of 4,000,000 shares of common stock may be issued, with that number being subject to adjustment for corporate transactions affecting the common stock. The following summary of the ESPP is qualified in its entirety by reference to the full text of the ESPP attached hereto as Appendix B.
The affirmative vote of the holders of a majority of all shares present in person or by proxy at this Annual Meeting and entitled to vote is required to approve the ESPP.
The ESPP will be administered by the C&T Committee or its delegate. Each employee, including any officer or director who is an employee, of the Company, and such subsidiaries as are designated by the C&T Committee, will be eligible to participate in the ESPP. To be eligible to participate in the ESPP for a “purchase period” (as defined below), an employee must have been employed by the Company, or a designated subsidiary, as of the first date of the purchase period. As of February 25, 2020, there were approximately 11,052 employees, including officers or directors who were employees, all of whom were expected to be eligible to participate. The number and amount of awards to be received or allocated to eligible employees under the ESPP in the future cannot now be determined.
The ESPP permits participants to specify a fixed whole percentage of their compensation (up to 10%) to be withheld during each payroll period during a calendar quarter (a “purchase period”). A participant may not change the percentage of compensation to be withheld during a purchase period. Payroll deductions are credited to an account established for each participant. No interest is credited to a participant’s account. At the end of each purchase period, funds withheld by the Company under the ESPP for the account of each participant will be used to purchase that number of shares of the Company’s common stock determined by dividing the amount in the participant’s account by the purchase price for that purchase period, subject to any applicable limits under the ESPP. The purchase price for the shares will be a minimum of 85% of the fair market value of the common stock on the last day of the purchase period and a maximum of 95% of the fair market value of the common stock on the last day of the purchase period (the “purchase price”), which purchase price will be determined from time to time at the discretion of the C&T Committee.
During any calendar year, no employee will be permitted to purchase under the ESPP shares of common stock with a fair market value in excess of $25,000, determined as of the purchase date, provided however, that in addition to the $25,000 limitation, in no event may any employee purchase more than 1,000 shares of common stock during a purchase period. Furthermore, no employee will be permitted to purchase shares of common stock under the ESPP if following such purchase the employee would own stock possessing 5% or more of the total combined voting power or value of all classes of the Company’s stock outstanding. Rights to purchase shares under the ESPP are not transferable.
A participant may voluntarily terminate his or her participation in the ESPP at any time, and his or her participation will automatically terminate upon his or her termination of employment. Participants who voluntarily terminate participation may not rejoin the ESPP until the start of the next purchase period. Upon a participant’s termination of employment, all funds withheld by the Company under the ESPP for the account of each participant will be returned to the participant in cash without interest, unless the participant elects for such funds to be used to purchase shares under the ESPP. In addition, if a “change in control” (as such term is defined in the ESPP) occurs, withheld funds may be used to purchase shares of the Company’s common stock or the stock of a successor entity.
Upon purchase, shares will be credited to an account established on behalf of each participant. In addition, unless a participant elects otherwise, any dividends paid with respect to shares of the Company’s common stock purchased by a participant under the ESPP and credited to his or her account will be reinvested in shares of the Company’s common stock. Physical stock certificates will be issued on request. However, if a participant sells or disposes of ESPP shares within one year of the applicable purchase date, then that participant will be ineligible to participate in the ESPP for the next two full purchase periods.
The ESPP may be amended by the C&T Committee at any time, although no amendment may increase or decrease the number of shares authorized for issuance under the ESPP (other than for certain adjustments, as provided in the ESPP) and no amendment may cause the ESPP to fail to satisfy the requirements of Section 423 of the Code. The ESPP will terminate upon the earliest to occur of: July 1, 2032, the date no more shares of common stock remain to be purchased under the ESPP, and the termination of the ESPP by the Board. The Board may terminate the ESPP at any time.
The following is a summary of the U.S. federal income tax consequences that generally will arise with respect to participation in the ESPP and with respect to the sale of shares of the Company’s common stock acquired thereunder. This summary is not exhaustive, and an employee who is eligible to participate in the ESPP is advised to consult his or her own tax advisor with respect to the specific applicable tax consequences.
A participant will not realize any taxable income upon enrollment in the ESPP or upon purchase of shares of the Company’s common stock thereunder. A participant will recognize income upon the sale or other disposition of shares purchased under the ESPP. If the participant sells or otherwise disposes of such shares within two years from the first day of the purchase period during which such shares were purchased, the participant will recognize ordinary income, and the Company will be entitled to a tax deduction, in an amount equal to the excess of the market price of the shares when sold over the purchase price. If a participant sells or otherwise disposes of such shares after this two-year period, the participant will recognize ordinary income in an amount equal to the lesser of (a) the excess of the fair market value of the shares over the exercise price of the shares, with both the fair market value and the exercise price determined as of the first day of the applicable purchase period or (b) the excess of the amount realized on the disposition of the shares over the amount paid on the exercise of the shares. The balance of any gain or loss will be capital in nature.
The amended and restated ESPP is to become effective July 1, 2020, subject to Shareowner approval. The closing price of a share of Company common stock on March , 2020, was $ .
THE BOARD RECOMMENDS A VOTE TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE KELLOGG COMPANY 2002 EMPLOYEE STOCK PURCHASE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

(millions, except per share data)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights as of December 28, 2019 (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights as of December 28, 2019 $ (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Securities Reflected in Column (a)) as of December 28, 2019 (1)
Equity compensation plans approved by security holders	15.4	(2)	65	17.6	(3)
Equity compensation plans not approved by security holders	—		NA	0.2
Total	15.4		65	17.8

(1)
The total number of shares remaining available for issuance under the 2017 Long-Term Incentive Plan will be reduced by two shares for each share issued pursuant to an award other than a stock option or stock appreciation right, or potentially issuable pursuant to an outstanding award other than a stock option or stock appreciation right, which will in each case reduce the total number of shares remaining by one share for each share issued.

(2)	Includes 14.2 million stock options and 1.2 million restricted share units.

(3)	The total number of shares available remaining for issuance at December 28, 2019 for each Equity Compensation Plan approved by shareowners are as follows:

–	The 2017 Long-Term Incentive Plan - 17.5 million;

–	The 2002 Employee Stock Purchase Plan - 0.1 million.
Three plans are considered "Equity compensation plans not approved by security holders." The Kellogg Share Incentive Plan, which was adopted in 2002 and is available to most U.K. employees of specified Kellogg Company subsidiaries, a similar plan, which is available to employees in the Republic of Ireland; and the Deferred Compensation Plan for Non-Employee Directors, which was adopted in 1986 and amended in 1993 and 2002.
Under the Kellogg Share Incentive Plan, eligible U.K. employees may contribute up to 1,500 Pounds Sterling annually to the plan through payroll deductions. The trustees of the plan use those contributions to buy shares of our common stock at fair market value on the open market, with Kellogg matching those contributions on a 1:1 basis. Shares must be withdrawn from the plan when employees cease employment. Under current law, eligible employees generally receive certain income and other tax benefits if those shares are held in the plan for a specified number of years. A similar plan is also available to employees in the Republic of Ireland. As these plans are open market plans with no set overall maximum, no amounts for these plans are included in the above table. However, approximately 58,000 shares were purchased by eligible employees under the Kellogg Share Incentive Plan, the plan for the Republic of Ireland and other similar predecessor plans during 2019, with approximately an additional 64,000 shares being provided as matched shares.
The Deferred Compensation Plan for Non-Employee Directors was amended and restated during 2013. Under the Deferred Compensation Plan for Non-Employee Directors, non-employee Directors may elect to defer all or part of their compensation (other than expense reimbursement) into units which are credited to their accounts. The units have a value equal to the fair market value of a share of our common stock on the appropriate date, with dividend equivalents being earned on the whole units in non-employee Directors' accounts. Units must be paid in shares of our common stock, either in lump sum or in up to ten annual installments, with the installments to begin as soon as practicable after the non-employee Directors' service as a Director terminates. No more than 300,000 shares are authorized for use under this plan of which approximately 37,000 had been issued as of December 28, 2019.

PROPOSAL 5 - MANAGEMENT’S PROPOSAL TO APPROVE AMENDMENTS TO THE CERTIFICATE OF INCORPORATION TO DECLASSIFY OUR BOARD

Background. The Board of Directors proposes to amend Article TENTH of our Amended Restated Certificate of Incorporation (the “Certificate of Incorporation”) to phase out the present three-year, staggered terms of our directors and instead provide for the annual election of directors. Currently, the Board is divided into three classes, with directors elected to staggered three-year terms. Approximately one-third of our directors stand for election each year. In December 2019, upon the recommendation of the Nominating and Governance Committee, the Board approved, and recommended that our Shareowners approve at the 2020 Annual Meeting of Shareowners, a plan to declassify the Board.
Rationale for Declassifying the Board. The Board took into consideration arguments in favor and against continuation of a classified Board and determined that it is in Kellogg’s best interests to propose to declassify the Board. In its review, the Board considered the advantages of maintaining the classified Board structure in light of our current circumstances, including that a classified Board structure does not compromise the directors’ accountability to Shareowners since all directors are required to uphold their fiduciary duties to Kellogg and its Shareowners regardless of their term. Electing a director to a longer term enhances the independence of a non-employee director by providing enhanced independence from management or from special interest groups who may have an agenda contrary to the long-term interests of all Shareowners. A classified Board also promotes Board continuity and stability while also enhancing long-term planning and ensuring that, at any given time, there are experienced directors serving on the Board who are familiar with Kellogg’s businesses, products, markets, opportunities and challenges. In addition, classified boards provide protection against certain abusive takeover tactics and more time to solicit higher bids in a hostile takeover situation because it is more difficult to change a majority of directors on a board in a single year.
While the Board continues to believe that these are important considerations, the Board also considered potential advantages of declassification in light of our current circumstances, including the ability of Shareowners to evaluate directors annually. Annually elected boards are perceived by many institutional shareholders as increasing the accountability of directors to such Shareowners. After carefully weighing all of these considerations, the Board approved the proposed amendment to the Certificate of Incorporation, the text of which is forth in Appendix A to this proxy statement, and recommended that the Shareowners adopt this amendment by voting in favor of this proposal.
Proposed Declassification Amendments. If the proposed amendment to the Certificate of Incorporation is approved, directors will be elected to one-year terms of office beginning at Kellogg’s 2021 Annual Meeting of Shareowners. Directors who have been elected to three-year terms prior to the effectiveness of the amendment, including directors elected at the 2020 Annual Meeting of Shareowners, would complete those three-year terms, and thereafter would be eligible for annual re-election after completion of their current terms. If the proposed measure is approved, beginning with the 2023 Annual Meeting of Shareowners, the Board will be completely declassified and all directors will be subject to annual election to one-year terms. In addition, until the Board is completely declassified, any director appointed to the Board as a result of an increase in the size of the Board or to fill a vacancy on the Board will hold office until the next election of the class for which such director is chosen; thereafter, any director so appointed will hold office until the next annual meeting of Shareowners.
Delaware law provides that members of a board that is classified may be removed only for cause. At present, because our Board is classified, the Certificate of Incorporation provides that our directors are removable only for cause. If the proposed amendment to the Certificate of Incorporation is approved, each director elected on or after the 2021 Annual Meeting of Shareowners (except for any director appointed to fill a vacancy of any director elected prior to the 2021 Annual Meeting of Shareowners) may be removed with or without cause.
Required Shareowner Approval. The affirmative vote of at least two-thirds of the voting power of our outstanding common stock is necessary for approval of this proposed amendment to the Certificate of Incorporation. Unless such vote is received, the present classification of the Board will continue.

Corresponding Bylaws Amendment. If the amendment to our Certificate of Incorporation is approved at the 2020 Annual Meeting of Shareowners, we will amend our bylaws to correspond to the proposed declassification timeline. If our Shareowners do not approve the amendment to our Certificate of Incorporation, the corresponding amendments to our bylaws will not be implemented.
THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSED AMENDMENTS TO THE CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD.

PROPOSAL 6 - SHAREOWNER PROPOSAL TO ADOPT SIMPLE MAJORITY VOTE

We expect the following proposal (Proposal 6 on the proxy card and voting instruction card) to be presented by a Shareowner at the annual meeting. Names, addresses and share holdings of the Shareowner proponent and, where applicable, of co-filers, will be supplied promptly upon oral or written request.
Resolution Proposed by Shareowner:
Proposal 6 - Simple Majority Vote

RESOLVED, Kellogg Company (K) shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. This means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. It is important that our company take each step necessary to adopt this proposal topic. It is also important that our company take each step necessary to avoid a failed vote on this proposal topic.
Supporting Statement: Shareowners are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of six entrenching mechanisms that are negatively related to company performance according to "What Matters in Corporate Governance" by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School
(https://papers.ssrn.com/sol3/papers.cfm?abstract_id=593423).
Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management. The majority of S&P 500 and S&P 1500 companies have no supermajority voting requirements. Additionally, unlike many S&P 500 and S&P 1500 companies, our shareholders cannot act by written consent or call special meetings. Additionally, Kellogg maintains a classified board even though more than 61% of shares voting in 2019 voted to elect directors annually.
Last proxy season, shareholder proposals on this topic won over:

•	90% of the vote at Legg Mason, Axon Enterprise, L Brands, Skyworks Solutions, Leidos Holdings.

•	70% of the vote at Netflix, New York Community Bancorp, Xerox, OGE Energy, Dean Foods, Sonoco Products.

•	50% of the vote at PetMed Express, Eldorado Resorts, Genomic Health, Alarm.com Holdings, Flowers Foods, FirstEnergy, Norfolk Southern, Intuitive Surgical.
Please vote to enhance shareholder value:
Simple Majority Vote - Proposal 6

Our Response - Statement in Opposition to Proposal:
The Board has carefully considered the above proposal and believes that it is not in the best interest of the Shareowners. Consequently, the Board recommends that the Shareowners vote against the proposal for the following reasons:
Limited Application.  The Board believes that the supermajority voting standards under Kellogg’s Amended Restated Certificate of Incorporation and Bylaws (collectively, our “governance documents”) are appropriately limited and necessary. Under our existing governance documents, a simple majority vote requirement is our default voting standard and simple majority vote already applies to most matters submitted for Shareowner approval. Our governance documents require the affirmative vote of not less than two-thirds of the outstanding shares entitled to vote for a few, but important, matters of corporate structure and governance, which are as follows: (i) an alteration, amendment or repeal, or any new provision, inconsistent with certain provisions of the existing governance documents; (ii) Kellogg’s merger or consolidation with or into another entity; (iii) the sale, lease, exchange or other disposition of all or substantially all of Kellogg’s assets; (iv) the liquidation or dissolution of Kellogg; or (v) the removal of directors for cause. The Board believes that in these limited circumstances the higher voting requirements are more representative of all Shareowners for a variety of reasons, the most relevant of which are described below.
Broad Consensus of All Shareowners.  Delaware law permits supermajority voting requirements and a number of publicly-traded companies have adopted these provisions to preserve and maximize long-term value for all Shareowners. Because these provisions give holders of less than a majority of the outstanding shares the ability to defeat a proposed extraordinary transaction or fundamental change, they generally have the effect of giving minority Shareowners a greater voice in corporate structure and governance. The Board believes that extraordinary transactions and fundamental changes to corporate governance should have the support of a broad consensus of Kellogg’s Shareowners rather than a simple majority. Our governing documents were intentionally created to include a supermajority vote standard that would apply to the areas described above because of their importance to Kellogg. The Board also believes that the supermajority vote requirements protect Shareowners, particularly minority Shareowners, against the potentially self-interested actions of short-term investors. Without these provisions, it would be possible for a group of short-term Shareowners to approve an extraordinary transaction that is not in the best interest of Kellogg and opposed by nearly half of Kellogg’s Shareowners.
Fiduciary Duty.  The Board is subject to fiduciary duties under the law to act in a manner that it believes to be in the best interests of Kellogg and its Shareowners. Shareowners, on the other hand, do not have the same fiduciary duty as the Directors. As a result, a group of short-term Shareowners may act in their own self-interests to the detriment of other Shareowners. Accordingly, the supermajority voting standards help to safeguard the long-term interests of Kellogg and its Shareowners.
Protection Against Certain Takeovers.  The supermajority voting provisions further protect Kellogg’s Shareowners by encouraging persons or firms making unsolicited takeover bids to negotiate directly with the Board. As noted above, the Board has a fiduciary duty under the law to act in a manner that it believes to be in the best interests of Kellogg and its Shareowners. In addition, more than 80% of Kellogg’s Board members are ‘independent’ under the standards adopted by the New York Stock Exchange (NYSE). Supermajority voting requirements encourage potential acquirers to deal directly with the Board, which in turn enhances the Board’s ability to consider the long-term interests of all Shareowners. Kellogg believes that its independent Board is in the best position to evaluate proposed offers, to consider alternatives, and to protect Shareowners against abusive tactics during a takeover process, and as appropriate, to negotiate the best possible return for all Shareowners. Elimination of these supermajority provisions would make it more difficult for Kellogg’s independent, Shareowner-elected Board to preserve and maximize value for all Shareowners in the event of an unsolicited takeover bid.
Corporate Governance Practices.  Kellogg’s Nominating and Governance Committee regularly considers and evaluates corporate governance developments and the corporate governance practices of our peers and recommends appropriate changes to the Board. As discussed in this Proxy Statement, the Board operates under corporate governance principles and practices that are designed to maximize long-term Shareowner value, align the interests of the Board and management with those of our Shareowners, and promote high ethical conduct among our Directors and employees. Additionally, Kellogg’s governance policies and practices fully comply with all corporate governance standards of the NYSE and SEC. The Board believes that implementation of this proposal would adversely impact Kellogg’s carefully considered corporate governance practices and, therefore, is not needed or advisable, or in the best interests of Kellogg and its Shareowners. Moreover, the Company’s Shareowners voted on a similar proposal at each of the Company’s 2010 Annual Meeting of Shareowners, 2011 Annual Meeting of Shareowners, 2012 Annual Meeting of Shareowners, 2014 Annual Meeting of Shareowners, 2015 Annual Meeting of Shareowners, and 2016 Annual Meeting of Shareowners. At each of these six previous annual meetings, the Shareowners did not approve the simple majority vote proposal presented.
Effect of Proposal. It is important to note that Shareowner approval of this proposal would not in itself remove the supermajority vote standards. Under the governance documents, to change the supermajority standards, the Board must first authorize amendments to Kellogg’s governance documents. Shareowners would then have to approve each of those amendments with an affirmative vote of not less than two-thirds of the outstanding shares of Kellogg entitled to vote generally.

Board Recommendation. After careful consideration of this proposal, the Board has determined that retention of the supermajority voting requirements remains in the long-term best interests of Kellogg and its Shareowners. The Board believes that the substantial benefits of a supermajority voting requirement do not come at the expense of prudent corporate governance. To the contrary, the voting requirement is designed to protect the interests of all Shareowners.
FOR THESE REASONS, THE BOARD RECOMMENDS A VOTE “AGAINST” THE PROPOSAL.

MISCELLANEOUS

Shareowner Proposals or Director Nominees for the 2021 Annual Meeting.    Shareowner proposals submitted for inclusion in our proxy statement for the 2021 Annual Meeting of Shareowners must be received by us no later than November 10, 2020. Other Shareowner proposals or Director nominations to be submitted from the floor must be received by us not earlier than November 10, 2020 and not later than December 10, 2020, and must meet certain other requirements specified in our bylaws.
Shareowner Nomination of Director Candidates for Inclusion in Proxy Statement for 2021 Annual Meeting. Shareowner nominations of director candidates for inclusion in our proxy materials for the 2021 Annual Meeting of Shareowners must be received by us not earlier than October 11, 2020 and not later than November 10, 2020. Any such nomination must meet the other requirements set forth in our bylaws.
Annual Report on Form 10-K; No Incorporation by Reference.    Upon written request, we will provide any Shareowner, without charge, a copy of our Annual Report on Form 10-K for 2019 filed with the SEC, including the financial statements and schedules, but without exhibits. Direct requests to Kellogg Company Consumer Affairs, P.O. Box CAMB, Battle Creek, Michigan 49016 (phone: (800) 962-1413), the Investor Relations Department, Kellogg Company, P.O. Box 3599, Battle Creek, MI 49016-3599 (phone: (269) 961-2800), or investor.relations@kellogg.com. You may also obtain this document and certain other of our SEC filings through the Internet at www.sec.gov or under “Investor Relations” at www.kelloggcompany.com, the Kellogg website.
Notwithstanding any general language that may be to the contrary in any document filed with the SEC, the information in this proxy statement under the captions “Audit Committee Report,” and “Compensation and Talent Management Committee Report” shall not be incorporated by reference into any document filed with the SEC.
By Order of the Board of Directors,
Gary Pilnick
Vice Chairman, Corporate Development, Chief Legal Officer and Secretary

March , 2020

APPENDIX A

PROPOSED AMENDMENT TO THE KELLOGG COMPANY AMENDED RESTATED
CERTIFICATE OF INCORPORATION

Subject to approval by the requisite vote of shareowners of Kellogg, Article TENTH of the Amended Restated Certificate of Incorporation would be amended to read in its entirety as follows, with additions indicated by underlining and deletions indicated by strike-outs:
TENTH
The number of Directors of this Corporation shall be not less than seven (7) nor more than fifteen (15). The exact number of Directors within such limitations shall be fixed from time-to-time by a resolution adopted by not less than two-thirds of the Full Board (as defined in Article NINTH). The Directors shall, until the Annual Meeting of Stockholders to be held in 2023 (the “2023 Annual Meeting”), be divided into three classes, as nearly equal in number as possible. The term of office for the class of directors elected at the Annual Meeting of Stockholders held in 2018 shall expire at the Annual Meeting of Stockholders to be held in 2021 (the “2021 Annual Meeting”), the term of office for the class of directors elected at the Annual Meeting of Stockholders held in 2019 shall expire at the annual meeting of the shareowners to be held in 2022, and the term of office for the class of directors elected at the Annual Meeting of Stockholders held in 2020 shall expire at the 2023 Annual Meeting, with the members of each class to hold office until their successors are elected and qualified. Commencing at the 2021 Annual Meeting, directors succeeding those whose terms are then expired shall be elected to hold office for a term expiring at the Annual Meeting of Stockholders held in the year following the year of their election and until their successors are elected and qualified. Commencing with the 2023 Annual Meeting, the classification of the directors shall terminate and all directors shall be of one class and shall serve until the next Annual Meeting of Stockholders or until their earlier death, resignation, removal or disqualification. ~~, with a term of office of three years, one class to expire each year. At each Annual Meeting of Stockholders, the class of Directors whose terms of office shall expire at such time shall be elected to hold office for terms expiring at the third succeeding Annual Meeting of Stockholders following their election. Each Director shall hold office until his successor shall be elected and shall qualify.~~
Subject to the rights of the holders of any particular class or series of equity securities of this Corporation, (i) newly created directorships resulting from any increase in the total number of authorized Directors may be filled by the affirmative vote of not less than two-thirds of the Directors then in office, although less than a quorum, or by a sole remaining Director, at any regular or special meeting of the Board of Directors, or by the stockholders, in accordance with the Bylaws, and (ii) any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by the affirmative vote of not less than two-thirds of the Directors then in office, although less than a quorum, or by a sole remaining Director, at any regular or special meeting of the Board of Directors. Any Director so chosen shall hold office until his or her successor is elected and qualified and, if the Board of Directors at such time is classified, for a term expiring at the Annual Meeting of Stockholders at which the term of office of the class of Directors to which he or she has been elected expires. No decrease in the total number of authorized Directors constituting the Board of Directors shall shorten the term of office of any incumbent Director.
Subject to the rights of the holders of any particular class or series of equity securities of this Corporation, any Director elected prior to the 2021 Annual Meeting and any director appointed to fill a vacancy of any director elected prior to the 2021 Annual meeting may be removed only for cause and only by the affirmative vote of the holders of not less than two-thirds of the voting power of all shares of Voting Stock, voting together as a single class, at any regular or special meeting of the stockholders, subject to any requirement for a larger vote contained in any applicable law, this Corporation's Restated Certificate of Incorporation, as amended, or the Bylaws. Any other director may be removed from office with or without cause, by the affirmative vote of the holders of not less than two-thirds of the voting power of all shares of Voting Stock, voting together as a single class, at any regular or special meeting of the stockholders, subject to any requirement for a larger vote contained in any applicable law, this Corporation's Restated Certificate of Incorporation, as amended, or the Bylaws.

APPENDIX B
AMENDED AND RESTATED KELLOGG COMPANY 2002 EMPLOYEE STOCK PURCHASE PLAN
(Effective July 1, 2020)

1.
Purpose. Kellogg Company (the “Company”) has established this Amended and Restated 2002 Employee Stock Purchase Plan (the “Plan”) to encourage and enable its eligible employees and the eligible employees of its Subsidiaries to acquire the Company’s Common Stock, and to align more closely the interests of those individuals and the Company’s shareowners. The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The Plan was originally adopted by the Board on December 6, 2001, to be effective July 1, 2002, and was approved by the Company’s shareowners on April 26, 2002 (the “2002 Plan”). The plan was amended and restated effective January 1, 2008. The following provisions constitute an amendment and restatement of the Plan effective as of July 1, 2020, subject to approval by the Company’s shareowners at the Company’s 2020 annual meeting of shareowners.

2.	Definitions. Unless the context clearly indicates otherwise, for purposes of the Plan, the following terms shall have the following meanings:

(a)	“Board” means the Board of Directors of Kellogg Company, as constituted from time to time.

(b)	“Beneficiary” means (i) the person designated by the Participant to receive benefits under a Company-sponsored and Company-paid life insurance program, if any, or (ii) the Participant’s estate.

(c)
“Code” means the Internal Revenue Code of 1986, in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

(d)	“Committee” means the Compensation and Talent Management Committee of the Board.

(e)	“Common Stock” means the Common Stock, par value $0.25 per share, of the Company or any security of the Company issued by the Company in substitution or exchange therefor.

(f)	“Company” means Kellogg Company, a Delaware corporation, or any successor corporation to Kellogg Company.

(g)	“Compensation” means with respect to a Participant, the portion of the Participant’s base salary, commissions or wages paid to the Participant during the applicable payroll period.

(h)
“Custodian” means the individual or organization appointed by the Plan Administrator to maintain custody of Participants’ payroll deductions, purchase Common Stock under the Plan, and allocate Common Stock among Participants.

(i)	“Designated Subsidiary” means any Subsidiary that the Board has designated from time to time, in its sole discretion, as eligible to participate in the Plan.

(j)
“Disability” means disability as determined by the Committee in accordance with standards and procedures similar to those under the long-term disability plan of the Company or Designated Subsidiary, if any. At any time that the Company or Designated Subsidiary does not maintain a long-term disability plan, “Disability” shall mean any physical or mental disability that is determined to be total and permanent by a physician selected in good faith by the Company or Designated Subsidiary.

(k)	“Effective Date” means July 1, 2020.

(l)	“Eligible Employee” means each Employee of the Company or a Designated Subsidiary.
(m) “Employee” means each and every person employed by the Company or a Designated Subsidiary, and whom the Company or Designated Subsidiary classifies as a common law employee; provided that, only individuals who are paid as common law employees from the payroll of the Company or a Designated Subsidiary shall be deemed to be Employees for purposes of the Plan.
For purposes of this definition of Employee, and notwithstanding any other provisions of the Plan to the contrary, individuals who are not classified by the Company or by a Designated Subsidiary, in its discretion, as employees under Code Section 3121(d), including, but not limited to, individuals classified by the Company or a Designated Subsidiary as independent contractors and non-employee consultants) and individuals who are classified by the Company or by a Designated Subsidiary, in its discretion, as employees of any entity other than the Company or a Designated Subsidiary, do not meet the definition of Employee and are ineligible for benefits under the Plan. In the event the classification of an individual who is excluded from the definition of Employee under the preceding sentence is determined to be erroneous or is retroactively revised, the individual shall nonetheless continue to be excluded from the definition of Employee and shall be ineligible for benefits for all periods prior to the date the Company or Designated Subsidiary determines its classification of the individual is erroneous or should be revised, in each case to the extent that, during such periods: (i) such excluded individual had been employed by the Company or a Designated Subsidiary for less than two years; (ii) the customary employment of such excluded individual was 20 hours or less per week; (iii) the customary employment of such excluded individual was for not more than five months in any calendar year; or (iv) such excluded individual was a highly compensated employee within the meaning of Code Section 414(q).

(n)
“Exchange Act” means the Securities Exchange Act of 1934, in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

(o)
“Fair Market Value” means, with respect to any date, the closing price per share on the New York Stock Exchange on such date, provided that if there shall be no sales of shares reported on such date, the Fair Market Value of a share on such date shall be deemed to be equal to the closing price per share on the New York Stock Exchange for the last preceding date on which sales of shares were reported.

(p)	“Offering Date” means the first day of a Purchase Period, January 1, April 1, July 1 and October 1.

(q)	“Option” means an option to purchase shares of Common Stock under the Plan, pursuant to the terms and conditions thereof.

(r)	“Participant” means an Eligible Employee who is participating in the Plan pursuant to Section 4.

(s)
“Plan” means the Kellogg Company 2020 Employee Stock Purchase Plan, as set forth herein, as in effect, and as amended from time to time (together with any rules and regulations promulgated by the Committee with respect thereto).

(t)
“Plan Account” means an account maintained by the Plan Administrator for each Participant to which the Participant’s payroll deductions are credited, against which funds used to purchase shares of Common Stock are charged, and to which shares of Common Stock purchased are credited.

(u)	“Plan Administrator” means the Committee or such other person or persons as the Committee may appoint to administer the Plan.

(v)	“Purchase Date” means, except as provided in Sections 13 and 18, the last day of a Purchase Period, each March 31, June 30, September 30 and December 31.

(w)	“Purchase Period” means each calendar quarter.

(x)
“Purchase Price” means, with respect to each Purchase Period, an amount between 85% and 95% of the Fair Market Value of Common Stock on the Purchase Date, with such amount determined by the Committee in its sole discretion before the beginning of the Purchase Period.

(y) “Retirement” means the retirement by the Participant from active employment with the Company and its Designated Subsidiaries on or after the attainment of early or normal retirement age under the pension or retirement plan sponsored by the Company or Designated Subsidiary in which he or she participates, or any other age with the consent of the Company or Designated Subsidiary.

(z)
“Subsidiary” means any corporation, domestic or foreign, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Notwithstanding the foregoing, the term “Subsidiary” shall include a limited liability company that is disregarded as an entity separate from a Subsidiary.

3.
Stock Subject to the Plan. Subject to Section 14, the aggregate number of shares of Common Stock that may be sold under the Plan is 4,000,000 (which amount is inclusive of 1,500,000 additional shares to be made available as of July 1, 2020, and all shares previously authorized under the 2002 Plan). Shares of Common Stock to be issued under the Plan may be authorized and unissued shares, issued shares that have been reacquired by the Company (in the open-market or in private transactions) and that are being held as treasury shares, or a combination thereof.

4.
Participation in the Plan. Each Eligible Employee may participate in the Plan effective as of any Offering Date, by completing and delivering a payroll deduction authorization to the Plan Administrator at least 10 days in advance of the applicable Offering Date in the manner specified by the Plan Administrator. The Offering Date as of which an Eligible Employee commences or recommences participation in the Plan, and each Offering Date as of which an Eligible Employee renews his or her authorization under paragraph (a), is an Offering Date with respect to that Eligible Employee.

(a)
Participant’s payroll deductions under the Plan shall commence on his or her initial Offering Date, and shall continue, subject to paragraph (a), until the Eligible Employee terminates participation in the Plan, is no longer an Eligible Employee, or the Plan is terminated.

(b)
A Participant’s payroll deduction authorization shall be automatically renewed effective on the Offering Date following the conclusion of his or her initial Purchase Period and each subsequent Purchase Period, unless the Participant otherwise notifies the Plan Administrator in the manner specified by the Plan Administrator at least 10 days in advance of such date.

(c)
Notwithstanding the foregoing, an Eligible Employee shall not be eligible to purchase shares of Common Stock under the Plan if, on the Purchase Date, the Eligible Employee owns, or could own if the Eligible Employee exercised his or her purchase right under the Plan on such Purchase Date, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. For purposes of this paragraph (b), the rules of Code Section 424(d) shall apply in determining the stock ownership of an individual, and stock that an Eligible Employee may purchase under outstanding options shall be treated as stock owned by the Eligible Employee.

(d)
Notwithstanding the foregoing, an Eligible Employee shall not be permitted to elect participation in the Plan for the next two full Purchase Periods immediately following his or her sale, transfer (including transfer to a different brokerage account or withdrawal from the Participant’s Plan Account), or other disposition of Common Stock that was acquired within one year of the Purchase Date applicable to that Common Stock.

5.
Payroll Deductions. An Eligible Employee may participate in the Plan only through payroll deductions. After-tax payroll deductions shall be made from the Compensation paid to each Participant for each Purchase Period in such whole percentage from 1% to 10%, as the Participant shall authorize in his or her election form. No Eligible Employee may be granted the right to purchase more than $25,000 of Fair Market Value (determined as of the Purchase Date) of Common Stock under the Plan, and any other stock purchase plan of the Company or any Subsidiary that is qualified under Code Section 423, in any calendar year.

6.
Changes in Payroll Deductions. A Participant may not increase or decrease the amount of his or her payroll deductions during a Purchase Period. A Participant may change his or her payroll deductions effective as of a subsequent Purchase Period by notifying the Plan Administrator in the manner specified by the Plan Administrator at least 10 days in advance of the next Offering Date.

7.	Termination of Participation in Plan.

(a)
A Participant may, for any reason and at any time prior to each Purchase Date, voluntarily terminate participation in the Plan by notifying the Plan Administrator in a reasonable time and manner prior to the Purchase Date. Such Participant’s payroll deductions under the Plan shall cease as soon as practicable following delivery of such notice. If the former Participant remains employed by the Company or any Designated Subsidiary after termination of his or her participation in the Plan, any payroll deductions credited to such Participant’s Plan Account may be used to purchase shares of Common Stock on the next Purchase Date or refunded, without interest, to the Participant, at the election of the Participant. Participants must notify the Plan Administrator of any request for a refund at least 20 days prior to the Purchase Date. An Eligible Employee whose participation in the Plan is terminated may rejoin the Plan no earlier than the beginning of the Purchase Period next following his or her withdrawal, by delivering a new payroll deduction authorization in accordance with Section 4.

(b)
A Participant’s participation in the Plan shall terminate upon termination of his or her employment with the Company and its Designated Subsidiaries, or termination of status as an Eligible Employee, for any reason. If a former Participant is no longer employed by the Company or any Designated Subsidiary for any reason, including Disability or Retirement, any payroll deductions credited to his or her Plan Account may be used to purchase shares of Common Stock on the next Purchase Date, or refunded (subject to the 20 day advance notice requirement described in Section 7(a)), without interest, to the Participant, at the election of the Participant (or, in the event of the Participant’s death or Disability, the Participant’s Beneficiary), as soon as practicable following his or her termination of employment.

8.	Purchase of Shares.

(a)	On each Purchase Date, each Participant shall be deemed to have been granted an Option. In no event will a Participant be deemed to have been granted more than one Option during any Purchase Period.

(b)
On the Purchase Date of a Purchase Period, each Participant shall be deemed, without any further action, to have purchased that number of whole and fractional shares of Common Stock determined by dividing the balance in the Participant’s Plan Account on the Purchase Date by the Purchase Price (fractional shares will be calculated to the third decimal place); provided, however, that, in addition to the $25,000 limitation set forth in Section 5 above, in no event may any Participant purchase more than 1,000 shares of Common Stock during a Purchase Period (subject to adjustment in accordance with Section 14 below). Except as provided in Sections 13 and 18, in no event may a Participant purchase shares of Common Stock prior to the Purchase Date of a Purchase Period.

(c)
As soon as practicable after each Purchase Date, a statement shall be delivered to each Participant that shall include the number of shares of Common Stock purchased on the Purchase Date on behalf of such Participant under the Plan.

(d)
As of the Purchase Date of each Purchase Period, the Common Stock purchased by each Participant shall be considered to be issued and outstanding to his or her credit as a bookkeeping entry maintained by the Custodian in the Participant’s Plan Account. Subject to the restrictions of Section 4(c) above, a stock certificate for shares of Common Stock credited to a Participant’s Plan Account shall be issued upon request of the Participant at any time. Stock certificates under the Plan shall be issued, at the election of the Participant, in the Participant’s name or in his or her name and the name of another person as joint tenants with right of survivorship or as tenants in common. A cash payment shall be made for any fraction of a share in such Plan Account, if necessary to close the Plan Account.

9.
Rights as a Shareowner. A Participant shall not be treated as the owner of Common Stock until the Purchase Date of such stock under the Plan. As of the Purchase Date a Participant shall be treated as the record owner of his or her shares purchased on such date pursuant to the Plan. Unless the Participant elects otherwise in the time and manner specified by the Plan Administrator, any dividends paid in respect of Common Stock purchased by a Participant under the Plan and credited to his or her Plan Account will be reinvested in Common Stock in accordance with procedures established by the Company.

10.
Rights Not Transferable. Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during the Participant’s lifetime only by the Participant or by the Participant’s guardian or legal representative. No rights or payroll deductions of a Participant shall be subject to execution, attachment, levy, garnishment or similar process.

11.
Application of Funds. All funds of Participants received or held by the Company under the Plan before purchase of the shares of Common Stock shall be held by the Company without liability for interest or other increment.

12.
Administration of the Plan. The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have authority to make rules and regulations for the administration of the Plan, and its interpretations and decisions with regard to the Plan and such rules and regulations shall be final and conclusive. It is intended that the Plan shall at all times meet the requirements of Code Section 423, if applicable, and the Plan Administrator shall, to the extent possible, interpret the provision of the Plan so as to carry out such intent.

13.	Change of Control Provisions.
(a) Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control, each Option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation. If the successor corporation refuses or is unable to assume or substitute for outstanding Options, each Purchase Period then in progress shall be shortened and a new Purchase Date shall be set (the “New Purchase Date”), as of which date any Purchase Period then in progress will terminate.
The New Purchase Date shall be on or immediately before the effective time of the Change in Control, the Plan
Administrator shall notify each Participant in writing, at least 10 days before the New Purchase Date, that the Purchase Date for his or her Option has been changed to the New Purchase Date, and that the Participant’s Option will be exercised automatically on the New Purchase Date unless the Participant has withdrawn from the Purchase Period before the New Purchase Date, as provided in Section 7.

(b)	For purposes of the Plan, a “Change in Control” shall mean the happening of any of the following events:

(i) An acquisition after the Effective Date by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (a) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company or approved by the Incumbent Board (as defined below), (2) any increase in beneficial ownership of a Person as a result of any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, (4) any acquisition by an underwriter temporarily holding Company securities pursuant to an offering of such securities, or (5) any acquisition pursuant to a transaction that complies with clauses (1), (2) (3) of subsection (iii) of this Section 13; or

(ii) A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 13, that any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the Company’s shareowners, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso), either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii) Consummation of a reorganization, merger or consolidation (or similar transaction), a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity (“Corporate Transaction”); in each case, unless immediately following such Corporate Transaction (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60%

of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board at the time of the Board’s approval of the execution of the initial agreement providing for such Corporate Transaction will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such Corporate Transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries); or
(iv) The approval by the shareowners of the Company of a complete liquidation or dissolution of the Company.

14.
Adjustments in Case of Changes Affecting Shares. In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, Change in Control or exchange of Common Stock or other securities of the Company, or other corporate transaction or event that affects the Common Stock: (a) the number of shares of Common Stock approved for the Plan shall be increased or decreased proportionately, and (b) the Board may determine, in its sole discretion, that an adjustment is necessary or appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan.

15.
No Corporate Action Restriction. The existence of the Plan and/or the Options granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the Company’s shareowners to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company’s or any Subsidiary’s capital structure or its business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company’s or any Subsidiary’s capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the Company’s or any Subsidiary’s assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, Employee, beneficiary or any other person shall have any claim against any member of the Board or the Committee, the Company or any Subsidiary, or any employees, officers, shareowners or agents of the Company or any    Subsidiary, as a result of any such action.

16.
Notices. All notices or other communications by an Employee or Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

17.
Amendments to the Plan. The Committee may, at any time, or from time to time, amend or modify the Plan; provided, however, that no amendment shall be made increasing or decreasing the number of shares authorized for the Plan (other than as provided in Section 14), and that, except to conform the Plan to the requirements of the Code, no amendment shall be made that would cause the Plan to fail to meet the applicable requirements of Code Section 423.

18.
Termination of Plan. The Plan shall terminate upon the earliest of (a) the twelfth anniversary of the Effective Date, (b) the date no more shares of Common Stock remain to be purchased under the Plan, or (c) the termination of the Plan by the Board as specified below. The Board may terminate the Plan as of any date. The date of termination of the Plan shall be deemed a Purchase Date. If on such Purchase Date Participants in the aggregate have Options to purchase more shares of Common Stock than are available for purchase under the Plan, each Participant shall be eligible to purchase a reduced number of shares of Common Stock on a pro rata basis, and any excess payroll deductions shall be returned to Participants, without interest, all as provided by rules and regulations adopted by the Plan Administrator.

19.
Costs. All costs and expenses incurred in administering the Plan shall be paid by the Company. Any costs or expenses of selling shares of Company Stock acquired pursuant to the Plan shall be borne by the holder thereof.

20.
Governmental Regulations. The Company’s obligation to sell and deliver its Common Stock pursuant to the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock. Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, state securities laws, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

21.
Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the United States of America and, to the extent not inconsistent therewith, by the laws of the State of Delaware, without reference to the principles of conflict of laws thereof.

This Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended, but is intended to comply with Code Section 423. Accordingly, the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code. Any provisions required to be set forth in this Plan by such Code section are hereby included as fully as if set forth in the Plan in full. Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of the Plan.

22.
Effect on Employment. The provisions of this Plan shall not affect the right of the Company or any Designated Subsidiary or any Participant to terminate the Participant’s employment with the Company or any Designated Subsidiary.

23.	Withholding. The Company reserves the right to withhold from stock or cash distributed to a Participant any amounts that it is required by law to withhold.

24.
Other Company Benefit and Compensation Programs. For purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Designated Subsidiary (a) any amounts deducted from a Participant’s Compensation pursuant to the Participant’s payroll deduction election under Section 4 shall be deemed a part of a Participant’s compensation, and (b) payments and other benefits received by a Participant under an Option shall not be deemed a part of a Participant’s compensation, unless expressly provided in such other plans or arrangements, or except where the Board expressly determines in writing. The existence of the Plan notwithstanding, the Company or any Designated Subsidiary may adopt such other compensation plans or programs and additional compensation arrangements as it deems necessary to attract, retain and motivate employees.

25. Effective Date. The Plan, as amended, shall be effective July 1, 2020.

KELLOGG COMPANY, BATTLE CREEK, MICHIGAN 49017-3534

Kellogg's

POST OFFICE BOX 3599
ONE KELLOGG SQUARE
BATTLE CREEK, MI 49016-3599

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E94581-P33761-Z76378

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

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KELLOGG COMPANY

The Board of Directors recommends a vote FOR each of the nominees for director in Proposal 1.

1. Election of Directors (term expires 2023)

Nominees:	**For**	**Against**	**Abstain**
1a. Stephanie Burns	☐	☐	☐
1b. Steve Cahillane	☐	☐	☐
1c. Richard Dreiling	☐	☐	☐
1d. La June Montgomery Tabron	☐	☐	☐

	For	**Against**	**Abstain**
2. Advisory resolution to approve executive compensation.	☐	☐	☐
3. Ratification of the appointment of PricewaterhouseCoopers LLP as Kellogg's independent registered public accounting firm for fiscal year 2020.	☐	☐	☐
4. Approval of the amendment and restatement of the Kellogg Company 2002 Employee Stock Purchase Plan.	☐	☐	☐
5. Management proposal to declassify board of directors.	☐	☐	☐

The Board of Directors recommends a vote AGAINST on Proposal 6.

	For	**Against**	**Abstain**
6. Shareowner proposal, if properly presented at the meeting, to adopt simple majority vote.	☐	☐	☐

NOTE: The undersigned also authorizes the named proxies to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, or guardian, please give full name and title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

KELLOGG COMPANY

INFORMATION ABOUT ATTENDING THE ANNUAL MEETING OF SHAREOWNERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2020 ANNUAL MEETING OF SHAREOWNERS TO BE HELD ON APRIL 24, 2020: The Notice of the Annual Meeting, the Proxy Statement, and the Annual Report, including Form 10-K, are available at https://investor.kelloggs.com.

E94582-P33761-Z76378

KELLOGG COMPANY

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREOWNERS, APRIL 24, 2020

The undersigned appoints Steve Cahillane and Don Knauss, or each one of them as shall be in attendance at the meeting, as proxy or proxies, with full power of substitution, to represent the undersigned at the 2020 Annual Meeting of Shareowners of Kellogg Company to be held on April 24, 2020 and at any postponement or adjournment of the meeting, and to vote on behalf of the undersigned as specified on this Proxy the number of shares of common stock of Kellogg Company as the undersigned would be entitled to vote if personally present, upon the matters referred to on the reverse side hereof, and, in their discretion, upon any other business as may properly come before the meeting.

The undersigned acknowledges receipt of the Notice of the 2020 Annual Meeting of Shareowners and of the accompanying proxy statement and revokes any proxy heretofore given with respect to such meeting. The votes entitled to be cast by the undersigned will be cast as instructed. If this Proxy is executed, but no instruction is given, the votes entitled to be cast by the undersigned will be cast "FOR" each of the nominees for director in proposal 1, "FOR" proposals 2 through 5, and "AGAINST" for proposal 6, each of which is set forth on the reverse side hereof. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the meeting and any adjournment or postponement thereof.

IMPORTANT - This Proxy is continued and must be signed and dated on the reverse side.